                                                                    EXHIBIT 2.01

                     AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered
                                                         ---------
into as of this 22nd day of July, 1996, by and between Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT") and UniCAD, Inc., a
                                           ---
Massachusetts corporation ("UniCAD").
                            ------


                                   RECITALS

     A. CCT is engaged in the business of developing, marketing and supporting software tools that help designers route the wires that interconnect the electronic devices on printed circuit boards and integrated circuits.

     B. UniCAD is engaged in the business of developing, marketing and supporting computer aided design software tools and related products.

     C. The management of CCT and the management of UniCAD believe that the products of both companies are complementary, that UniCAD will benefit from CCT's products and position in the industry and that CCT will benefit from UniCAD's products and technology, and therefore have determined that it is in the best interests of both companies that CCT acquire all of the outstanding capital stock of UniCAD.

     D. The parties intend that, subject to the terms and conditions of this Agreement, a new Massachusetts corporation that will be organized as a wholly-owned subsidiary of CCT ("Newco") will merge with and into UniCAD in a reverse
                          -----
triangular merger (the "Merger"), with UniCAD to be the surviving corporation of
                        ------
the Merger, all pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of Exhibit A (the "Agreement of
                                                 ---------       ------------
Merger") and the applicable provisions of the laws of the State of
- ------
Massachusetts. Upon the effectiveness of the Merger, all the outstanding common stock of UniCAD will be converted into common stock of CCT, and CCT will assume all outstanding options to purchase shares of common stock of UniCAD, as provided in this Agreement and the Agreement of Merger.

     E. The Merger is intended to be treated as (i) a pooling of interests for accounting purposes, and (ii) a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the
              ----
Code.


         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     1.02 "Applicable Fraction" shall have the meaning given to such term in
           -------------------
Section 2.1.1 hereof.

     1.03 "Closing" shall mean the closing of the transactions provided for
           -------
herein.

     1.04 "Closing Date" shall mean two (2) business days after all conditions
           ------------
to Closing have been satisfied or waived, or at such other place, time and date as CCT and UniCAD may mutually select, but in no event prior to the day following issuance of the Permit.

     1.05 "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     1.06 "Confidential Information" shall mean any information designated in
           ------------------------
writing by the disclosing party to be "confidential" or "proprietary," but shall not include: (a) information that is or becomes known to the general public without breach of the nondisclosure obligations of this Agreement; (b) information that is obtained from a third party or independently developed without a breach of a nondisclosure obligation and without restriction on disclosure; or (c) information that is required to be disclosed in connection with any suit, action or other dispute related to this Agreement.

     1.07 "CCT Affiliates Agreements" shall mean agreements to be entered into
           -------------------------
by the affiliates of CCT substantially in the form attached hereto as Exhibit B.
                                                                      ---------

     1.08 "CCT Ancillary Agreements" shall mean the Escrow Agreement, the CCT
           ------------------------
Affiliates Agreements and the UniCAD Affiliates Agreements.

     1.09 "CCT Common Stock" shall mean shares of CCT's Common Stock, $.01 par
           ----------------
value per share.

     1.10 "CCT Options" shall mean the options to acquire CCT Common Stock
           -----------
resulting from the assumption and conversion of the UniCAD Options pursuant to
Section 2.1.5 hereof.

     1.11 "Dissenting Shares" shall have the meaning given to such term in
           -----------------
Section 2.1.3 hereof.

     1.12 "Effective Time" shall have the meaning given to such term in Section
           --------------
2.1.2 hereof.

     1.13 "Employee Plans" shall mean all pension, retirement, disability,
           --------------
medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans currently or previously maintained, contributed to or entered into by UniCAD or the Subsidiary.

     1.14 "Employment Agreements" shall mean the employment agreements to be
           ---------------------
entered into by Scott McLellan, Steve Lui, Kevin Ryan, Bryan Horton, Mark Cannon and Steve Lum, substantially in the form attached to this Agreement as
Exhibit D.
- ---------

     1.15 "Escrow Agent" shall mean State Street Bank or such other escrow agent
           ------------
selected by CCT prior to the Closing.

     1.16 "Escrow Agreement" shall mean an agreement substantially in the form
           ----------------
attached to this Agreement as Exhibit E.
                              ---------

     1.17 "Escrow Period" shall mean the period beginning with the Closing Date
           -------------
and ending upon the earlier to occur of (a) one year from the Closing Date or
(b) the release by CCT of its audited financial statements for its fiscal year 1996.

     1.18 "Escrow Shares" shall mean ten percent (10%) of the shares of CCT
           -------------
Common Stock to be issued to the holders of UniCAD Common Stock in accordance with Section 2.1 (rounded down to the nearest whole number of shares to be issued to each holder) and ten percent (10%) of any shares of CCT Common Stock issued upon the exercise during the Escrow Period of any CCT Options.

     1.19 "Fairness Hearing" shall mean a fairness hearing before the California
           ----------------
Commissioner of Corporations pursuant to Section 25142 of the Securities Law.

     1.20 "Intellectual Property" shall mean all worldwide industrial and
           ---------------------
intellectual property rights and all other proprietary rights, including, without limitation, patents, patent rights, trademarks, trade names, service marks, mask works, copyrights, Moral Rights, franchises, licenses, inventories, know-how, trade secrets, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records, and other intellectual property, including all registrations and recordations and applications for registrations and recordations of any of the foregoing.

     1.21 "Inventions" shall mean an invention, improvement, original work of
           ----------
authorship, formula, process, computer program, database or trade secret.

     1.22 "Material Adverse Effect" shall mean one or more changes in, or
           -----------------------
effects on, the business, financial condition, operations, results of operations, prospects, assets or liabilities of (a) UniCAD and the Subsidiary, taken as a whole, or (b) CCT and its subsidiaries, taken as a whole, as the case may be, that, individually or in the aggregate, results in or could reasonably be expected to result in a material adverse effect on, or a material adverse change in, the business, financial condition, operations, results of operations, prospects, assets or liabilities of (a) UniCAD and the Subsidiary, taken as a whole, or (b) CCT and its subsidiaries, taken as a whole, as the case may be. A statement in this Agreement that an event or state of affairs "has," "does not have," "would have," or "would not have" (or similar statements) a Material Adverse Effect, shall, as described above, be deemed to mean that such event or state of affairs both (a) has (or does not have, as the case may be), does (or does not, as the case may be), will (or will not, as the case may be), or would (or would not, as the case may be), result in, and/or (b) could (or could not, as the case may be) reasonably be expected to result in, the consequences described in the preceding sentence.

     1.23 "Moral Rights" shall mean any rights of paternity or integrity, any
           ------------
right to claim authorship of an Invention, to object to or prevent any distortion, mutilation or other modification of, or other derogatory action in relation to, any Invention, whether or not such would be prejudicial to any developer's honor or reputation and whether or not such right is denominated or generally referred to as a moral right.

     1.24 "Permit" shall mean a permit issued pursuant to Section 25121 of the
           ------
Securities Law after the Fairness Hearing.

     1.25 "Permit Application" shall mean the application for qualification of
           ------------------
the CCT Common Stock and CCT Options to be issued in the Merger and application for the Fairness Hearing (including the disclosure statement contained therein), together with any other documents required by the Securities Law to be filed with the California Department of Corporations in connection with the Merger.

     1.26 "Per Share Price" shall mean, with respect to a share of CCT Common
           ---------------
Stock, the average closing price of the CCT Common Stock as publicly reported on the Nasdaq National Market over the twenty (20) trading days immediately preceding the date of the Effective Time.

     1.27 "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

     1.28 "Securities Law" shall mean the California Corporate Securities Law of
           --------------
1968, as amended.

     1.29 "Severance Agreements" shall mean the agreements among UniCAD and the
           --------------------
Subsidiary, and Richard Goodkin, Stephen Hopf and Konrad Kristensen dated July 25, 1994, January 1, 1995, and April 26, 1995, respectively, entered into in connection with the termination of their respective relationships with UniCAD and the Subsidiary.

     1.30 "Subsidiary" shall mean UniCAD Canada Ltd., a corporation organized
           ----------
under the laws of Ontario, Canada.

     1.31 "Total Share Number" shall mean Five Hundred Twenty Thousand
           ------------------
(520,000), as long as the Per Share Price is no lower than $11.20 and no higher than $16.80. If the Per Share Price is lower than $11.20, then the Total Share Number shall be the number determined as follows: (11.20 x 520,000), divided by the Per Share Price. If the Per Share Price is greater than $16.80, then the Total Share Number shall be the number determined as follows: (16.80 x 520,000), divided by the Per Share Price. The Total Share Number shall be subject in all events to reduction in accordance with the provisions of Section 12.8.

     1.32 "UniCAD Affiliates Agreements" shall mean the agreements to be entered
           ----------------------------
into by the affiliates of UniCAD substantially in the form attached hereto as

Exhibit C.
- ---------

     1.33 "UniCAD Ancillary Agreements" shall mean the Escrow Agreement, the CCT
           ---------------------------
Affiliates Agreements, the UniCAD Affiliates Agreements and the Employment Agreements.

     1.34 "UniCAD Certificates" shall have the meaning given to such term in
           -------------------
Section 7.2.2 hereof.

     1.35 "UniCAD Common Stock" shall mean all of the issued and outstanding
           -------------------
Common Stock, $.01 par value, of UniCAD.

     1.36 "UniCAD Intellectual Property" shall mean all Intellectual Property
           ----------------------------
currently used or developed in the conduct of UniCAD's and the Subsidiary's businesses as presently conducted and as proposed to be conducted.

     1.37 "UniCAD Material Agreements" shall mean the agreements listed or
           --------------------------
required to be listed in Schedules 3.11, 3.12, 3.15.3, 3.22 and 3.23.
                         --------------  ----  ------  ----     ----

     1.38 "UniCAD Options" shall mean those options to acquire UniCAD Common
           --------------
Stock granted under the UniCAD Stock Option Plan set forth on Schedule 3.3 to
                                                              ------------
the Disclosure Letter.

     1.39 "Viewlogic" shall mean Viewlogic Systems, Inc., a Delaware
           ---------
corporation.

     1.40 "Viewlogic Waiver" shall mean a waiver and amendment to that certain
           ----------------
Teaming Agreement among UniCAD, Viewlogic, Richard Goodkin, Stephen Hopf and Konrad Kristensen substantially in the form attached hereto as Exhibit H to be
                                                               ---------
executed and delivered prior to the Closing pursuant to Section 9.19.

    2.   PLAN OF REORGANIZATION

         2.1  The Merger.  Subject to the terms and conditions of this
              ----------
Agreement, Newco will be merged with and into UniCAD pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of the laws of the State of Massachusetts as follows:

          2.1.1  Applicable Fraction.  The "Applicable Fraction" shall be equal
                 -------------------        -------------------
to the quotient of (a) the Total Share Number, divided by (b) the sum of (i) the total number of issued and outstanding shares of UniCAD Common Stock immediately prior to the Effective Time and (ii) the total number of shares of UniCAD Common Stock issuable upon exercise of all UniCAD Options outstanding and vested immediately prior to the Effective Time.

          2.1.2  Conversion of Shares.   Each share of UniCAD Common Stock
                 --------------------
issued and outstanding immediately prior to the filing of the Articles of Merger with the Secretary of State of Massachusetts (the "Effective Time"), other than
                                                   --------------
Dissenting Shares, if any, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted solely into the right to receive the Applicable Fraction of a fully paid and nonassessable share of CCT Common Stock.

          2.1.3  Dissenting Shares.  Holders of shares of UniCAD Common Stock
                 -----------------
that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with Sections 85-98 of Chapter 156B, of the Massachusetts Business Corporation Law ("MBCL") (the "Dissenting Shares") shall not be converted into the right to
- ------         -----------------
receive shares of CCT Common Stock and cash (if any) in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 96 of the MBCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 96 of the MBCL such holder's demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of CCT Common Stock and cash (if any) into which such holder's UniCAD Common Stock was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the surviving corporation in the Merger.

          2.1.4  Fractional Shares.  No fractional shares of CCT Common Stock
                 -----------------
will be issued in connection with the Merger, but in lieu thereof each holder of UniCAD Common Stock who would otherwise be entitled to receive a fraction of a share of CCT Common Stock, after aggregating all shares of CCT Common Stock to be received by such holder, will receive from CCT, promptly after the Effective Time, an amount of cash equal to the last sales price of the CCT Common Stock on the last trading day immediately preceding the Effective Time multiplied by the fraction of a share of CCT Common Stock to which such holder would otherwise be entitled.

          2.1.5  Assumption of Options.  Each UniCAD Option that is outstanding
                 ---------------------
immediately prior to the Effective Time will, by virtue of the Merger at the Effective Time and without further action on the part of any holder thereof, be assumed by CCT and converted into an option to purchase that number of shares of CCT Common Stock which equals the number of shares of UniCAD Common Stock subject to such UniCAD Option at the Effective Time multiplied by the Applicable Fraction, and the per share exercise price for each such CCT Option will equal the per share exercise price of each such UniCAD Option immediately prior to the Effective Time divided by the Applicable Fraction. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of CCT Common Stock subject to such CCT Option will be rounded down to the nearest whole number with no cash being payable for such fractional share. In addition, if the foregoing calculation results in an assumed option having a per share exercise price that includes a fraction of a cent, then the per share exercise price for such CCT Option shall be rounded up to the nearest whole cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the UniCAD Options will otherwise be unchanged. Continuous employment with UniCAD will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time.

          2.1.6  Adjustments for Capital Changes.  If prior to the Merger, CCT
                 -------------------------------
recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the Total Share Number will be adjusted appropriately and proportionately.

          2.2  Escrow Agreement.  At the Closing (and thereafter, in the case of
               -----------------
Escrow Shares resulting from the exercise of CCT Options), CCT will deliver to the Escrow Agent certificates representing the Escrow Shares. The Escrow Shares will be held in escrow by the Escrow Agent as collateral for the indemnification obligations under Section 11.2 and pursuant to the provisions of the Escrow Agreement. The Escrow Shares will be represented by certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing until expiration of the Escrow Period. In the event that the Merger is approved by the UniCAD stockholders as provided herein, the UniCAD stockholders shall, without any further act of any UniCAD stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the indemnification obligations under Section 11.2 and in the manner set forth in the Escrow Agreement, (ii) the appointment of Richard Goodkin, as the representative of the UniCAD stockholders (the "Representative") under the
                                                --------------
Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each UniCAD stockholder (other than holders of Dissenting Shares), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to CCT of Escrow Shares in satisfaction of claims by CCT; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 11.2; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement.

          2.3  Securities Law Compliance.
               -------------------------

               2.3.1  Fairness Hearing. The CCT Common Stock and CCT Options to
                      ----------------
be issued in the Merger will, subject to section 2.3.2 below, be qualified by a Permit after a Fairness Hearing to be held on or about August 26, 1996 and shall thereby be an exempt transaction under Section 3(a)(10) of the Securities Act. CCT shall prepare and file with the California Department of Corporations (the "Department") a Permit Application. CCT shall use all reasonable efforts to
- -----------
have the Permit issued under the Securities Law as promptly as practicable after such filing. CCT shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the CCT Common Stock and CCT Options in the Merger. UniCAD hereby acknowledges that while the shares of CCT Common Stock issued in the Merger after a Fairness Hearing and pursuant to a Permit are generally publicly tradable, stockholders of UniCAD who are affiliates of UniCAD will only be able to trade the CCT Common Stock received in compliance with the terms of Rule 145, and that Rule 145 imposes restrictions on the manner in which such affiliates may resell CCT Common Stock and also on the number of shares sold within a three-month period.

               2.3.2  Provision of Information. UniCAD will furnish (and will
                      ------------------------
use its diligent good faith efforts to furnish reasonably promptly after such request) to CCT all information concerning UniCAD, including without limitation, information regarding UniCAD's business, management, financial statements and the UniCAD stockholders and option holders as may be reasonably requested in connection with any action provided for in this
Section 2.3. CCT and UniCAD, as applicable, will be responsible for any statement, information or omission of a material fact necessary to make the information contained therein not misleading in the Permit Application relating to CCT or UniCAD, respectively, or to their respective affiliates based on written information furnished by CCT or UniCAD that causes such Permit Application to contain an untrue statement of material fact relating to CCT or UniCAD, respectively, or omit a material fact necessary to make the statements therein relating to CCT or UniCAD, respectively, not misleading.

               2.3.3  Registration on Form S-8. CCT shall use diligent good
                      ------------------------
faith efforts to cause the shares of CCT Common Stock that are issuable upon exercise of the CCT Options to be registered under the Securities Act on Form S-8 ("S-8") or other applicable form promptly following the Merger. UniCAD will
    ---
cooperate with CCT to the best of UniCAD's ability in the preparation of the S-
8. CCT will use diligent good faith efforts to maintain the effectiveness of such registration statement for so long as the CCT Options shall remain outstanding and will reserve a sufficient number of shares of CCT Common Stock for issuance upon exercise thereof.

         2.4  Effects of the Merger.  At the Effective Time:  (a) the separate
              ---------------------
existence of Newco will cease and Newco will be merged with and into UniCAD, and UniCAD will be the surviving corporation, pursuant to the terms of the Agreement of Merger; (b) the Articles of Incorporation of Newco will become the Articles of Incorporation of the surviving corporation, as provided in the Agreement of Merger; (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will, at the Effective Time, be converted into one share of Common Stock of the surviving corporation, (d) the directors of Newco immediately prior to the Effective Time will become the directors of the surviving corporation and the officers of UniCAD immediately prior to the Effective Time will remain the officers of the surviving corporation, (e) each share of UniCAD Stock and each UniCAD Option outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         2.5  Further Assurances.  UniCAD agrees that if, at any time before or
              ------------------
after the Effective Time, CCT considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in CCT title to any property or rights of UniCAD, CCT and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in CCT and otherwise to carry out the purpose of this Agreement, in the name of UniCAD or otherwise.

         2.6  Pooling of Interests.  The parties intend that the Merger be
              --------------------
treated as a "pooling of interests" for accounting purposes. The affiliates of both CCT and UniCAD shall execute and deliver CCT and UniCAD Affiliates Agreement, respectively.

         2.7  Tax Free Reorganization.  The parties intend to adopt this
              -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the

Code. At the Closing, officers of each of CCT, Newco and UniCAD shall execute and deliver officers' certificates in the forms of Exhibits 2.7A and 2.7B.
                                                   ----------------------

    3.   REPRESENTATIONS AND WARRANTIES OF UNICAD

    UniCAD hereby represents and warrants that except as set forth in the disclosure letter (the "Disclosure Letter") delivered by UniCAD to CCT
                        -----------------
contemporaneously herewith (provided that each exception in the Disclosure Letter shall specifically identify the Section that it is intended to qualify, and provided further, that disclosure of a document in the Disclosure Letter shall not constitute disclosure of the contents thereof unless (i) accompanied by a brief explanation of the contents with respect to which the document is being disclosed or (ii) mere disclosure unambiguously conveys the content or aspect of the document which respect to which it is being disclosed in the Disclosure Letter.):

         3.1  Organization and Good Standing.  Each of UniCAD and the Subsidiary
              ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect.

         3.2  Power, Authorization and Validity.
              ---------------------------------

              3.2.1 UniCAD has the right, corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement, and all agreements to which UniCAD is or will be a party that are required to be executed pursuant to this Agreement including the UniCAD Ancillary Agreements. The execution, delivery and performance by UniCAD of this Agreement and the UniCAD Ancillary Agreements have been duly and validly approved and authorized by UniCAD's Board of Directors.

              3.2.2 No filing, authorization, consent or approval, with or from governmental authorities or otherwise, is necessary to enable UniCAD to enter into and to perform its obligations under this Agreement and the UniCAD Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Massachusetts Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which UniCAD is qualified to do business, if any, (b) such filings, authorizations or approvals as may be required to comply with federal and state securities laws, (c) the approval of the UniCAD stockholders of the transactions contemplated hereby, and (d) consents required under contracts disclosed in Schedule 3.5 of the Disclosure
                                               ------------
Letter as exceptions to the representations made in Section 3.5.

              3.2.3 This Agreement and the UniCAD Ancillary Agreements are, or when executed by UniCAD (or, if later effectiveness is provided by the terms of the such agreement, then when effective) will be, valid and binding obligations of UniCAD enforceable in accordance with their respective terms, except as to the effect, if any, of: (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally; (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

         3.3  Capitalization.  The authorized capital stock of UniCAD consists
              --------------
solely of 1,250,000 shares of Common Stock, $0.01 par value, of which 782,716 shares are issued and outstanding. An aggregate of 470,000 shares of UniCAD Common Stock are reserved and authorized for issuance pursuant to the UniCAD Stock Option Plan, of which options to purchase a total of 147,669 shares of UniCAD Common Stock are outstanding. All issued and outstanding shares of UniCAD Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by UniCAD in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. All of the issued and outstanding shares of UniCAD are held of record by the parties as set out in
Schedule 3.3, and no voting, dividend or other rights to any of such shares have
- ------------
been granted to any party other than the indicated record owner, and, to the knowledge of UniCAD, all such shares are free and clear of any lien, charge or encumbrance except as set forth on Schedule 3.3. Set forth on Schedule 3.3 is a
                                   ------------                ------------
list of all outstanding options to purchase UniCAD Common Stock identifying the holder of each such option, the number of shares subject to each such option, and the exercise price of each such option. Except as set forth on Schedule
                                                                    --------
3.3, there are no options, warrants, calls, commitments, conversion privileges
- ---
or preemptive or other rights or agreements outstanding to purchase any of UniCAD's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of UniCAD stock or obligating UniCAD to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. To the knowledge of UniCAD, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of UniCAD's outstanding securities, except as set forth on
Schedule 3.3.  Except as set forth on Schedule 3.3, UniCAD has no liability to
- ------------
any former shareholders. UniCAD is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.


         3.4  Subsidiaries.  Except for the Subsidiary, which is wholly-owned by
              ------------
UniCAD, UniCAD does not have any subsidiaries or any equity interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. All of the issued and outstanding shares of capital stock of the Subsidiary are held beneficially and of record solely by UniCAD, and no voting, dividend or other rights to any of such shares have been granted to any other party, and all such shares are free and clear of any lien, charge or encumbrance. There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of the Subsidiary's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Subsidiary stock or obligating UniCAD or the Subsidiary to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement.

         3.5  No Violation of Existing Agreements.  Neither the execution and
              -----------------------------------
delivery of this Agreement nor any UniCAD Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of

Organization or Incorporation, Bylaws or other charter documents of UniCAD or the Subsidiary, as currently in effect, (b) any material instrument or contract to which UniCAD or the Subsidiary is a party or by which UniCAD or the Subsidiary is bound, or (c) any federal, state, local, Canadian or other foreign judgment, writ, decree, order, statute, rule or regulation applicable to UniCAD or the Subsidiary or their respective assets or properties the violation of which would have a Material Adverse Effect. The consummation of the Merger and the transfer to CCT of all material rights, licenses, franchises, leases and agreements of UniCAD and the Subsidiary will not require the consent of any third party.

         3.6  Litigation.  There is no action, proceeding, claim or
              ----------
investigation pending or, to UniCAD's knowledge, threatened, and to UniCAD's knowledge there currently exists no set of circumstances which UniCAD believes is likely to result in any such action, proceeding, claim or investigation, against UniCAD or the Subsidiary before any court or administrative agency that if determined adversely to UniCAD or the Subsidiary would have a Material Adverse Effect. Without limiting the generality of the foregoing, there is no reasonable basis for any stockholder or former stockholder of UniCAD, or any other person, firm, corporation, or entity, to assert a claim against UniCAD or CCT based upon: (a) ownership or rights to ownership of any shares of UniCAD capital stock (except for dissenter's rights with respect to shares of CCT Common Stock issuable by virtue of the Merger), (b) any rights as a UniCAD stockholder, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among UniCAD and its stockholders.

         3.7  Taxes.  Each of UniCAD and the Subsidiary has filed all federal,
              -----
state, local, Canadian and other foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established in the Financial Statements (as defined below). Neither UniCAD nor the Subsidiary is delinquent in the payment of any tax or is delinquent in the filing of any tax returns, and no deficiencies for any tax have been claimed, proposed or assessed or, to UniCAD's knowledge, threatened. No tax return of UniCAD or the Subsidiary has ever been audited by the Internal Revenue Service, any state taxing agency or authority or any Canadian or other foreign taxing agency or authority. For the purposes of this Section, the terms "tax" and "taxes" include, without limitation, all federal,
                    ---       -----
state, local, Canadian and other foreign corporation, income, capital gains, inheritance, value added, franchise, excise, property, sales, use, consumption, employment, license, payroll, occupation, recording, or transfer taxes, governmental charges, fees, levies or assessments or any other tax, duty, levy or impost imposed by any statutory, governmental or municipal authority whatsoever anywhere in the world (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

         3.8  UniCAD Financial Statements.  UniCAD has delivered to CCT (i)
              ---------------------------
UniCAD's audited consolidated balance sheet as of September 30, 1995 and its audited consolidated statement of income and audited consolidated statement of cash flows for the year then ended, and (ii) its unaudited consolidated balance sheet (the "Balance Sheet") as of June 30, 1996 (the "Balance Sheet Date") and
            -------------                             ------------------
its unaudited consolidated statement of income for
the three and six month periods then ended. The financial statements referred to in (i) and (ii) above are collectively referred to as the "Financial Statements"
                                                           --------------------
and are attached to the Disclosure Letter as Schedule 3.8A. The Financial
                                             -------------
Statements (a) are in accordance with the books and records of UniCAD; (b) fairly present the financial condition of UniCAD at the respective dates therein indicated and the results of operations for the periods therein specified; and
(c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (subject, in the case of unaudited interim financial statements, to recurring year-end adjustments, which adjustments will not be material in amount or effect). UniCAD has no material debt, liability or obligation of any nature, whether accrued or unaccrued, absolute or contingent, known or unknown, due or to become due, or otherwise that is not reflected or reserved against in the Financial Statements, except for (i) those that may have been incurred after the Balance Sheet Date in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or in the aggregate, and (ii) those obligations specified in Schedule 3.8B.
                         -------------

         3.9  Title to Properties.  Each of UniCAD and the Subsidiary has good
              -------------------
and marketable title to all of its assets as shown on the Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such assets is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which UniCAD or the Subsidiary is a party are fully effective and afford UniCAD or the Subsidiary peaceful and undisturbed possession of the subject matter of the lease. Neither UniCAD nor the Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of violation with which it has not complied.

         3.10 Absence of Certain Changes.  Since the Balance Sheet Date, each of
              --------------------------
UniCAD and the Subsidiary has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth on Schedule 3.10, since the Balance
                                               -------------
Sheet Date there has not been with respect to UniCAD or the Subsidiary:

              (a)  any Material Adverse Effect;

              (b) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

              (c) any mortgage, encumbrance or lien placed on any of the properties thereof;

              (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

              (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or material tangible assets thereof other than in the ordinary course of business;

              (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

              (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

              (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

              (i) any change with respect to the management, supervisory or other key personnel thereof;

              (j) any payment or discharge of a material lien or liability thereof which lien was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

              (k) any obligation or liability incurred thereby to any of its officers, directors or stockholders or any loans or advances made thereby to any of its officers, directors or stockholders except normal compensation and expense allowances payable to officers or directors; or

              (l) any capital expenditure or commitments therefor by UniCAD in excess of $25,000, individually or in the aggregate.

         3.11 Agreements and Commitments.
              --------------------------

              3.11.1  Except as set forth in Schedule 3.11, neither UniCAD nor
                                             -------------
the Subsidiary is a party or is subject to:

                      (a) any oral or written agreement, obligation or commitment which is material to UniCAD, its business, financial condition, operations, results of operations, prospects, assets or liabilities;

                      (b) any contract, commitment, letter contract, quotation, purchase order, bid or proposal providing for payments by or to UniCAD or the Subsidiary in an aggregate amount (per transaction) of (i) $25,000 or more in the ordinary course of business or (ii) $10,000 or more not in the ordinary course of business;

                      (c) any license agreement as licensor or licensee (except
(i) as licensee of standard non-exclusive consumer software licenses in the ordinary course of business and (ii) for standard non-exclusive software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to CCT;

                      (d) any agreement to encumber, transfer or sell rights in or with respect to any of the UniCAD Intellectual Property (except for standard non-exclusive software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to CCT);

                      (e) any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

                      (f) any publishing, dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of its products or the provision of its services;

                      (g) any franchise agreement;

                      (h) any share redemption, stock option or stock purchase agreement;

                      (i) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                      (j) any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness and advances to employees incurred in the ordinary course of business, and except as disclosed in the Financial Statements or reserved in the Financial Statements and disclosed in Schedule 3.11 to CCT;

                      (k) any contract containing covenants purporting to limit its freedom to compete in any line of business in any geographic area; or

                      (l) any government contract or subcontract.

              3.11.2 All UniCAD Material Agreements are valid and in full force and effect in all material respects and a true and complete copy of each has been delivered to CCT. Neither UniCAD nor the Subsidiary has received any notice of default, breach or termination with respect to any UniCAD Material Agreement. Neither UniCAD nor the Subsidiary nor, to the knowledge of UniCAD, any other party is in breach or default in any material respect under the terms of any UniCAD Material Agreement. Neither UniCAD nor the Subsidiary is a party to any contract or arrangement which could have a Material Adverse Effect. UniCAD has no material liability for renegotiation of government contracts or subcontracts, if any.

              3.11.3  Except as set forth on Schedule 3.11, to the extent any
                                             -------------
UniCAD agreement ("UniCAD Agreement") provides for development or other
                   ----------------
performance by UniCAD or the Subsidiary, such development or other performance has been timely and properly completed substantially in accordance with the terms of such UniCAD Agreement and neither UniCAD nor the Subsidiary has any liability arising out of any prior deliveries, UniCAD and the Subsidiary are in compliance in all substantial respects with all internal schedules and specifications to meet any milestone or other delivery with respect to any UniCAD Agreement the date of which has not yet occurred and is scheduled to occur within the next 12 months, and to the knowledge of UniCAD, there is not any matter which might cause UniCAD not to timely and properly meet any milestone or other delivery date in accordance in all substantial respects with the applicable UniCAD Agreement. Except as set forth on Schedule 3.11, UniCAD and the Subsidiary are
                                  -------------
in compliance in all substantial respects with all maintenance, support and enhancement obligations pursuant to the UniCAD Agreements, if any, and has received no notice from any party to the contrary. No other party to a UniCAD Agreement has ever exercised a "right to complete" or similar provision in a UniCAD Agreement that allowed such party to correct or complete any deliverable item from UniCAD. Except as set forth in Schedule 3.11, no other party to a
                                         -------------
UniCAD Agreement is currently in arrears with respect to the payment of royalty or similar payments to UniCAD, UniCAD has no reason to believe that any prior royalty or similar payment is incorrect by more than 5% and neither UniCAD nor the Subsidiary has ever exercised an audit or other formal remedy under any UniCAD Agreement with respect to any such payment. Except as set forth on
Schedule 3.11, in the event any UniCAD Agreement is terminated by the other
- -------------
party thereto, neither UniCAD nor the Subsidiary will have any liability for a refund or other repayment of any amounts previously paid to UniCAD or the Subsidiary under such UniCAD Agreement.

         3.12 Intellectual Property.
              ---------------------

              3.12.1   Except as set forth on Schedule 3.12, UniCAD or the
                                              -------------
Subsidiary is the owner or licensee of, and has the unrestricted right to use, all right, title and interest in and to all UniCAD Intellectual Property, including, without limitation, all Development Tools (as defined in Section 3.22 below), and is not contractually obligated to pay any compensation to any third party in respect thereof. No portion of the UniCAD Intellectual Property is subject to (i) any lien, encumbrance or other secured interest, or (ii) any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by UniCAD or the Subsidiary. After the Closing of the Merger, UniCAD or the Subsidiary will own or have the unrestricted right to use, sell, license and dispose of, and otherwise exercise rights with respect to all UniCAD Intellectual Property.

              3.12.2   Except as set forth on Schedule 3.12, the use of the
                                              -------------
UniCAD Intellectual Property in the business of UniCAD and the Subsidiary as it has been conducted prior to the Closing does not cause UniCAD or the Subsidiary to infringe or violate any Intellectual Property of any other person; provided, however, that with respect to patents held by any other person, the foregoing representation is made only to UniCAD's knowledge without have made any independent investigation. UniCAD has not received any claim or notice (i) of infringement or potential infringement of the Intellectual Property of any other person, or (ii) challenging the ownership, validity or effectiveness of any UniCAD Intellectual Property, and, to the knowledge of UniCAD, there are no reasonable grounds for any such claim concerning infringement or potential infringement by UniCAD Intellectual Property or the ownership of UniCAD Intellectual Property (it being understood by CCT that UniCAD has not conducted any patent search or investigation), and no such claim is threatened. Neither UniCAD nor the Subsidiary is wrongfully using any confidential information or trade secrets of any former employer of any past or present employees. Other than as part of its standard form of end-user license agreements or distributor or reseller agreements, neither UniCAD nor the Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property.

              3.12.3 UniCAD and the Subsidiary have taken reasonable measures which are necessary to protect all UniCAD Intellectual Property and to the knowledge of UniCAD there is not any unauthorized use, infringement or misappropriation of UniCAD Intellectual Property by any third party, except as set forth in Schedule 3.12. There is no material unauthorized use, infringement
             -------------
or misappropriation of any UniCAD Intellectual Property by any third party, including any employee of UniCAD or the Subsidiary. Copies of all standard forms of non-disclosure or confidentiality agreements utilized to protect UniCAD Intellectual Property have been provided to CCT. No employee or consultant of UniCAD or the Subsidiary is in violation of any material term of any employment contract (whether written or verbal), patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with UniCAD, the Subsidiary or any other party (including prior employers) because of the nature of the business conducted or proposed to be conducted by UniCAD or the Subsidiary.

              3.12.4   Set forth on Schedule 3.12 is a true and complete list of
                                    -------------
all patents trademarks, works of authorship, registered copyrights, registered and unregistered trademarks, trade names and service marks, and any applications for any of the foregoing, included in the UniCAD Intellectual Property and specifying the jurisdictions in which each such issuance registration, or application has been filed, including the respective registration or application numbers, and no loss, cancellation, termination or expiration of any such registration is reasonably foreseeable except as set forth on Schedule 3.12.
                                                              -------------

         3.13 Compliance with Laws.  Each of UniCAD and the Subsidiary has
              --------------------
complied, and is in full compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to the business, including, without limitation: (a) all applicable federal and state and Canadian securities law and regulations; (b) all applicable federal, state, local, Canadian and other applicable ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of its owned, leased or licensed real or personal property, products and technical data; (ii) employment and employment practices, terms and conditions of employment, and wages and hours; and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters; (c) all import/export laws and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data; and (d) all immigration control laws; provided, however, that with respect to patents held by any other person, the foregoing representations are made only to UniCAD's knowledge without have made any independent investigation. Each of UniCAD and the Subsidiary has received all permits and approvals from, and have made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business, except where the failure to make such filings would not have a Material Adverse Effect.

         3.14 Certain Transactions and Agreements.  None of the officers or
              -----------------------------------
directors of UniCAD or the Subsidiary has any direct or indirect beneficial ownership interest in any firm or corporation that competes with UniCAD (other than through ownership in mutual funds and other pooled investments over which such person has no discretionary investment power and other than ownership of less than 1% of the outstanding stock of any company whose securities are traded on a national stock exchange or national market system and which is not a direct competitor of UniCAD). None of said officers or directors, or, to UniCAD's knowledge, any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with UniCAD or the Subsidiary, except for normal compensation for services as an officer, director or employee thereof as described in Schedule 3.15.7. None of such officers or directors or, to UniCAD's
             ---------------
knowledge, family members has any interest in any property used in the business of UniCAD or the Subsidiary, whether real or personal, tangible or intangible, and including, without limitation, UniCAD Intellectual Property, except for the normal rights of a stockholder.

         3.15.   Employees, ERISA and Other Compliance.
                 -------------------------------------

                 3.15.1  Except as set forth in Schedule 3.15.1, neither UniCAD
                                                ---------------
nor the Subsidiary has any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of UniCAD and the Subsidiary have executed and delivered to UniCAD or the Subsidiary an agreement regarding the protection of such proprietary information and the assignment of inventions to UniCAD or the Subsidiary; copies of the form of all such agreements have been delivered to CCT's counsel.

                 3.15.2 Neither UniCAD nor the Subsidiary (i) has ever been or is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has any current labor disputes where the amount involved, individually or in the aggregate, exceeds $20,000. Each of UniCAD and the Subsidiary has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave its employ.

                 3.15.3   Schedule 3.15.3 contains a list of all Employee Plans.
                          ---------------
Each of the Employee Plans, and its administration, are, in all material respects, in full compliance with all applicable federal, state, municipal, local, Canadian and other governmental laws and ordinances, orders, rules and regulations and UniCAD and the Subsidiary are in substantial compliance with the terms of all of the Employee Plans.

                 3.15.4 All contributions due from UniCAD or the Subsidiary have been made or accrued on the Financial Statements with respect to any Employee Plan except those contributions accruing after the Balance Sheet Date in the ordinary course.

                 3.15.5 There has been no amendment to, written interpretation or announcement (whether or not written) by UniCAD or the Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended September 30, 1995.

                 3.15.6 If required by applicable law, UniCAD and the Subsidiary have provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to
Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as
                      -----
defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of UniCAD or the Subsidiary.

                 3.15.7 No benefit payable or which may become payable by UniCAD or the Subsidiary pursuant to any Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                 3.15.8 No employee of UniCAD or the Subsidiary is in material violation of (a) any term of any employment contract, patent disclosure agreement or non-competition agreement or (b) any term of any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by UniCAD or the Subsidiary or to use Intellectual Property of others. To the knowledge of UniCAD, the mere fact of employment of any employee of UniCAD or the Subsidiary does not subject UniCAD or the Subsidiary to any liability to any third party.

                3.15.9   Except as set forth in Schedule 3.15.9, neither UniCAD
                                                ---------------
nor the Subsidiary is a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving UniCAD in the nature of any of the transactions contemplated by this Agreement and the UniCAD Ancillary Agreements; (ii) providing any term of employment or compensation guarantee; or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any share option scheme, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the UniCAD Ancillary Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the UniCAD Ancillary Agreements.

         3.15.10 A list of all employees, officers and consultants of UniCAD and the Subsidiary and their current compensation (salary and bonuses), their last annual review date and their latest change in compensation (salary or bonus) is set forth on Schedule 3.15.10.
                       ----------------

         3.16 Corporate Documents.  UniCAD has provided for CCT's examination,
              -------------------
true and complete copies of all documents and information listed in the Schedules to the Disclosure Letter including the following: (a) copies of UniCAD's and the Subsidiary's Articles of

Organization or Incorporation and Bylaws or other charter documents as currently in effect; (b) UniCAD's and the Subsidiary's Minute Books containing all records of all proceedings, consents, actions and meetings of the stockholders and the board of directors and any committees thereof of UniCAD and the Subsidiary; (c) UniCAD's and the Subsidiary's stock ledgers and journals reflecting all stock issuances and transfers; and (d) all permits, orders and consents now in effect and issued by any regulatory agency with respect to UniCAD or the Subsidiary or any securities of UniCAD or the Subsidiary, and all applications for such permits, orders and consents.

         3.17 No Brokers.  Except for the fees and expenses payable by UniCAD to
              ----------
Broadview Associates, L.L.C. in accordance with that certain letter agreement dated January 11, 1996, neither UniCAD, nor the Subsidiary nor any of the UniCAD stockholders is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

         3.18 Disclosure.  The Disclosure Letter, this Agreement, the Exhibits
              ----------
and Schedules (to the extent prepared by UniCAD and its advisors), and any certificates or documents delivered by, or to be delivered by, UniCAD to CCT under this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         3.19 Information Supplied.  None of the written information supplied or
              --------------------
to be supplied by UniCAD for inclusion in the documents required to be filed with the California Department of Corporations in connection with the Permit Application contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, at the time such information is supplied, at the time of the mailing of the notice of fairness hearing and at the time of the issuance of the Permit.

         3.20 Insurance.  UniCAD and the Subsidiary maintain and at all times
              ---------
since October 15, 1993, have maintained fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

         3.21 Environmental Matters.  Except as set forth in Schedule 3.21:
              ---------------------                          -------------

              (a) During the period that each of UniCAD and the Subsidiary has leased or owned its properties, there have been no disposals, releases or threatened releases of substances regulated by any governmental entity or that has been designated by any governmental entity to be hazardous, toxic or dangerous materials or otherwise a danger to health or the environment ("Hazardous Materials") from or any presence thereof on such properties which
- ---------------------
would have a Material Adverse Effect. To the knowledge of UniCAD, there have not been any presence, disposals, releases or threatened releases of hazardous materials on or from any of such properties, which may have occurred prior to UniCAD or the Subsidiary having taken possession of any of such properties which could have a Material Adverse Effect.

              (b) None of the properties leased or owned by UniCAD or the Subsidiary are in violation of any federal, state, municipal, or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such properties, including, but not limited to, soil and ground water condition which would have a Material Adverse Effect.

              (c) During the time that UniCAD and the Subsidiary have leased or owned their properties, neither UniCAD nor the Subsidiary nor, to UniCAD's knowledge, any third party, has used, generated, manufactured or stored in such properties or transported to or from such properties any Hazardous Materials which would have a Material Adverse Effect.

              (d) During the time that UniCAD and the Subsidiary have owned or leased its properties, there has been no litigation, proceeding or administrative action brought or, to UniCAD's knowledge, threatened in writing, against UniCAD or the Subsidiary, or any settlement reached by UniCAD or the Subsidiary with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties.

         3.22 Development Tools.  Schedule 3.22 contains a complete list of all
              -----------------   -------------
software or other development tools used or currently intended to be used in the development of any UniCAD Intellectual Property, except for any such tools that are generally available and are used in their generally available form (such as standard compilers) (the "Development Tools"). Schedule 3.22 also sets forth,
                          -----------------     -------------
for each Development Tool: (a) for any Development Tool not entirely developed internally by UniCAD employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants; (b) a list of any third parties with any rights to receive royalties or other payments with respect to such Development Tool, and a schedule of all such royalties payable; (c) a list of any restrictions on UniCAD's or the Subsidiary's right to use and distribute such Development Tool; and (d) a list of all agreements with third parties for the use by such third party of such Development Tool. UniCAD has sufficient right, title and interest in and to the Development Tools for the conduct of its business as currently conducted and for the current intended uses of such Development Tools.

         3.23 Restrictions on Business Activities.  There is no agreement,
              -----------------------------------
judgment, injunction, order or decree binding upon UniCAD or the Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of UniCAD or the Subsidiary, any acquisition of property by UniCAD or the Subsidiary or the conduct of business by UniCAD or the Subsidiary as currently conducted or as currently proposed to be conducted.

   4.    REPRESENTATIONS AND WARRANTIES OF CCT

         CCT hereby represents and warrants, that:

         4.1  Organization and Good Standing.  CCT is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified would have a Material Adverse Effect.

         4.2  Power, Authorization and Validity.
              ---------------------------------

              4.2.1 CCT has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which CCT is or will be a party that are required to be executed pursuant to this Agreement including the CCT Ancillary Agreements. The execution, delivery and performance of this Agreement and the CCT Ancillary Agreements have been duly and validly approved and authorized by CCT's Board of Directors.

              4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable CCT to enter into, and to perform its obligations under, this Agreement and the CCT Ancillary Agreements, except for
(a) the filing of the Articles of Merger with the Massachusetts Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which CCT is qualified to do business, and (b) such filings as may be required to comply with federal and state securities laws.

              4.2.3 This Agreement and the CCT Ancillary Agreements are, or when executed by CCT (or, if later effectiveness is provided by the terms of the such agreement, then when effective) will be, valid and binding obligations of CCT enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until the Articles of Merger are filed with the Massachusetts Secretary of State.

         4.3  CCT Common Stock Issued in Merger.  The CCT Common Stock to be
              ---------------------------------
issued at the Closing will be duly and validly issued, fully paid and nonassessable and subject to no preemptive rights, will be issued in compliance with all applicable registration or qualification requirements (or applicable exemptions therefrom) under the applicable federal and state securities laws, and will be freely tradable in compliance with Rule 145 promulgated under the Securities Act, subject to the restrictions contained therein.

         4.4  No Violation.  The execution and delivery of this Agreement and
              ------------
the CCT Ancillary Agreements, and the consummation of the transactions contemplated hereby, will not, (i) conflict with any provision of the Certificate of Incorporation or Bylaws of CCT, as currently in effect, or (ii) result in any violation of any order, judgment, decree, statute, law, ordinance, rule or regulation applicable to CCT, its properties or assets which, individually or in the aggregate, would have a Material Adverse Effect on CCT.

         4.5  Litigation.  There is no action, proceeding, claim or
              ----------
investigation pending or threatened, to CCT's knowledge, there currently exists no set of circumstances likely to result in any such action, proceeding, claim or investigation, against CCT before any court or administrative agency that if determined adversely to CCT would have a Material Adverse Effect.

         4.6  Disclosure.  CCT has made available to UniCAD an investor
              ----------
disclosure package consisting of CCT's annual report on Form 10-K for its fiscal year ending December 31, 1995 (the "Fiscal Year End") and each report,
                                    ---------------
registration statement and definitive proxy statement filed by CCT with the Securities and Exchange Commission (the "Commission") since the Fiscal Year End
                                         ----------
and up to the date of this Agreement (the "CCT Disclosure Package"), which
                                           ----------------------
constitute all reports and registration statements required to be filed by CCT during such period under the Securities Exchange Act of 1934, as amended. The documents included in the CCT Disclosure Package, as of their respective dates, complied in all material respects as to form with the requirements of their respective forms. The financial statements included in the Disclosure Package have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (subject, in the case of unaudited interim financial statements, to recurring year-end adjustments, which adjustments will not be material in amount or effect). The CCT Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to UniCAD pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         4.7  No Brokers.  CCT is not obligated for the payment of fees or
              ----------
expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

         4.8  Capitalization.  As of June 30, 1996, (i) the authorized capital
              --------------
stock of CCT consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, (ii) there are issued and outstanding approximately 12,457,350 shares of Common Stock and no shares of Preferred Stock, and (iii) there are no outstanding options, warrants or similar rights for the purchase or acquisition from CCT of any shares of its capital stock, except (A) shares of Common Stock reserved for issuance under CCT's 1989 Stock Option Plan, 1993 Equity Incentive Plan, 1995 Directors Stock Option Plan and 1995 Employee Stock Purchase Plan and the rights of CCT under such plans, (B) shares reserved for issuance pursuant to this Agreement, and (C) as set forth in agreements between CCT and Synopsys, Inc. which have been publicly filed with the SEC.

   5.    UNICAD PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, UniCAD covenants and agrees as follows:

         5.1  Advice of Changes.  UniCAD will promptly advise CCT in writing (a)
              -----------------
of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of UniCAD contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Effect. To ensure compliance with this Section 5.1, UniCAD shall deliver to

CCT within fifteen (15) days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited consolidated balance sheet and consolidated statement of income, which financial statements shall be prepared in the ordinary course of business, in accordance with UniCAD's books and records and generally accepted accounting principles and shall fairly present the financial position of UniCAD as of their respective dates and the results of UniCAD's operations for the periods then ended.

         5.2  Maintenance of Business.  UniCAD will use all reasonable efforts
              -----------------------
to carry on and preserve, without material impairment, its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If UniCAD becomes aware of a material deterioration in the relationship with any significant customer, supplier or key employee, it will promptly bring such information to the attention of CCT in writing and, if requested by CCT, will exert its reasonable efforts to restore the relationship.

         5.3  Conduct of Business.  UniCAD will continue to conduct its business
              -------------------
and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without the prior written consent of
CCT:

              (a) borrow any money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding $10,000;

              (b) enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving an expense or capital expenditure in excess of $20,000;

              (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and in all events not in excess of $10,000;

              (d) dispose of any of its assets except in the ordinary course of business consistent with past practice in amounts less than $10,000 in the aggregate;

              (e) enter into any lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice in amounts less than $20,000 in the aggregate;

              (f) fail to maintain its equipment and other assets in good working condition and repair consistent with the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

              (g)  terminate any of its management or key development personnel;

              (h) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements previously disclosed to and approved in writing by CCT or disclosed on a Schedule to the Disclosure Letter) or enter into any new employment or consulting agreement with any such person, initiate any new Employee Plans or materially alter the benefits under any existing Employee Plans;

              (i) change accounting methods, other than changes required by the Financial Accounting Standards Board or other body of similar authority in rules or pronouncements to be adopted or issued after the signing of this Agreement;

              (j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

              (k) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

              (l) lend any amount to any person or entity, other than advances for travel and other business expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

              (m) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;


              (n) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

              (o) issue or sell any shares of its capital stock of any class (except upon the exercise of an option currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

              (p) enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

              (q) merge, consolidate or reorganize with, or acquire, any entity other than Newco or CCT;

              (r) amend its Articles of Organization or Incorporation, Bylaws or other charter documents;

              (s) license any of its technology or intellectual property except to end-users in the ordinary course of business consistent with past practice;

              (t) acquire rights to any technology, product or development tool, except nonexclusive end user licenses in the ordinary course of business consistent with past practices;

              (u) agree to any audit assessment by any tax authority or file any tax return unless copies of such returns have been delivered to CCT for its review prior to filing;

              (v) materially change any insurance coverage or issue any certificates of insurance; or

              (w) agree to do, or permit the Subsidiary to do or agree to do, any of the things described in the preceding clauses 5.3(a) through 5.3(v).

         5.4  Stockholders Approval.  UniCAD will hold a special meeting of its
              ---------------------
stockholders (the "Stockholders Meeting") prior to the Effective Time to submit
                   --------------------
this Agreement, the Merger and related matters for the consideration and approval of the UniCAD stockholders, which approval will be recommended by UniCAD's Board of Directors and management. Such meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

         5.5  Permit Application, Hearing Request and Hearing Notice.  UniCAD
              ------------------------------------------------------
shall use diligent good faith efforts to assist CCT in the preparation and filing of the Permit Application, Hearing Request and Hearing Notice and to have the Permit issued under the Securities Law as promptly as practicable after such filing.

         5.6  Regulatory Approvals.  UniCAD will execute and file, or join in
              --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which CCT may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. UniCAD will use all reasonable efforts to obtain all such authorizations, approvals and consents.

         5.7  Necessary Consents.  UniCAD will use its reasonable efforts to
              ------------------
obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Sections 5.5 and 5.6, if any, to allow the consummation of the transactions contemplated hereby and to allow CCT to carry on UniCAD's business after the Closing.

         5.8  Litigation.  UniCAD will notify CCT in writing promptly after
              -----------
learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against UniCAD or the Subsidiary, or known by it to be threatened against it. If UniCAD or the Subsidiary becomes subject to a review by the Internal Revenue Service or any other taxing agency or authority for accounting periods prior to the Closing Date (including but not limited to any short tax year resulting from the Merger), then UniCAD acknowledges that CCT will be entitled to participate in such review(s) and that UniCAD (and not the UniCAD stockholders) shall be responsible for payment of any assessment. UniCAD will not enter into any settlement or other stipulation with respect to any such review without the written consent of CCT, which consent will not be unreasonably withheld.

         5.9  No Other Negotiations.  From the date hereof until this Agreement
              ---------------------
is terminated in accordance with the terms hereof or until consummation of the Merger, UniCAD agrees that it will not, that it will not authorize or permit any person or entity who is or becomes an officer, director, employee or affiliate of UniCAD or the Subsidiary, or any other person, on its or their behalf to, and that no person or entity who is or becomes an officer, director, employee or affiliate of UniCAD or the Subsidiary, or any other person, on its or their behalf will, directly or indirectly, solicit or encourage any offer from any party or consider any inquiry or proposal received from any party other than CCT, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than CCT), concerning the possible disposition of all or any material portion of UniCAD's or the Subsidiary's business, assets or capital stock by merger, sale or any other means. UniCAD will promptly notify CCT orally and in writing of any such offer, inquiry or proposal, providing a reasonably detailed description of such offer, inquiry or proposal, including the identity of the third party.

         5.10 Access to Information.  Until the Closing, UniCAD will allow CCT
              ---------------------
and its agents reasonable access the files, books, records and offices of UniCAD and the Subsidiary, including, without limitation, any and all information relating to UniCAD's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (not including source code) and financial condition. UniCAD will cause its accountants to cooperate with CCT and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

         5.11 Satisfaction of Conditions Precedent.  UniCAD will use all
              ------------------------------------
reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and UniCAD will use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

         5.12 UniCAD Affiliates Agreements.  To the extent not delivered to CCT
              ----------------------------
concurrently with the execution of this Agreement, UniCAD will exert all reasonable efforts to cause each of its affiliates to sign and deliver to CCT, on or prior to the Closing, the UniCAD Affiliates Agreements.

          5.13 UniCAD Dissenting Shares.  As promptly as practicable after the
               ------------------------
date of the Stockholders' Meeting and prior to the Closing Date, UniCAD shall furnish CCT with the name and address of each holder of Dissenting Shares, if any, and the number of Dissenting Shares owned by such holder.

          5.14 Employment Agreements.  UniCAD will exert all reasonable efforts
               ---------------------
to cause each of the Employment Agreements to be signed and delivered to CCT, on or prior to the Closing.

          5.15 Pooling Accounting.  UniCAD shall use all reasonable efforts to
               ------------------
cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. UniCAD shall use good faith efforts to attempt to cause its affiliates not to take any action that would adversely affect the ability of CCT to account for the business combination to be effected by the Merger as a pooling of interests, although there can be no assurances that such affiliates will not take such actions.

          5.16 Blue Sky Laws.  UniCAD shall use all reasonable efforts to assist
               -------------
CCT to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

    6.   CCT PRECLOSING COVENANTS

         During the period from the date of this Agreement until the Effective Time, CCT covenants and agrees as follows:

          6.1 Advice of Changes.  CCT will promptly advise UniCAD in writing of
              -----------------
any event occurring subsequent to the date of this Agreement that would render any representation or warranty of CCT contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          6.2 Regulatory Approvals.  CCT will execute and file, or join in the
              --------------------
execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which UniCAD may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. CCT will use all reasonable efforts to obtain all such authorizations, approvals and consents.

          6.3 Satisfaction of Conditions Precedent.  CCT will use all reasonable
              ------------------------------------
efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and CCT will use all reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

          6.4 CCT Affiliates Agreements.  CCT will exert all reasonable efforts
              -------------------------
to cause each of its affiliates to sign and deliver to CCT, on or prior to the Closing, the CCT Affiliates Agreements.

          6.5  Preparation of Permit Application, Hearing Request and Hearing
               --------------------------------------------------------------
Notice.   As promptly as practicable after the date hereof, CCT, with UniCAD's
- ------
assistance, shall prepare and file with the Commissioner the Permit Application, Hearing Request and Hearing Notice and any other documents required by the California Corporate Securities Law of 1968, as amended in connection with the Merger. CCT, with UniCAD's assistance, shall use all reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the California Corporate Securities Law of 1968, as amended as promptly as practicable after such filing.

          6.6  Blue Sky Laws.  CCT shall use all reasonable efforts to comply
               -------------
with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

          6.7  Pooling Accounting.  CCT shall use all reasonable efforts to
               ------------------
cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. CCT shall use good faith efforts to attempt to cause its affiliates not to take any action that would adversely affect the ability of CCT to account for the business combination to be effected by the

Merger as a pooling of interests, although there can be no assurances that such affiliates will not take such actions.

          6.8  Preservation of Business Organization.  Between the date of this
               -------------------------------------
Agreement and the Closing, CCT shall use its reasonable efforts to cause to preserve without material impairment the business of CCT and its subsidiaries.

          6.9  Documents and Information to be Furnished.  CCT shall furnish to
               -----------------------------------------
UniCAD, promptly after filed with the Commission, any reports filed with the Commission between the date of this Agreement and the Closing Date.

          6.10 Notice of Certain Events.  CCT shall promptly notify UniCAD of
               ------------------------
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental authority in connection with the transaction contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced against CCT relating to the consummation of the transactions contemplated by this Agreement.

          6.11 Directors and Officers Indemnification.  CCT and UniCAD shall, in
               --------------------------------------
the case of CCT too the maximum content allowed by Delaware law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of UniCAD or any of its subsidiaries, to the same extent that such persons are currently indemnified by UniCAD pursuant to UniCAD's articles of incorporation and bylaws (as in effect on the date of this Agreement) for any acts or omissions occurring prior to the Effective Time. The foregoing shall not, however, apply with respect to, or relieve any such person from, any liability that it may have to CCT relating to the transactions contemplated by this Agreement or otherwise as a stockholder of UniCAD.

          6.12 Non-Solicitation.  If this Agreement is terminated in accordance
               ----------------
with Section 10 (other than termination by CCT under Section 10.2), then CCT shall not, for a period of one (1) year from the date of this Agreement, directly solicit or induce any person who is an employee of UniCAD or any of its subsidiaries on the date of this Agreement to terminate such employees' employment with UniCAD or any of its subsidiaries; provided, however, that if any such person contacts CCT regarding possible employment with CCT, the foregoing shall not be construed as prohibiting CCT from pursuing discussions with such person and employing such person.

         6.13 Access to Information.  Until the Closing, CCT will provide the
              ---------------------
officers of UniCAD with reasonable opportunities to ask questions of and receive answers from CCT's Chief Financial Officer concerning information relevant to the transactions contemplated by this Agreement.

    7.   CLOSING MATTERS

         7.1  The Closing.  Subject to termination of this Agreement as provided
              -----------
in Section 10 below, the Closing will take place at the offices of Fenwick & West, Two Palo Alto

Square, Palo Alto, California 94306 at 1:30 p.m., Pacific Standard Time on or about August 28, 1996, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as UniCAD and CCT may mutually select (the "Closing Date"). Concurrently with the Closing, the
                      ------------
Articles of Merger will be filed in the office of the Massachusetts Secretary of State in accordance with Massachusetts law. The Agreement of Merger provides that the Merger shall become effective upon such filing.

         7.2  Exchange of Certificates.
              ------------------------

              7.2.1 As of the Effective Time, all shares of UniCAD Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted solely into the right to receive from CCT the number of shares of CCT Common Stock determined as set forth in Section 2.1.2, subject to Sections 2.1.3 and 2.1.4.

              7.2.2 As soon as practicable after the Effective Time, each holder of shares of UniCAD Common Stock that are not Dissenting Shares will surrender the certificate(s) for such shares (or a properly executed affidavit of loss reasonably satisfactory to CCT) (the "UniCAD Certificates"), duly
                                              -------------------
endorsed as requested by CCT, to CCT for cancellation. Promptly after the Effective Time and receipt of such UniCAD Certificates, CCT will cause the First Bank of Boston, CCT's transfer agent, to issue to each tendering holder a certificate for the number of shares of CCT Common Stock to which such holder is entitled pursuant to Section 2.1.2 hereof, less the shares of CCT Common Stock deposited into escrow pursuant to Section 2.2 hereof, and distribute any cash payable under Section 2.1.4.

              7.2.3 No dividends or distributions payable to holders of record of CCT Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered UniCAD Certificate(s) until the holder of the UniCAD Certificate(s) surrenders such UniCAD Certificate(s). Subject to the effect, if any, of applicable escheat and other laws, following surrender of any UniCAD Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to CCT Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

              7.2.4 All CCT Common Stock delivered upon the surrender of UniCAD Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such UniCAD Common Stock. There will be no further registration of transfers on the stock transfer books of UniCAD or its transfer agent of the UniCAD Common Stock. If, after the Effective Time, UniCAD Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2. Notwithstanding anything herein to the contrary, except to the extent waived by CCT, any UniCAD Certificate that is not properly submitted to CCT for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of CCT Common Stock and all rights of the holder of such UniCAD Certificate, with respect to the shares previously evidenced by such UniCAD Certificate, shall cease.

              7.2.5 Until certificates representing UniCAD Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of CCT Common Stock into which the UniCAD Common Stock will have been converted, reduced by the number of shares withheld as Escrow Shares.

         7.3  Assumption of Options.  Promptly after the Effective Time, CCT
              ---------------------
will notify in writing each holder of a UniCAD Option of the assumption of such UniCAD Option by CCT, and the number of shares of CCT Common Stock that are then subject to such option and the exercise price of such option, as determined pursuant to Section 2.1.5 hereof.

    8.   CONDITIONS TO OBLIGATIONS OF UNICAD

         UniCAD's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by UniCAD, but only in a writing signed by UniCAD):

         8.1  Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of CCT set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and UniCAD shall receive a certificate to such effect executed by CCT's President and Chief Financial Officer, except to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date, in which case the certificate shall state that as of the Closing Date, such representations and warranties remain true and correct in every material respect as of such express prior date.

         8.2  Covenants.  CCT shall have performed and complied in all material
              ---------
respects with all of its covenants contained in Section 6 on or before the Closing, and UniCAD shall receive a certificate to such effect signed by CCT's President and Chief Financial Officer.

         8.3  Compliance with Law.  There shall be no order, decree, or ruling
              -------------------
by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.4  Government Consents.  There shall have been obtained at or prior
              -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         8.5  Permit.  The Permit shall have been issued under the Securities
              ------
Law after the Fairness Hearing, and the Permit shall not be the subject of any stop order or proceedings seeking a stop order.

         8.6  Opinion of CCT's Counsel.  UniCAD shall have received from counsel
              ------------------------
to CCT, an opinion substantially in the form of Exhibit F.
                                                ---------

         8.7  Stockholder Approval.  The principal terms of this Agreement and
              --------------------
the Agreement of Merger shall have been approved and adopted by UniCAD stockholders, as required by applicable law and UniCAD's Articles of Organization and Bylaws.

         8.8  No Litigation.  No litigation or proceeding shall be threatened or
              -------------
pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement.

         8.9  Absence of Material Adverse Effect.  There shall not have occurred
              ----------------------------------
since the date of this Agreement, any Material Adverse Effect other than such adverse effects, if any, as may be caused by events or circumstances that have a general adverse effect on businesses that are engaged in the general business in which CCT is engaged and which are not specific to CCT, and UniCAD shall receive a certificate to such effect signed by CCT's President. For purposes of this
Section 8.9, a decline in the market price of the Common Stock of CCT shall not constitute or be evidence of a Material Adverse Effect.

    9.   CONDITIONS TO OBLIGATIONS OF CCT

         The obligations of CCT hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by CCT, but only in a writing signed by CCT):

         9.1  Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of UniCAD set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and CCT shall receive a certificate to such effect executed by UniCAD's President, except to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date, in which case the certificate shall state that as of the Closing Date, such representations and warranties remain true and correct in every material respect as of such express prior date.

         9.2  Covenants.  UniCAD shall have performed and complied in all
              ---------
material respects with all of its covenants contained in Section 5 on or before the Closing, and CCT shall receive a certificate to such effect signed by UniCAD's President.

         9.3  Absence of Material Adverse Effect.  There shall not have occurred
              ----------------------------------
since the date of this Agreement, any Material Adverse Effect, and CCT shall receive a certificate to such effect signed by UniCAD's President.

         9.4  Compliance with Law.  There shall be no order, decree, or ruling
              -------------------
by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         9.5  Permit.  The Permit shall have been issued under the Securities
              ------
Law after the Fairness Hearing, and the Permit shall not be the subject of any stop order or proceedings seeking a stop order.

         9.6  Government Consents.  There shall have been obtained at or prior
              -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         9.7  Opinion of UniCAD's Counsel.  CCT shall have received from counsel
              ---------------------------
to UniCAD, an opinion substantially in the form of Exhibit G.
                                                   ---------

         9.8   Consents.  CCT shall have received duly executed copies of all
               --------
material third-party consents (including, without limitation, the required consents identified in Schedule 3.5 of the Disclosure Letter), approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Disclosure Letter deemed necessary by CCT's legal counsel to provide for the continuation in full force and effect of any and all of the UniCAD Material Agreements and for CCT to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to CCT, except for such thereof as CCT and UniCAD shall have agreed shall not be obtained.

         9.9  No Litigation.  No litigation or proceeding shall be threatened or
              -------------
pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could have a Material Adverse Effect on UniCAD.

         9.10 Stockholder Approval.  The principal terms of this Agreement and
              --------------------
the Agreement of Merger shall have been approved and adopted by UniCAD stockholders, as required by applicable law and UniCAD's Articles of Organization and Bylaws.

         9.11 Dissenting Shares.  The Dissenting Shares shall not constitute
              -----------------
more than 5% of the total number of shares of UniCAD Common Stock outstanding immediately prior to the Effective Time.

         9.12 Escrow.  CCT shall have received the Escrow Agreement executed by
              ------
UniCAD and Richard Goodkin, as the Representative for all UniCAD stockholders, and each of the other UniCAD Stockholders identified on the signature pages thereto, providing for the escrow of the Escrow Shares.

         9.13 Affiliates Agreements.  Each of the UniCAD Affiliates Agreements
              ---------------------
shall have been executed and delivered to CCT.

         9.14 Pooling Opinion.  CCT's accounting firm, Ernst & Young LLP ("CCT's
              ---------------                                              -----
Auditors"), shall have received from UniCAD a copy of a letter from Deloitte &
- --------
Touche LLP ("UniCAD's Auditors"), in form and substance satisfactory to CCT's
             -----------------
Auditors, to the effect that UniCAD's Auditors are not aware of any fact concerning UniCAD that would preclude CCT from accounting for the Merger as a pooling of interests, and CCT shall have received from CCT's Auditors a letter, in form and substance satisfactory to CCT, regarding the appropriateness of "pooling of interests" accounting for the Merger under Accounting Principles Board Opinion No. 16.

         9.15 Employment Agreements.  CCT shall have received executed copies of
              ---------------------
each of the Employment Agreements.

         9.16 Termination of Rights.  Any registration rights, rights of
              ---------------------
refusal, rights to any liquidation preference, or redemption rights of any UniCAD stockholder shall have been terminated or waived as of the Closing.

         9.17  Resignation of Directors.  The directors of UniCAD in office
               ------------------------
immediately prior to the Effective Time of the Merger shall have resigned as directors of the surviving corporation effective as of the Effective Time of the Merger.

         9.18  Viewlogic Waiver and Amendment.  Viewlogic, UniCAD, Richard
               ------------------------------
Goodkin, Stephen Hopf and Konrad Kristensen shall have executed and delivered the Viewlogic Waiver in the form attached hereto as Exhibit H.
                                                    ------- -

         9.19  CBDS License Amendment.  Northern Telecom, UniCAD and CCT shall
               ----------------------
have executed and delivered the CBDS License Agreement in the from attached hereto as Exhibit I terminating and superseding the prior CBDS License Agreement
          ---------
among Northern Telecom, UniCAD and Viewlogic.

         9.20  Certificate Regarding Transaction Expenses.  CCT shall receive a
               ------------------------------------------
certificate executed by UniCAD's President that sets forth the total amount of investment banking, accounting, and legal fees and expenses incurred or to be incurred in connection with the Merger and the other transactions contemplated hereby.

         9.21  Waiver of Severance Liabilities.  Richard Goodkin, Stephen Hopf
               -------------------------------
and Konrad Kristensen, shall have each executed and delivered a termination agreement with UniCAD and the Subsidiary in the from attached hereto as Exhibit J terminating and waiving all of the obligations of UniCAD and the
- ---------
Subsidiary pursuant to the Severance Agreements.

    10.  TERMINATION OF AGREEMENT

         10.1 Prior to Closing.
              ----------------

              10.1.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

              10.1.2 Unless otherwise agreed by the parties hereto, this Agreement will be terminated if all conditions to the Closing have not been satisfied or waived on or before August 31, 1996; provided, however, that the right to terminate this Agreement under this Section 10.1.2 shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date. Notwithstanding the foregoing, the parties hereto may mutually agree in writing to extend the termination date set forth in the preceding sentence.

         10.2  For Breach.  Either party may terminate this Agreement by written
               -----------
notice to the other party if such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within fifteen (15) days of written notice of such material breach from the non-breaching party.

         10.3  Certain Continuing Obligations.  Following any termination of
               -------------------------------
this Agreement pursuant to this Section 10, the parties hereto will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Sections 11.2 and 12.16, but will not be required to continue the perform their other covenants under this Agreement.

         10.4  Procedure Upon Termination.  In the event of the termination of
               --------------------------
this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the Articles of Merger in the office of the Secretary of State of the Commonwealth of Massachusetts, notwithstanding favorable action by the stockholders of UniCAD.

    11.  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND
         REMEDIES, CONTINUING COVENANTS

         11.1  Survival of Representations.  All representations and warranties
               ---------------------------
contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the expiration of the Escrow Period, whereupon such representations and warranties will expire.

         11.2  Agreement to Indemnify.
               ----------------------

               11.2.1  Indemnification by UniCAD Stockholders.  Subject to the
                       --------------------------------------
limitations set forth in this Section 11, the UniCAD stockholders will indemnify and hold harmless CCT and its officers, directors, agents and employees, and each person, if any, who controls or may control CCT within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person"
                                                            ------------------
and collectively as "Indemnified Persons") from and against any and all claims,
                     -------------------
demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"): (a) arising out of any misrepresentation or breach
                -------
of or default in connection with any of the representations, warranties and covenants given or made by UniCAD in this Agreement or any certificate, document or instrument delivered by or on behalf of UniCAD pursuant hereto; or (b) resulting from (i) any failure of any UniCAD stockholder to have good, valid and marketable title to the issued and outstanding UniCAD Common Stock held by such stockholder, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or (ii) to have full right, capacity and authority to vote such UniCAD Common Stock in favor of the Merger and the other transactions contemplated by this Agreement and the Agreement of Merger, or (iii) any claim by a stockholder or former stockholder of UniCAD, or any other person, firm, corporation, or entity, seeking to assert, or based upon: ownership or rights to ownership of any shares of stock of UniCAD (or shares of stock of CCT by virtue of the Merger), any rights of a stockholder, including any options, dissenter's or preemptive rights or rights to notice or to vote, any rights under the articles of incorporation or bylaws of UniCAD, any rights under any agreement among UniCAD and its stockholders, or any claim that his or her shares were wrongfully repurchased by UniCAD, or (iv) any breach of the representations and warranties set forth in Sections 3.3 and 3.4; (c) any claim arising out of or relating to the matter identified in Schedule 3.6 and Section 3(d) of
Schedule 3.3 of the UniCAD Disclosure Letter; or (d) any claim arising out of or relating to the share repurchases described in Section 1 of Schedule 3.10 of the Disclosure Letter. All matters referred to in (a), (b), (c) and (d) above are collectively referred to herein as "Indemnification Matters."
                                    ------------------------

               11.2.2  Limitations. The Escrow Shares and any other assets
                       -----------
deposited in escrow pursuant to the Escrow Agreement shall be the Indemnified Persons' sole recourse under Section 11.2.1, and no claim for Damages shall first be made under Section 11.2.1 after expiration of the Escrow Period. The UniCAD shareholders shall not be obligated to indemnify the Indemnified Persons under this Section 11 if and to the extent that the Indemnified Persons have received any insurance proceeds attributable to such Damages.

              11.2.3  Exceptions to Limitations. None of the limitations of
                      -------------------------
Section 11.2.2 shall in any manner limit the liability or indemnification obligations of the UniCAD stockholders with respect to (i) claims of intentional misrepresentation or fraud, (ii) any Indemnification Matter described in Section 11.2.1(b) arising out of or resulting from action or inaction on the part of UniCAD, (iii) any criminal matters, (iv) with respect to a particular UniCAD stockholder, any Indemnification Matter described in Section 11.2.1(b) arising out of or resulting from action or inaction on the part of that UniCAD stockholder, or (v) any Indemnification Matter described in Section 11.2.1(c). The liability or indemnification obligations of the UniCAD stockholders described in the preceding sentence shall, in all events, be limited to the value, based on the Per Share Price, of the CCT Common Stock issuable to UniCAD stockholders (or, with respect to clause (iv) of the preceding sentence, the particular UniCAD stockholder) and option holders pursuant to this Agreement. With respect solely to claims for indemnification made pursuant to this Section
11.2.3 (but not with respect to claims of intentional misrepresentation or fraud or criminal matters or claims for indemnification made pursuant to the Escrow Agreement), the UniCAD stockholder(s) from whom indemnification is sought may, at the expense of such indemnifying stockholder(s), assume the defense of the claim giving rise to the indemnification obligations with counsel mutually satisfactory to CCT and such UniCAD stockholders, provided however that CCT shall have the right to retain its own counsel, at the expense of the indemnifying stockholder(s), if representation of CCT by the counsel retained by the indemnifying stockholder(s) would be inappropriate due to actual or potential conflicts of interest, and provided further that such indemnifying stockholder(s) shall not settle any such claim without the consent of CCT, such consent not to be unreasonably withheld.

    12.  MISCELLANEOUS

         12.1  Governing Law.  The internal laws of the State of California
               -------------
(irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in San Mateo, Santa Clara or San Francisco County, California, The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.

         12.2  Assignment; Binding Upon Successors and Assigns.  Neither party
               -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.3  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         12.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

         12.5  Other Remedies.  Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         12.6  Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the UniCAD stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the UniCAD stockholders without obtaining such further approval.

         12.7  No Waiver.  The failure of any party to enforce any of the
               ---------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         12.8  Expenses.  Each party will bear its respective expenses and legal
               --------
fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that at the Closing, UniCAD shall deliver to CCT the certificate called for by Section 9.21 and, to the extent that the total amount of all investment banking, accounting and legal fees and expenses incurred or to be incurred by UniCAD exceeds $300,000, the Total Share Number shall be reduced by the nearest whole number of shares that is obtained by dividing such excess amount by the Per Share Price. CCT shall be responsible for all costs and legal fees (including, without limitation, reasonable legal fees of counsel to UniCAD) associated or incurred with respect to the Fairness Hearing including, without limitation, preparation of the permit application and any related filing fees.

         12.9  Attorneys' Fees.  Should suit be brought to enforce or interpret
               ---------------
any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         12.10 Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by telecopier, (with a copy also delivered by certified or regular mail) and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by telecopier with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

         (i)  If to CCT:

                Cooper & Chyan Technology, Inc.
                1601 S. De Anza Boulevard, Suite 255
                Cupertino, California  95014
                Attention:  Robert D. Selvi
                       Chief Financial Officer

              With a copy to:

                Richard L. Dickson, Esq.
                Fenwick & West
                Two Palo Alto Square
                Palo Alto, California  94036

        (ii)  If to UniCAD:

                UniCAD, Inc.
                2745 Iris Street, 6th Floor
                Ottawa, ON K2C 3V5
                Attention:  Scott McLellan
                       President and Chief Executive Officer

              With a copy to:

                Testa, Hurwitz & Thibeault
                High Street Tower
                125 High Street
                Boston, Massachusetts  02110
                Attention:  William B. Asher, Jr., Esq.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10, except that notices of change of address shall only be effective upon receipt.

         12.11 Construction of Agreement.  This Agreement has been negotiated by
               -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. A reference to a Schedule will mean a Schedule to the Disclosure Letter. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         12.12 No Joint Venture.  Nothing contained in this Agreement will be
               ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as explicitly specified herein, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. Except as explicitly specified herein, no party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         12.13 Further Assurances.  Each party agrees to cooperate fully with
               ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.14 Absence of Third Party Beneficiary Rights.  No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         12.15 Public Announcement.  Upon execution of this Agreement CCT and
               -------------------
UniCAD will issue a press release approved by both parties announcing the Merger. CCT may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules; provided, that if such press releases or disclosures are made before the Closing, CCT shall use reasonable efforts to allow UniCAD to review and comment on such releases or communications prior to their public dissemination. CCT and UniCAD will take all reasonable precautions to prevent any trading in the securities of CCT by officers, directors, employees and agents of CCT or UniCAD as the case may be, (a) having knowledge of any material information regarding CCT provided hereunder until the information question has been publicly disclosed; or (b) to the extent that such trading would adversely affect the treatment of the Merger as a "pooling of interests" for accounting purposes.

         12.16 Confidentiality.  UniCAD and CCT each recognize that they have
               ---------------
received and will receive Confidential Information concerning the other during the course of the Merger negotiations and preparations. Accordingly, CCT and UniCAD each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any Confidential Information concerning the other that was or is disclosed during the course of such negotiations and preparations, and (b) to not make use of or permit to be used any such Confidential Information other than for the purpose of effectuating the Merger and related transactions. If this Agreement is terminated, all copies of documents containing Confidential Information shall be returned by the receiving party to the disclosing party.

         12.17 Entire Agreement.  This Agreement and the Exhibits hereto and the
               ----------------
Disclosure Letter and its Schedules, when taken together, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         12.18 Listing.  CCT shall, as promptly as reasonably practicable after
               -------
the Closing, apply to list the shares of CCT Common Stock to be issued and exchanged for shares of UniCAD in the Merger pursuant to this Agreement for listing on the Nasdaq National Market, and shall use all reasonable efforts to cause such shares to become listed thereon.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.


COOPER & CHYAN TECHNOLOGY, INC.      UNICAD, INC.


By:_______________________________     By:_________________________________
   Robert D. Selvi                        Scott McLellan
   Chief Financial Officer                President & Chief Executive Officer


LIST OF EXHIBITS:

Exhibit A:     Form of Agreement of Merger
Exhibit B:     Form of CCT Affiliates Agreement
Exhibit C:     Form of UniCAD Affiliates Agreement
Exhibit D:     Form of Employment Agreement
Exhibit E:     Form of Escrow Agreement
Exhibit F:     Form of Opinion of Counsel to CCT
Exhibit G:     Form of Opinion of Counsel to UniCAD
Exhibit H:     Form of Viewlogic Waiver and Amendment
Exhibit I:     Form of CBDS License Agreement
Exhibit J:     Form of Termination Agreement
Exhibit 2.7A:  Form of Officers' Tax Certificate for CCT and Newco
Exhibit 2.7B:  Form of Officers' Tax Certificate for UniCAD

                                                                       Exhibit A

                              AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is entered into as of August
                                     ---------
28, 1996 by and among Cooper & Chyan Technology, Inc., a Delaware corporation

("CCT"), CCT Acquisition Corp., a Massachusetts corporation that is a wholly-
- -----
owned subsidiary of CCT ("Newco"), and UniCAD, Inc., a Massachusetts corporation
                          -----
("UniCAD").
  ------

                                    RECITALS


     A. UniCAD was incorporated in the Commonwealth of Massachusetts on June 23, 1993.

     B. Newco was incorporated in the Commonwealth of Massachusetts on July 23, 1996 and, on the date hereof, has 100 shares of common stock, $0.01 par value per share ("Newco Common Stock"), issued and outstanding, all of which are
                  ------------------
owned by CCT.

     C. CCT and UniCAD have entered into an Agreement and Plan of Reorganization dated as of July 22, 1996 (the "Plan of Reorganization")
                                               ----------------------
providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

     D. The Boards of Directors of UniCAD, CCT and Newco deem it advisable and in their mutual best interests and in the best interests of the stockholders of UniCAD and CCT and the sole stockholder of Newco that UniCAD be acquired by CCT through the merger (the "Merger") of Newco with and into UniCAD to be effected
                         ------
by this Agreement.

     E. The Boards of Directors of CCT, Newco and UniCAD and the stockholders of UniCAD and the sole stockholder of Newco have approved the Merger. The stockholders of CCT are not required to approve the Merger.

     F. All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan of Reorganization.

                                   AGREEMENTS
                                   ----------


     The parties hereto hereby agree as follows:

                               ARTICLE I - MERGER

     1.1  The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement and the Plan of Reorganization, Newco shall merge with and into UniCAD (with such merger referred to herein as the "Merger") at the Effective Time (as
                                             ------
defined below). From and after the Effective Time, the separate corporate existence of Newco shall cease and UniCAD shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). As used herein, the
                                ---------------------
"Effective Time" shall mean the time at which UniCAD and Newco file the Articles
- ---------------
of Merger prepared and executed in accordance with Section 78 of the Massachusetts Business Corporation Law (the "Massachusetts Law") with the
                                             -----------------
Secretary of the Commonwealth of the

Commonwealth of Massachusetts. The Merger shall have the effects set forth in
Section 80 of the Massachusetts Business Corporation Law.

     1.2  The Closing.  The closing of the transactions contemplated by the Plan
          ----------
of Reorganization (the "Closing") shall take place in accordance with the terms
                        -------
of the Plan of Reorganization.

     1.3  Actions at the Closing.  At the Closing, the parties shall take such
          ----------------------
actions as are described in the Plan of Reorganization.

     1.4  Additional Action.  The Surviving Corporation may, at any time after
          -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either UniCAD or Newco, in order to consummate the Merger.

                       ARTICLE II - TERMS OF TRANSACTION

     2.1  Conversion of Shares.  Upon the effectiveness of the Merger, each then
          --------------------
outstanding share of UniCAD Common Stock, other than Dissenting Shares, will be converted solely into the right to receive the Applicable Fraction of a fully paid and nonassessable share of CCT Common Stock in accordance with the terms of the Plan of Reorganization. The "Applicable Fraction" is equal to the quotient of the Total Share Number divided by the sum of (a) the total number of issued and outstanding shares of UniCAD Common Stock immediately prior to the Effective Time and (b) the total number of shares of UniCAD Common Stock issuable upon exercise of all UniCAD Options outstanding and vested immediately prior to the Effective Time. The "Total Share Number" shall be 520,000, as long as the Per Share Price of CCT Common Stock is no lower than $11.20 and no higher than $16.80. If the Per Share Price is lower than $11.20, then the Total Share Number shall be the number determined as follows: (11.20 x 520,000) divided by the Per Share Price. If the Per Share Price is greater than $16.80, then the Total Share Number shall be the number determined as follows: (16.80 x 520,000) divided by the Per Share Price.

     2.2  UniCAD Stock Options.  Each UniCAD Option that is outstanding
          --------------------
immediately prior to the Effective Time will, by virtue of the Merger, be assumed by CCT and converted into an option to purchase the number of shares of CCT Common Stock equal to the number of shares of UniCAD Common Stock subject to such UniCAD Option at the Effective Time multiplied by the Applicable Fraction, at an exercise price per share of CCT Common Stock equal to the exercise price per share of UniCAD Common Stock that was in effect for such UniCAD Option immediately prior to the Effective Time divided by the Applicable Fraction, subject to rounding down to eliminate fractional options and subject to rounding up of the per share exercise price to the nearest whole cent, as provided in the Plan of Reorganization.

     2.3    Adjustments for Capital Changes.  If prior the Effective Time of the
            -------------------------------
Merger, CCT recapitalizes its outstanding stock (such as through a stock split or reverse stock split, a common stock dividend, etc.) then the number of shares of CCT Common Stock to be issued in the Merger (and upon the exercise of CCT Options issued in the Merger) shall be proportionally and appropriately adjusted to reflect such change.

     2.4    Dissenting Shares.  Holders of shares of UniCAD Common Stock
            -----------------
("UniCAD Stockholders") who have complied with all requirements for perfecting
- ---------------------
stockholders' rights of appraisal, as set forth in the applicable provisions of the Massachusetts Law, shall be entitled to their rights under the Massachusetts Law with respect to such shares (the "Dissenting Shares").
                                      -----------------

     2.5  Escrow.  At Closing (and thereafter, in the case of Escrow Shares
          ------
resulting from the exercise of CCT Options), CCT shall deliver to the Escrow Agent certificates representing the Escrow Shares. The Escrow Shares will be represented by certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing until the expiration of the Escrow Period as collateral for the indemnification obligations of the UniCAD Stockholders pursuant to the Plan of Reorganization and the Escrow Agreement.

     2.6  Effects of the Merger.  At the Effective Time:  (a) the separate
          ---------------------
existence of Newco will cease and Newco will be merged with and into UniCAD, and UniCAD will be the Surviving Corporation, pursuant to the terms of this Agreement of Merger, (b) the Articles of Organization of Newco will become the Articles of Organization of the Surviving Corporation, as provided in the Articles of Merger, (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Surviving Corporation, (d) the Board of Directors and officers of the Surviving Corporation will be as specified by CCT in the Articles of Merger, (e) each share of UniCAD Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.


               ARTICLE III - ARTICLES OF INCORPORATION AND BYLAWS

     3.1 From and after the Effective Date and until thereafter amended as provided by law, the Articles of Organization in the form of Schedule 1 hereto
                                                             ----------
and By-Laws in the form of Schedule 2 hereto shall be the Articles of
                           ----------
Organization and By-Laws of the Surviving Corporation.

 ARTICLE IV - DIRECTORS AND OFFICERS, PURPOSES, AND CAPITAL STOCK OF SURVIVING
                                  CORPORATION

     4.1  Directors and Officers.  The Board of Directors and officers of the
          ----------------------
Surviving Corporation will be as specified by CCT in the Articles of Merger after the Effective Time.

     4.2  Corporate Purposes.  The purposes of the Surviving Corporation shall
          ------------------
be the same purposes as set forth in Article II of the Articles of Organization of Newco as in effect immediately prior to the Effective Date.

     4.3  Capital Stock.  The authorized capital stock of the Surviving
          -------------
Corporation shall consist of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares will be issued and outstanding.

                         ARTICLE V - STOCK CERTIFICATES

     5.1 As of the Effective Time, all shares of UniCAD Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into shares of CCT Common Stock pursuant to Article II.

     5.2. At or as soon as practicable after the Effective Time, each holder of shares of UniCAD Common Stock that are not Dissenting Shares or persons exercising option agreements to purchase UniCAD Common Stock (the "Option
                                                                   ------
Agreements") will surrender the certificate(s) for such shares (the "UniCAD
- ----------                                                           ------
Certificates") or Option Agreements, as the case may be, duly endorsed as
- ------------
requested by CCT, for cancellation.

     5.3 No dividends or distributions payable to holders of record of UniCAD Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any UniCAD Certificate(s).

                              ARTICLE VI - OPTIONS

     6.1  Assumption of Options.  Promptly after the Effective Time, CCT will
          ---------------------
notify in writing each holder of an Option of the assumption of the Option by CCT, and the number of shares of CCT Common Stock that are then subject to such option and the exercise price of such option, as determined pursuant to Article II.

                          ARTICLE VII - MISCELLANEOUS

     7.1 In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of UniCAD, CCT or Newco or their respective officers or directors, except as otherwise provided in the Plan of Reorganization.

     7.2 This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     7.3 Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the UniCAD Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the UniCAD Stockholders without obtaining such further approval.

     7.4 This Agreement and the Plan of Reorganization are intended to be construed together to effectuate their purpose. To the extent that any payment to be made or action to be taken is described in both this Agreement and the Plan of Reorganization, the parties acknowledge and agree that such payment shall be made and such action shall be taken only once to discharge each party's obligations under both agreements.

     7.5 The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in San Mateo, Santa Clara or San Francisco County, California. The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.



               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


COOPER & CHYAN TECHNOLOGY, INC.



- ---------------------------------
Robert D. Selvi
Chief Financial Officer


CCT ACQUISITION CORP.



- ----------------------------------
Robert D. Selvi
President & Treasurer


UniCAD, INC.



- ----------------------------------
Scott McLellan
President & Chief Executive Officer



- ----------------------------------
Steve Lui
Treasurer



                    [Signature page to Agreement of Merger]

                                                                       Exhibit B

                           COOPER & CHYAN TECHNOLOGY
                              AFFILIATE AGREEMENT

     This Cooper & Chyan Technology Affiliate Agreement (this "Affiliate Agreement") is made and entered into as of July ___, 1996 (the "Effective Date") by and among Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), UniCAD, Inc., a Massachusetts corporation ("UniCAD") and __________________ ("Stockholder") who is an affiliate of CCT.

                                R E C I T A L S
                                - - - - - - - -

     A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of July ___, 1996 (as such may be amended, the "Plan of Reorganization") entered into by and between CCT and UniCAD. The Plan of Reorganization provides for the statutory merger of a wholly owned subsidiary of CCT ("Sub") with and into UniCAD (the "Merger"), all pursuant to the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Sub and UniCAD in the form attached to the Plan of Reorganization (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

     B. The Merger Agreements provide that, in the Merger, the shares of UniCAD Common Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of CCT's Common Stock, all as more particularly set forth in the Plan of Reorganization.

     C. Stockholder understands that because the Merger is intended by the parties to qualify for "pooling-of-interests" accounting treatment and Stockholder is deemed an "affiliate" of CCT within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), the shares of CCT Common Stock which Stockholder owns and any shares of CCT Common Stock which Stockholder may hereafter acquire may be disposed of only in conformity with the limitations described herein. Stockholder has been informed that the treatment of the Merger as a "pooling-of-interests" for financial accounting purposes, and as a "reorganization" for federal income tax purposes, is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

     1.  Tax Treatment.  Stockholder understands and agrees that it is intended
         -------------
that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Stockholder will rely on Stockholder's own tax advisers as to the tax attributes of the Merger to Stockholder and understands that neither CCT nor CCT's counsel, UniCAD or UniCAD's counsel has guaranteed nor will guarantee to Stockholder that the Merger will be a tax-free reorganization. Stockholder understands that counsel to CCT (Fenwick & West LLP) and counsel to UniCAD (Testa, Hurwitz & Thiebault, LLP) have not acted as counsel for Stockholder with respect to any matter related to the Merger, and that Stockholder has not relied on CCT or its counsel, or UniCAD or its counsel, with respect to any legal matter related to the Merger or its tax consequences, including, without limitation, any U.S. federal income tax consequences.

     2.  Reliance Upon Representations, Warranties and Covenants.  Stockholder
         -------------------------------------------------------
understands that the representations, warranties and covenants of Stockholder set forth herein will be relied upon by UniCAD and CCT and their respective counsel and accounting firms and by UniCAD's stockholders.

     3.  Representations, Warranties and Covenants of Stockholder.  Stockholder
         --------------------------------------------------------
represents, warrants and covenants as follows:

         (a) Authority; Affiliate Status.  Stockholder has full power and
             ---------------------------
authority to enter into, execute, deliver and perform Stockholder's obligations under this Affiliate Agreement, to make the representations, warranties and covenants herein contained and to perform Stockholder's obligations hereunder. Stockholder further understands and agrees that Stockholder is deemed to be an "affiliate" of CCT within the meaning of the 1933 Act.

         (b) CCT Securities Owned.  Attachment 1 hereto sets forth all shares
             --------------------
of CCT capital stock and any other securities of CCT owned by Stockholder, including all securities of CCT as to which Stockholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of CCT granted to or held by Stockholder (such shares of CCT capital stock, other securities of CCT and rights, options and warrants to acquire shares of CCT capital stock and other securities of CCT are hereinafter collectively referred to as "CCT Securities").

         (c) New CCT Securities.  As used herein, the term "New CCT Securities"
             ------------------
means, collectively, any and all shares of CCT capital stock, other securities of CCT and rights, options and warrants to acquire shares of CCT capital stock and other securities of CCT that Stockholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date (as defined below). All New CCT Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were CCT Securities. As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization may be terminated in accordance with its terms.

         (d) Transfer Restrictions on CCT and New CCT Securities.  Stockholder
             ---------------------------------------------------
agrees with CCT not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber or dispose of (i) any CCT Securities or (ii) any New CCT Securities until the Expiration Date.

         (e) Waivers.  Stockholder hereby waives, effective as of the Effective
             -------
Time, any liquidation, redemption, anti-dilution, registration rights, information rights, preemptive rights, priority rights, rights of first refusal, co-sale or other similar rights relating to the CCT Common Stock to be issued pursuant to the Merger Agreements under the terms of the Certificate of Incorporation or Bylaws of CCT or any agreement to which Stockholder is a party in effect immediately prior to the Effective Time.

         (f) Further Assurances.  Stockholder agrees to execute and deliver any
             ------------------
additional documents reasonably necessary or desirable, in the opinion of CCT, to carry out the purposes and intent of this Affiliate Agreement.

         (g) Pooling Lock-Up.  Notwithstanding any other provision of this
             ---------------
Affiliate Agreement to the contrary, Stockholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any CCT Securities or New CCT Securities or any rights, options or warrants to purchase CCT Securities or New CCT Securities or other securities of CCT during the time period (the "Lock-Up Period") beginning thirty (30) days immediately preceding the Effective Time and ending at such time after the Effective Time as CCT has publicly released the combined financial results of CCT and UniCAD for a period of at least thirty
(30) days of combined operations of CCT and UniCAD after the Closing Date. CCT agrees to publish such financial results expeditiously in a manner consistent with its prior practices.

     4.  Stop Transfer Instructions.  Stockholder also understands and agrees
         --------------------------
that stop transfer instructions may be given to CCT's transfer agent with respect to certificates evidencing the CCT Securities to enforce Stockholder's compliance with Stockholder's representations in Section 3(f).

     5.  Notices.  Any notice or other communication required or permitted to be
         -------
given under this Affiliate Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed) or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

         (i)     If to CCT:

                    Cooper & Chyan Technology, Inc.
                    1601 S. De Anza Boulevard, Suite 255
                    Cupertino, California  95014
                    Attention:  Robert D. Selvi, Chief Financial Officer

                 With a copy to:

                    Richard L. Dickson, Esq.
                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, California  94036

         (ii)    If to UniCAD:

                    UniCAD, Inc.
                    2745 Iris Street, Sixth Floor
                    Ottawa, ON K2C 3V5
                    Attention:  President and Chief Executive Officer

         (iii)   If to Stockholder:

                    To the address for notice for such Stockholder set forth on the last page hereof.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 5.

     6.  Termination.  This Affiliate Agreement shall be terminated and shall be
         -----------
of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

     7.  Counterparts.  This Affiliate Agreement may be executed in any number
         ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     8.  Assignment, Binding Upon Successors and Assigns.  Neither party hereto
         -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Affiliate Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.  Waiver.  The waiver by a party of any breach hereof or default in the
         ------
performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Affiliate Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the UniCAD stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the UniCAD stockholders without obtaining such further approval.

     10. Governing Law.  The internal laws of the State of California
         -------------
(irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Affiliate Agreement will take place in San Mateo, Santa Clara or San Francisco County, California, The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.

     11. Construction of Agreement.  This Affiliate Agreement has been
         -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Affiliate Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement which will be considered as a whole.

     12. Attorneys' Fees.  Should suit be brought to enforce or interpret any
         ---------------
part of this Affiliate Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliate Agreement as of the date first set forth above.

COOPER & CHYAN TECHNOLOGY, INC.          UNICAD, INC.

By:                                      By:
   ---------------------------------        ----------------------------------

Name:                                    Name:
     -------------------------------          --------------------------------

Title:                                   Title:
      ------------------------------           -------------------------------


STOCKHOLDER:


- ------------------------------------



                  [SIGNATURE PAGE TO COOPER & CHYAN TECHNOLOGY
                              AFFILATE AGREEMENT]

                                  Attachment 1
                                  ------------



Affiliate's Address for Notice:
                                    ------------------------------

                                    ------------------------------

                                    ------------------------------



Number of CCT Shares
beneficially owned by
the undersigned:
                                    ------------------------------



Number of CCT Options
beneficially owned by
the undersigned:
                                    ------------------------------

                                                                       Exhibit C

                           UNICAD AFFILIATE AGREEMENT

     This UniCAD Affiliate Agreement (this "Affiliate Agreement") is made and entered into as of July ___, 1996 (the "Effective Date") among Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), UniCAD, Inc., a Massachusetts corporation ("UniCAD") and ______________________ ("Stockholder") who is an affiliate of UniCAD.

                                R E C I T A L S
                                - - - - - - - -

     A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of July ___, 1996, (as such may be amended, the "Plan of Reorganization") entered into by and between CCT and UniCAD. The Plan of Reorganization provides for the statutory merger of a wholly owned subsidiary of CCT ("Sub") with and into UniCAD (the "Merger"), all pursuant to the terms and conditions of the Plan of Reorganization and the Agreement of Merger to be entered into between Sub and UniCAD in the form attached to the Plan of Reorganization (the "Agreement of Merger"). The Plan of Reorganization and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Plan of Reorganization.

     B. The Merger Agreements provide that, in the Merger, the shares of UniCAD Common Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of CCT's Common Stock, all as more particularly set forth in the Plan of Reorganization.

     C. Stockholder understands that because the Merger is intended by the parties to qualify for "pooling-of-interests" accounting treatment and Stockholder is deemed an "affiliate" of UniCAD within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), the shares of UniCAD Common Stock which Stockholder owns, any shares of UniCAD Common Stock which Stockholder may hereafter acquire, and any shares of CCT Common Stock acquired by the Stockholder in the Merger may be disposed of only in conformity with the limitations described herein. Stockholder has been informed that the treatment of the Merger as a "pooling-of-interests" for financial accounting purposes, and as a "reorganization" for federal income tax purposes, is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

     1.  Tax Treatment.  Stockholder understands and agrees that it is intended
         -------------
that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Stockholder will rely on Stockholder's own tax advisers as to the tax attributes of the Merger to Stockholder and understands that neither CCT, nor CCT's counsel, UniCAD or UniCAD's counsel has guaranteed nor will guarantee to Stockholder that the Merger will be a tax-free reorganization. Stockholder understands that counsel to CCT (Fenwick & West LLP) and counsel to UniCAD (Testa, Hurwitz & Thiebault, LLP) have not acted as counsel for Stockholder with respect to any matter related to the Merger, and that Stockholder has not relied on CCT or its counsel, or

UniCAD or its counsel, with respect to any legal matter related to the Merger or its tax consequences, including, without limitation, any U.S. federal income tax consequences.

     2.  Reliance Upon Representations, Warranties and Covenants.  Stockholder
         -------------------------------------------------------
has been informed that a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of UniCAD maintain a meaningful continuing equity ownership interest in CCT after the Merger. Stockholder understands that the representations, warranties and covenants of Stockholder set forth herein will be relied upon by UniCAD and CCT and their respective counsel and accounting firms and by UniCAD's stockholders.

     3.  Representations, Warranties and Covenants of Stockholder.  Stockholder
         --------------------------------------------------------
represents, warrants and covenants as follows:

         (a) Authority; Affiliate Status.  Stockholder has full power and
             ---------------------------
authority to enter into, execute, deliver and perform Stockholder's obligations under this Affiliate Agreement, to make the representations, warranties and covenants herein contained and to perform Stockholder's obligations hereunder. Stockholder further understands and agrees that Stockholder is deemed to be an "affiliate" of UniCAD within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act ("Rule 145").

         (b) UniCAD Securities Owned.  Attachment 1 hereto sets forth all
             -----------------------   ------------
shares of UniCAD capital stock and any other securities of UniCAD owned by Stockholder, including all securities of UniCAD as to which Stockholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of UniCAD granted to or held by Stockholder (such shares of UniCAD capital stock, other securities of UniCAD and rights, options and warrants to acquire shares of UniCAD capital stock and other securities of UniCAD are hereinafter collectively referred to as "UniCAD Securities"). Except as otherwise disclosed in the UniCAD Disclosure Letter, at the date hereof, all the UniCAD Securities owned by Stockholder are, and at all times until and through the Expiration Date (as hereinafter defined) all the UniCAD Securities owned by Stockholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

         (c) New UniCAD Securities.  As used herein, the term "New UniCAD
             ---------------------
Securities" means, collectively, any and all shares of UniCAD capital stock, other securities of UniCAD and rights, options and warrants to acquire shares of UniCAD capital stock and other securities of UniCAD that Stockholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date (as defined below). All New UniCAD Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were UniCAD Securities. Except as otherwise disclosed in the UniCAD Disclosure Letter, at all times until and through the Expiration Date, all the New UniCAD Securities will be free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances. As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Plan of Reorganization may be terminated in accordance with its terms.

          (d) Transfer Restrictions on UniCAD and New UniCAD Securities.
              ---------------------------------------------------------
Stockholder agrees with CCT not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber or dispose of (i) any UniCAD Securities or
(ii) any New UniCAD Securities until the Expiration Date.

          (e) Waivers.  Stockholder hereby waives, effective as of the Effective
              -------
Time, any liquidation, redemption, anti-dilution, registration rights, information rights, preemptive rights, priority rights, rights or first refusal, co-sale or other similar rights under the terms of the Certificate of Incorporation or Bylaws of UniCAD or any agreement with UniCAD or its security holders in effect immediately prior to the Effective Time.

          (f) Further Assurances.  Stockholder agrees to execute and deliver any
              ------------------
additional documents reasonably necessary or desirable, in the opinion of UniCAD or CCT, to carry out the purposes and intent of this Affiliate Agreement.

          (g) Transfer Restrictions on Merger Securities.  As used herein, the
              ------------------------------------------
term "Merger Securities" means, collectively, all shares of CCT Common Stock that are or may be issued by CCT in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of UniCAD options, warrants or rights to acquire shares of UniCAD Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof. Stockholder agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Stockholder may acquire, unless: (i) such Merger Securities were issued pursuant to the exemption from the registration requirements of the 1933 Act afforded by Section 3(a)(10) under the 1933 Act and such transaction is permitted pursuant to Rules 145(c) and 145(d) under the 1933 Act (as described in Section 4 below) or pursuant to Rule 144 under the 1933 Act; or (ii) legal counsel representing Stockholder, which counsel is reasonably satisfactory to CCT, shall have advised CCT in a written opinion letter reasonably satisfactory to CCT and CCT's legal counsel, and upon which CCT and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition of Merger Securities by Stockholder; or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the 1933 Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder (sought by Stockholder or counsel to Stockholder, with a copy thereof and all other related communications delivered to CCT and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon CCT any obligation to register any Merger Securities under the 1933 Act.

          (h) Pooling Lock-Up.  Notwithstanding any other provision of this
              ---------------
Affiliate Agreement to the contrary, Stockholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any UniCAD Securities or New UniCAD Securities or any rights, options or warrants to purchase UniCAD Securities or New UniCAD Securities, or any Merger Securities or other securities of CCT during the time period (the "Lock-Up Period") beginning thirty (30) days immediately preceding the Effective Time and ending at such time after the Effective Time as CCT has publicly released the combined financial results of CCT and UniCAD for a period of at least thirty (30) days of combined operations of CCT and UniCAD after the Closing Date. CCT agrees to publish such financial results expeditiously in a manner consistent with its prior practices.

          (i) Intent.  Stockholder does not now have, and as of the Effective
              ------
Time of the Merger will not have, any present plan or intention (a "Plan of Transfer") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of more than fifty percent (50%) of the shares of CCT Common Stock (or other Merger Securities) that Stockholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof ("Derivative Securities"). Stockholder is not aware of, nor is Stockholder participating in, any Plan of Transfer to engage in Sales of shares of CCT Common Stock to be issued in the Merger (including Derivative Securities) such that the aggregate fair market value, as of the Effective Time of the Merger (as defined in the Plan of Reorganization), of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding UniCAD Securities immediately prior to the Merger. For purposes of this representation, shares of UniCAD Common Stock (or the portion thereof) (i) with respect to which a UniCAD stockholder receives consideration in the Merger other than CCT Common Stock (including, without limitation, cash received in lieu of fractional shares) and/or (ii) with respect to which a Sale occurs during the period beginning with the commencement of negotiations (whether formal or informal) between UniCAD and CCT regarding the Merger and ending on the Effective Time of the Merger (the "Pre-Merger Period"), shall be considered shares of outstanding UniCAD Common Stock exchanged for CCT Common Stock received in the Merger and then disposed of pursuant to a Plan of Reorganization of Transfer.

     4.   Restrictions on Resales.  Stockholder understands that, in addition to
          -----------------------
the restrictions imposed under Section 3 of this Affiliate Agreement, the provisions of Rule 145 will limit Stockholder's public resales of Merger Securities, in the manner set forth in subsections (a), (b) and (c) below, until such time as Stockholder has beneficially owned, within the meaning of Rule 144(d) under the 1933 Act, the Merger Securities for a period of at least two
(2) years (or in some cases three (3) years) after the Effective Time of the Merger, and thereafter if and for so long as Stockholder is an affiliate of CCT:

          (a) 145(d)(1).  Unless and until the restriction "cut-off" provisions
              ---------
of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Merger Securities may be made by Stockholder only in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only:
(i) if CCT has been a public corporation for at least 90 days and meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Merger Securities sold at any time together with all sales of restricted CCT Common Stock sold by or for Stockholder's account during the preceding three-month period does not exceed the greater of: (A) one percent (1%) of the shares of CCT Common Stock outstanding as shown by the most recent report or statement published by CCT; or
(B) the average weekly volume of trading in CCT Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

          (b) 145(d)(2).  Stockholder may make unrestricted resales of Merger
              ---------
Securities pursuant to Rule 145(d)(2) if: (i) Stockholder has beneficially owned (within the meaning of Rule 144(d) under the 1933 Act) the Merger Securities for at least two (2) years after the Effective Time of the Merger;
(ii) Stockholder is not an affiliate of CCT; and (iii) CCT has been a public corporation for at least 90 days and meets the public information requirements of Rule 144(c).

          (c) 145(d)(3).  Stockholder may make unrestricted resales of Merger
              ---------
Securities pursuant to Rule 145(d)(3) if Stockholder has beneficially owned (within the meaning of Rule 144(d) under the 1933 Act) the Merger Securities for at least three (3) years after the Effective Time of the Merger and is not, and has not been for at least three (3) months, an affiliate of CCT.

          CCT acknowledges that the provisions of Section 3(h) of this Affiliate Agreement will be satisfied as to any sale by the undersigned of the Merger Securities pursuant to Rule 145(d), by a broker's letter and a letter from Stockholder with respect to that sale stating either that (i) each of the above-described requirements of Rule 145(d)(1) has been met or (ii) is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3) and each of the above-described requirements of Rule 145(d)(2) or (d)(3) (as applicable) has been met; in each case as long as CCT has no reasonable basis to believe such sales were not made in compliance with such provisions of Rule 145(d).

          5.  Legends.  Stockholder also understands and agrees that stop
              -------
transfer instructions will be given to CCT's transfer agent with respect to certificates evidencing the Merger Securities to enforce (i) Stockholder's compliance with Stockholder's representations in Sections 3(i) and 3(j), (ii) Stockholders' agreements in Section 4 and (iii) Stockholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities such legends as CCT or its counsel may reasonably require, including without limitation, a legend providing substantially as follows:

   "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF JULY ___, 1996 AMONG COOPER & CHYAN TECHNOLOGY, INC. ("CCT"), UNICAD, INC. AND THE HOLDER OF SUCH

   SHARES, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF CCT. CCT WILL FURNISH, WITHOUT CHARGE, A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE, UPON WRITTEN REQUEST THEREFOR."

     6.  Notices.  Any notice or other communication required or permitted to be
         -------
given under this Affiliate Agreement will be in writing, will be delivered personally, by telecopier (with a hard copy also mailed), or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, one business day after transmission by telecopier with confirmation of receipt, or three (3) days after deposit in the mails, if mailed, to the following addresses:

         (i)  If to CCT:

                  Cooper & Chyan Technology, Inc.
                  1601 S. De Anza Boulevard, Suite 255
                  Cupertino, California  95014
                  Attention:  Robert D. Selvi
                       Chief Financial Officer

              With a copy to:

                  Richard L. Dickson, Esq.
                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, California  94036

         (ii) If to UniCAD:

                  UniCAD, Inc.
                  2745 Iris Street, Sixth Floor
                  Ottawa, ON  K2C 3V5
                  Attention:  President and Chief Executive Officer

If to Stockholder: To the address for notice for such Stockholder set forth on the last page hereof.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 6.

     7.  Termination.  This Affiliate Agreement shall be terminated and shall be
         -----------
of no further force and effect upon the termination of the Plan of Reorganization pursuant to its terms.

     8.  Counterparts.  This Affiliate Agreement may be executed in any number
         ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     9.   Assignment, Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Affiliate Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.  Waiver.  The waiver by a party of any breach hereof or default in the
          ------
performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Affiliate Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the UniCAD stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the UniCAD stockholders without obtaining such further approval.

     11.  Governing Law.  The internal laws of the State of California
          -------------
(irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Affiliate Agreement will take place in San Mateo, Santa Clara or San Francisco County, California, The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.

     12.  Construction of Agreement.  This Affiliate Agreement has been
          -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Affiliate Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement which will be considered as a whole.

     13.  Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Affiliate Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

IN WITNESS WHEREOF, the parties hereto have executed this Affiliate Agreement as of the date first set forth above.

COOPER & CHYAN TECHNOLOGY, INC.           UNICAD, INC.

By:                                       By:
   -----------------------------------       -----------------------------------

Name:                                     Name:
     ---------------------------------         ---------------------------------

Title:                                    Title:
      --------------------------------          --------------------------------



STOCKHOLDER:


- --------------------------------------


                 [SIGNATURE PAGE TO UNICAD AFFILIATE AGREEMENT]

                                  Attachment 1
                                  ------------



Affiliate's Address for Notice:
                                   --------------------------------

                                   --------------------------------

                                   --------------------------------



Number of UniCAD Shares
beneficially owned by
the undersigned:
                                   --------------------------------


Number of UniCAD Options
beneficially owned by
the undersigned:
                                   --------------------------------

                                                                   Exhibit D

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (this "Agreement") is entered into as of July
                                      ---------
___, 1996 between UniCAD Canada Ltd., a corporation organized under the laws of Ontario, Canada (the "Company"), and ____________________ ("Employee").
                      -------                               --------

                                   BACKGROUND

     A. This Agreement is entered into in connection with an Agreement and Plan of Reorganization (the "Plan of Reorganization") dated as of July ___, 1996
                             ----------------------
between Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT") and
                                                                  ---
UniCAD, Inc., the sole stockholder of the Company ("UniCAD").  Pursuant to the
                                                    ------
Plan of Reorganization, a new Delaware corporation that is a wholly-owned subsidiary of CCT ("Sub"), is to merge with and into UniCAD in a statutory
                    ---
merger (the "Merger"), with UniCAD to be the surviving corporation of the Merger
             ------
and to thus become a wholly-owned subsidiary of CCT. The date on which the Merger becomes effective will be the "Effective Date" of this Agreement.
                                      --------------

     B. Employee is key employee of the Company and has been actively involved in development, marketing, sale and performance of the Company's services and products. To preserve and protect the intangible assets of the Company, including the Company's goodwill, customers and trade secrets of which Employee has and will have knowledge, and in consideration for the Company's entering into and performing under the Plan of Reorganization, Employee has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements of the parties contained herein, the Company and Employee hereby agree as follows:

     1.  Position.  During the term of Employee's employment pursuant to this
         --------
Agreement, Company will employ Employee, and Employee will serve Company as ______________________ and will have such responsibilities and authority as may from time to time be assigned to Employee by the President of the Company and/or the executive staff of CCT.

     2.  Duties.    Employee will initially have day-to-day responsibility for
         ------
_________________________________________, including responsibility for
_____________________________________________.  Employee will comply with and be bound by Company's operating policies, procedures, and practices from time to time in effect during Employee's employment. Employee will perform his duties under this Agreement at the offices of the Company, provided, that Employee may
                                                    --------
be required to travel in connection with the performance of his duties hereunder. Employee hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

     3.   Exclusive Service.  Employee will devote his full business time and
          -----------------
efforts exclusively to this employment (except as expressly allowed otherwise by the Company pursuant to the next sentence) and apply all his skill and experience to the performance of his duties and advancing the Company's interests in accordance with Employee's experience and skills. In addition, Employee will not engage in any consulting activity except with the prior written approval of Company, or at the direction of Company, and Employee will otherwise do nothing inconsistent with the performance of his duties hereunder.

     4.  Obligation Not to Compete.  Employee hereby agrees that (a) while he is
         -------------------------
employed by the Company and (b) during any additional period, not to extend beyond two (2) years after the Effective Date, during which the Company pays Employee his salary under Section 6.1 below whether or not other provisions of this Agreement may have been terminated, (the "Restricted Period"), Employee
                                               -----------------
shall not engage in or provide services to any business that is competitive with or detrimental to any present or contemplated business of the Company known to Employee in any geographic area where the Company engages in its business or maintains sales or service representatives or employees. Employee also agrees that, during the Restricted Period, he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of the Company to terminate his association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section 4: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any party thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that Employee shall retain
                                   --------  -------
the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed one percent (1%) of the voting control of said entity.

     5.  Term of Agreement.  This Agreement, and Employee's employment pursuant
         -----------------
to this Agreement, will commence on the Effective Date, and will continue until the earlier of two (2) years after the Effective Date or when terminated pursuant to Section 8 hereof.

     6.  Compensation and Benefits.
         -------------------------

          6.1  Base Salary.  The Company agrees to pay Employee an initial
               -----------
minimum salary of _________________ ($___________) per year. The Company shall review Employee's salary annually, although this sentence shall not impose any obligation on the Company to make any change to Employee's salary as a result of such review. Employee's salary will be payable as earned in accordance with Company's customary payroll practice.

          6.2  Additional Benefits.  Employee will be eligible to participate in
               -------------------
Company's employee benefit plans of general application (including stock option plans). Employee will receive such other benefits, including vacation, holidays and sick leave, as the Company generally provides to its employees holding similar positions as that of Employee.

          6.3  Cash Bonus.  Employee will be eligible to earn a bonus for the
               ----------
period from the Effective Date through December 31, 1996, and thereafter for each calendar year during the term of this Agreement (the maximum amount of the bonus payment for each such period referred to as the "Maximum Bonus"). The
                                                       -------------
Maximum Bonus for the initial period from the Effective Date through December 31, 1996 will be $_______; and for subsequent bonus periods the amount of the Maximum Bonus will be determined by CCT (or, if CCT determines, by the Board of Directors or Chief Executive Officer of the Company). The Maximum Bonus will be based on (a) Employee's individual performance ("Employee Performance"), and (b)
                                                 --------------------
the Company's success in achieving its operating performance objectives

("Company Performance").  Employee Performance and Company Performance will be
- ---------------------
weighed at 50% each. Employee Performance will be based on Employee's actual performance, as determined by CCT or, in its discretion, the Board of Directors, the President, or the Chief Executive Officer of the Company, measured against individual performance objectives established by CCT or the Company. Company Performance will be determined by dividing actual annual gross revenues and pre-tax operating profit for the relevant bonus period by the target gross revenues and pre-tax operating profit for the relevant bonus period, respectively, with each weighted at 50%. As soon after the end of the fiscal year as it is practicable to determine the elements of the calculation below (and in any event within 90 days after the end of the fiscal year), Company will pay to Employee a bonus determined as follows:

          Cash Bonus = Maximum Bonus x "p",

          "P" = (Employee Performance x 50%) + (Company Performance x 50%)

          6.4  Expenses.  The Company will reimburse Employee for all reasonable
               --------
expenses incurred by Employee in connection with the Company's business, provided that such expenses are in accordance with the Company's applicable policies and that Employee delivers to the Company all appropriate documentation in accordance with the Company applicable policies.

      7.  Proprietary Rights.  Employee hereby agrees to execute an Employee
          ------------------
Invention Assignment and Confidentiality Agreement with the Company in substantially the form attached hereto as Exhibit 2.
                                          ---------

      8.  Termination.
          -----------

          8.1  Events of Termination.  Employee's employment with the Company
               ---------------------
shall terminate upon any one of the following:

               (a) the Company's determination made in good faith that it is terminating Employee for "cause" as defined under Section 8.2 below ("Termination for Cause"); or
          -----------------------

               (b) the effective date of a written notice sent to Employee stating that the Company is terminating his employment, without cause, which notice can be given by the Company at any time after the Effective Date at the Company's sole discretion, for any reason or for no reason ("Termination Without Cause"); or
                      -------------------------

               (c) the effective date of a written notice sent to the Company from Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination").
                                        ---------------------

          8.2  "Cause" Defined.  For purposes of this Agreement, "cause" for
               ---------------
Employee's termination will exist at any time after the happening of one or more of the following events:

               (a) a good faith finding by the Company that the Employee has committed an act or acts constituting gross incompetence, fraud or willful misconduct in the performance of the Employee's duties hereunder;

               (b) the Employee's conviction of, or the entry of a pleading of guilty of nolo contendere by the Employee to any crime involving moral turpitude or any felony;

               (c) material failure or refusal to comply in any material respect with the written policies, standards or regulations of the Company;

               (d) a good faith determination by the Company's Board of Directors that Employee's performance is unsatisfactory in material respects, provided that Employee has been notified of Employee's unsatisfactory performance and, where reasonable, Employee has been afforded an opportunity to improve Employee's performance; or

               (e) Employee's material breach of a term of the Employee Invention Assignment and Confidentiality Agreement executed by the Employee, including, without limitation, Employee's theft of the Company's proprietary information.

     9.  Effect of Termination.
         ---------------------

          9.1  Termination for Cause or Voluntary Termination.  In the event of
               ----------------------------------------------
any termination of this Agreement pursuant to Sections 8.1(a) or 8.1(c), the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 6 through the date of termination. Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

          9.2  Termination Without Cause.  In the event of any termination of
               -------------------------
this Agreement pursuant to Section 8.1(b):

               (a) the Company shall pay Employee the compensation and benefits otherwise payable to Employee under Section 6 through the date of termination;

               (b) for two (2) years after the Effective Date, the Company shall continue to pay Employee his base salary under Section 6.1 above at Employee's then-current salary, less applicable withholding taxes, payable on the Company's normal payroll dates during that period; and

               (c) Employee's rights under the Company's benefit plans of general application shall be determined under the provisions of those plans.

     10.  Employee Solicitation.  So long as Employee is an employee of the
          ---------------------
Company and for one (1) year thereafter, Employee shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of the Company to terminate his or her employment with the Company.

     11.  Miscellaneous.
          -------------

          11.1  Arbitration.  Employee and the Company shall submit to mandatory
                -----------
binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof; provided, however, that each party retains
                                     --------  -------
its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties in order to enforce the provisions of Sections 4 and 10 of this Agreement. Such arbitration shall be conducted in Ottawa, Canada, in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          11.2  Severability.  If any provision of this Agreement shall be found
                ------------
by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

          11.3  Remedies.  The Company and Employee acknowledge that the service
                --------
to be provided by Employee is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee hereby consents and agrees that for any breach or violation by Employee of the provisions of Sections 4 and 10 of this Agreement, a restraining order and/or injunction may be issued against Employee, in addition to any other rights and remedies the Company may have, at law or equity, including without limitation the recovery of money damages.

          11.4  No Waiver.  The failure by either party at any time to require
                ---------
performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          11.5  Assignment.  This Agreement and all rights hereunder are
                ----------
personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any [parent, subsidiary, affiliate or] successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee must assume the
                     --------  -------
Company's obligations hereunder.

          11.6  Withholding.  All sums payable to Employee hereunder shall be
                -----------
reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          11.7   Entire Agreement.  This Agreement constitutes the entire and
                 ----------------
only agreement between the parties relating to employment of Employee with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

          11.8  Amendment.  This Agreement may be amended, modified, superseded,
                ---------
canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

          11.9  Notices.  All notices and other communications required or
                -------
permitted under this Agreement shall be in writing and hand delivered, sent by telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

                If to the Company:  Cooper & Chyan Technology, Inc.
                                    1601 South DeAnza Boulevard, Suite 255
                                    Cupertino, CA  95014
                       Attention:   Robert D. Selvi

                If to Employee:
                                    --------------------------------------------
                                    --------------------------------------------
                                    --------------------------------------------

         11.10  Binding Nature.  This Agreement shall be binding upon, and inure
                --------------
to the benefit of, the successors and personal representatives of the respective parties hereto.

         11.11  Headings.  The headings contained in this Agreement are for
                --------
reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

         11.12  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

         11.13  Governing Law.  This Agreement and the rights and obligations of
                -------------
the parties hereto shall be construed in accordance with the laws of the Province of Ontario, without giving effect to the principles of conflict of laws.

     IN WITNESS WHEREOF, the Company and Employee have executed this Employment Agreement as of the date first above written.

UNICAD CANADA LTD.                         EMPLOYEE



- -------------------------------------      -------------------------------------
Scott McLellan
President and Chief Executive Officer

                                                                       Exhibit E

                                ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is entered into as of August ____,
                                  ---------
1996 by and among Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), State Street Bank and Trust Company, as Escrow Agent (the "Escrow Agent"), and Richard Goodkin as representative (the "Representative") of the Holders (as hereinafter defined) of UniCAD Common Stock.

                                R E C I T A L S

         A. UniCAD and CCT have entered into an Agreement and Plan of Reorganization dated as of July 22, 1996 (the "Plan of Reorganization") pursuant to which a wholly owned subsidiary of CCT will be merged with and into UniCAD in a reverse triangular merger, with UniCAD to be the surviving corporation of the merger. Unless otherwise specified herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan of Reorganization.

         B. Pursuant to the Plan of Reorganization, CCT will issue shares of CCT Common Stock, $0.01 par value per share ("CCT Common Stock") to the Holders of UniCAD Common Stock (the "UniCAD Common Stockholders") in exchange for their shares of UniCAD Common Stock.

         C. The Plan of Reorganization provides that ten percent (10%) of the shares of CCT Common Stock that are to be issued to the UniCAD Common Stockholders (rounded down to the nearest whole number of shares to be issued to each holder) and ten percent (10%) of the shares of CCT Common Stock issuable upon exercise during the Escrow Period of any CCT Options (collectively, the "Escrow Shares"), will be withheld from the shares of CCT Common Stock issued to the UniCAD Common Stockholders at the Closing of the Merger and from the shares of CCT Common Stock issuable upon each exercise during the Escrow Period of a CCT Option, and will be placed in an escrow account (the "Escrow Account") to secure the indemnification obligations of the UniCAD Common Stockholders to CCT and other Indemnified Persons under the Plan of Reorganization on the terms and conditions set forth herein. Those Escrow Shares required to be deposited in the Escrow Account upon the Closing of the Merger pursuant to this Agreement and the Plan of Reorganization or thereafter upon exercise of CCT Options are shown on Exhibit A attached hereto.
   ---------

         D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Account.


     NOW, THEREFORE, the parties agree as follows:


     1.  Escrow and Indemnification.
         --------------------------


         (a) Deposit of Escrow Shares. At the Closing (and thereafter, in the case of Escrow Shares resulting from the exercise of CCT Options), CCT shall cause its transfer agent to deliver to the Escrow Agent certificates representing the Escrow Shares. The Escrow Shares will be represented by certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing until expiration of the Escrow Period. The Escrow Shares will include Additional Escrow Shares as that term is defined in Section 3(a) of this Agreement. The Escrow Agent need not inquire into whether or not the correct number of Escrow Shares have been delivered to it and may assume that the certificates delivered to it are all that it is required to receive.

          (b) Indemnification. CCT and the other Indemnified Persons are indemnified pursuant to the terms of Section 11.2 of the Plan of Reorganization (which terms are incorporated herein by reference) from and against any Damages, subject to the limitations set forth in Section 11.2.2 of the Plan of Reorganization and herein. (For the purposes of this Escrow Agreement, references to CCT will include all other Indemnified Persons, as applicable, and references to the UniCAD Common Stockholders will also include UniCAD option holders who have had Escrow Shares deposited into the Escrow Account, as applicable.) The Escrow Shares will be security for this indemnity obligation, subject to the limitations, and in the manner provided, in Section 11 of the Plan of Reorganization and in this Agreement. Richard Goodkin shall act as Representative of the Holders for purposes of this Agreement, and is duly authorized to be such Representative and may bind the Holders as provided herein.

          (c) Acceptance of Shares by the Escrow Agent. The Escrow Shares will be held in escrow by the Escrow Agent and will be available to satisfy the indemnification obligations of the UniCAD Common Stockholders as specified above and in the Plan of Reorganization. The Escrow Agent agrees to accept delivery of the Escrow Shares delivered to it and to hold such Escrow Shares in escrow in the Escrow Account in accordance with the terms and conditions of this Escrow Agreement and to release the Escrow Shares out of escrow in accordance with the terms and conditions of this Escrow Agreement.

     2.   Representative.  For purposes of this Escrow Agreement, the UniCAD
          --------------
Common Stockholders, without any further action on the part of any such UniCAD Common Stockholder, shall be deemed to have consented to and approved: (a) the use of the Escrow Shares as collateral for the indemnification obligations under
Section 11.2 of the Plan of Reorganization and in the manner set forth in this Agreement; (b) the appointment of Richard Goodkin as the representative of the UniCAD Common Stockholders (the "Representative") and as the attorney-in-fact and agent for and on behalf of each UniCAD Common Stockholder (other than holders of Dissenting Shares), and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him or her under this Escrow Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to CCT of Escrow Shares in satisfaction of claims by CCT, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims, (iii) negotiate, execute on behalf of the UniCAD Common Stockholders, deliver and perform amendments to or modifications of this Escrow Agreement, (iv) resolve any claim made pursuant to
Section 11.2 of the Plan of Reorganization, and (v) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing; and (c) all of the other terms, conditions and limitations of this Escrow

Agreement. Accordingly, the Representative has unlimited authority and power to act on behalf of each UniCAD Common Stockholder with respect to this Escrow Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Escrow Agreement, so long as all UniCAD Common Stockholders are treated in material respects in the same manner. The UniCAD Common Stockholders will be bound by all actions taken by the Representative in connection with this Escrow Agreement and CCT and the Escrow Agent shall be entitled to rely on any action or decision of the Representative as constituting the actions of the UniCAD Common Stockholders. In performing such functions, the Representative will not be liable to the UniCAD Common Stockholders in the absence of gross negligence or willful misconduct. All actions and notices by the Representative hereunder shall be signed by the Representative. The Representative may resign from such position, effective upon a new Representative being appointed to act as the Representative by the written consent of UniCAD Common Stockholders who beneficially own at least a majority of the Escrow Shares. The UniCAD Common Stockholders must elect a new Representative, and such written consent must be given, within thirty days from the date of the Representative's notice of intended resignation. UniCAD Common Stockholders who beneficially own at least a majority of the Escrow Shares may at any time and from time to time appoint by written consent a new representative to act as the Representative in place of the then-current Representative. The Representative shall not be entitled to receive any compensation or reimbursement of expenses for his or her actions taken with respect to this Escrow Agreement, either from CCT or the Escrow Account, unless and until there are Escrow Shares to be distributed to the UniCAD Common Stockholders on the Escrow Release Date (the "Distributed Shares"). Any out-of-pocket costs and expenses incurred by the Representative in connection with actions taken pursuant to the terms of this Escrow Agreement will be paid by the UniCAD Common Stockholders to the Representative in proportion to their percentage interests in the Escrow Shares set forth on Exhibit A.

     3.   Rights in Escrow Shares; Release from Escrow.
          --------------------------------------------

          (a) Dividends, Voting and Rights of Ownership. Any shares of CCT Common Stock issued as a result of, or issued upon the conversion or exercise of any security issued as a result of, any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to the Escrow Shares while in escrow under this Agreement ("Additional Escrow Shares"), will be held in Escrow and distributed to the UniCAD Common Stockholders or returned to CCT in the same manner and in the same proportions as the Escrow Shares. For all purposes of this Escrow Agreement, Additional Escrow Shares issued with respect to Escrow Shares will be treated the same as (and will be considered to be) Escrow Shares. Any cash dividends, dividends payable in property other than CCT securities, or other distributions of any kind (other than Additional Escrow Shares) made in respect of the Escrow Shares, if received by the Escrow Agent, will be delivered by the Escrow Agent directly to the UniCAD Common Stockholders in proportion to their percentage interests set forth on Exhibit A. Each UniCAD Common Stockholder will have voting rights with respect to the Escrow Shares (and Additional Escrow Shares) beneficially owned by such UniCAD Common Stockholder deposited in the Escrow Account so long as such Escrow Shares (and Additional Escrow Shares) are held in escrow. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the UniCAD Common Stockholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions hereof, including the right to cause the tender of such Escrow Shares in a tender offer for CCT Common Stock.

          (b) Distribution of Escrow Shares. Upon written notification to the Escrow Agent by CCT and the Representative that the Escrow Period (as defined in the Plan of Reorganization) has expired, on which notifications the Escrow Agent may rely without inquiry, (the "Escrow Release Date"), the Escrow Agent shall release from the Escrow Account to the UniCAD Common Stockholders in accordance with their percentage interests set forth in Exhibit A, the Escrow Shares, less
(A) any shares delivered to CCT in accordance with Section 5 hereof in satisfaction of claims made by CCT pursuant to Section 1(b) above, (B) any shares held by the Escrow Agent in accordance with Section 5 hereof with respect to pending but unresolved claims of CCT pursuant to Section 1(b) above. Any Escrow Shares held as a result of clause (B) of the preceding sentence shall be released to the UniCAD Common Stockholders or to CCT for cancellation, as appropriate, promptly upon resolution of each specific Claim involved, when such resolution has been notified to the Escrow Agent by the Representative and CCT in writing or upon the delivery to the Escrow Agent of the appropriate order by a court of competent jurisdiction or upon delivery to the Escrow Agent of a copy of the final award of an arbitrator as described in Section 5.

          (c) Release of Shares. The Escrow Shares will be held by the Escrow Agent until required to be released pursuant to Section 3(b) above. Within five
(5) business days after the applicable release condition is met and (if necessary) the requisite share certificates have been reissued by the transfer agent, the Escrow Agent will deliver to the UniCAD Common Stockholders the requisite number of Escrow Shares to be released on such date in the form of stock certificates issued in the name of each UniCAD Common Stockholder according to the percentage of Escrow Shares each UniCAD Common Stockholder is entitled to receive. CCT will take such action as may be necessary to cause such certificates to be issued in the name of the appropriate UniCAD Common Stockholder within such period. Certificates representing Escrow Shares so issued that are subject to SEC Rule 144 or 145 resale restrictions will bear a legend to that effect and any other legend that counsel to CCT reasonably determines is necessary or appropriate. Cash will be paid by CCT in lieu of any fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the value of an Escrow Share as determined in accordance with Section 5(d) below.

          (d) No Encumbrance. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned, transferred, or otherwise encumbered, including by operation of law, by the UniCAD Common Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the UniCAD Common Stockholders, prior to the delivery to the UniCAD Common Stockholders of the Escrow Shares by the Escrow Agent upon the release of such Escrow Shares in accordance with the provisions of Section 3(c) above.

     4.   Notice of Claim.
          ---------------

          (a) Promptly after the receipt by CCT of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Plan of Reorganization or this Agreement, CCT will give the Representative and the Escrow Agent written notice of its claim against the Escrow Shares for indemnification of such claim, damage, legal action or proceeding (a "Claim") in accordance with the following provisions. Failure to provide such notice in a timely manner shall not, however, reduce CCT's indemnification rights or the indemnification obligations of the UniCAD Common Stockholders hereunder or under the Plan of Reorganization, unless the failure to provide such notice materially impairs the indemnifying party's ability to defend the Claim, and then only to the extent of such impairment.

          (b) Each written notice of a Claim by CCT (the "Notice of Claim") shall contain the following information to the extent it is reasonably available to CCT:

              (i) CCT's current good faith estimate of the amount of the alleged Damages if reasonably determinable (the "CCT Valuation");

              (ii) A brief description of the circumstances giving rise to the Claim and, if applicable, specific references to the provisions of the Plan of Reorganization alleged to have been breached; and


              (iii) A statement that the Notice of Claim has been sent simultaneously to both the Escrow Agent and the Representative.

          (c) The Escrow Agent will not transfer any of the Escrow Shares held in the Escrow Account to CCT pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 5 below.

     5.   Resolution of Notice of Claim and Transfer of Escrow Shares.  Any
          -----------------------------------------------------------
Notice of Claim received by the Escrow Agent will be resolved as follows:

          (a) Uncontested Claims.  If the Representative does not, within thirty
(30) calendar days of receipt by the Escrow Agent of a Notice of Claim, either contest the Notice of Claim in writing to the Escrow Agent and CCT, or authorize the payment of the amount demanded, then CCT shall give the Escrow Agent written notice of such fact, on which notice the Escrow Agent may rely without inquiry, and the Escrow Agent shall immediately transfer to CCT that number of Escrow Shares having a value (determined pursuant to Section 5(d) hereof) equal to the amount specified in the Notice of Claim and notify the Representative in writing of such transfer.

          (b) Contested Claim. If the Representative gives a written notice contesting all, or a portion of, a Notice of Claim to CCT and the Escrow Agent (a "Contested Claim") and such written notice is deemed, under the provisions of
Section 10 hereof, to have been delivered to CCT and the Escrow Agent within the 30-day period described in Section 5(a) above, then such Contested Claim will be promptly settled by binding arbitration as provided herein. Any portion of the Notice of Claim that is not contested, or the uncontested amount of any Contested Claim, will be resolved as an uncontested claim as set forth in Section 5(a) above. The final decision of the arbitrator shall be furnished to the Representative, CCT and the Escrow Agent in writing and will constitute a conclusive determination of the issue in question, binding upon the UniCAD Common Stockholders, CCT and the Escrow Agent and shall not be contested by any of them. Such arbitration proceeding will be subject to the following rules:

          (i) Rules; Jurisdiction. Any Contested Claim shall be settled pursuant to an arbitration in the County of Santa Clara, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect, subject to the provisions of Title 9 of the California Code of Civil Procedure ("Title 9"). To the extent the AAA Rules conflict with, or are supplemented by, the provisions of Title 9, the provisions of Title 9 shall govern and be applicable. However, in all events the arbitration provisions of this Escrow Agreement shall govern over any conflicting rules which may now or hereafter be contained in either the AAA Rules or Title 9. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction of the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim. The parties hereto submit to the jurisdiction of the Superior Court of the State of California and the United States District Court for the Northern District of California for purposes of confirming any such award and entering into judgment thereon.

          (ii) Compensation of Arbitrators. Any such arbitration shall be conducted before a panel of one arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

          (iii) Selection of Arbitrator.  The American Arbitration
Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers experienced in the representation of software companies; provided, however, that such arbitrator cannot be the legal counsel
           --------  -------
to any party and each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed (because, for example, there is no arbitrator to whom a party has not objected), each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

          (iv) Payment of Costs. Each of CCT on the one hand and the UniCAD Common Stockholders on the other hand shall pay one-half (1/2) of the compensation to be paid to the arbitrator in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings; provided, however, that in the event
                                         --------  -------
that the arbitrator finds that one party has substantially prevailed in the arbitration, the prevailing party shall be entitled to an award of attorney's fees and costs, arbitrator's fees and costs, and all other costs of arbitration to be paid by the losing party.

          (v) Burden of Proof. For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding.

          (vi) Judgment. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reason for any decision reached by him or her and shall deliver such documents to each party to this Escrow Agreement along with a signed copy of the award in accordance with
Section 1283.6 of Title 9.

          (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement or the Plan of Reorganization.

          (viii) Exclusive Remedy. Except as specifically provided in the Plan of Reorganization or this Escrow Agreement, arbitration shall be the sole and exclusive remedy of the parties for any Damage Contest arising out of such agreements.


      (c) Settled Claims. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Representative and CCT, then the Representative and CCT shall promptly deliver such executed settlement agreement to the Escrow Agent with written instructions to release Escrow Shares pursuant to such settlement agreement. Upon its receipt of such settlement agreement and instructions, the Escrow Agent shall (i) immediately release from escrow and transfer to CCT for cancellation that number of Escrow Shares having a value (determined pursuant to Section 5(d) hereof) equal to the amount of Damages that CCT and the Representative have agreed CCT has suffered in such settlement agreement and instructions, which transferred and forfeited Escrow Shares will be taken from each of the Stockholders in proportion to their respective percentage interest in the Escrow Shares then outstanding, and (ii) notify the Representative of such transfer of Escrow Shares as promptly as reasonably practicable.


      (d) Determination of Amount of Claims. Any amount owed to CCT hereunder determined pursuant to Section 5(a), (b) or (c) or Section 7 above, will be immediately payable to CCT out of the Escrow Shares then held by the Escrow Agent at a per-share value equal to the Per Share Price of CCT Common Stock (as defined in the Plan of Reorganization).

      (e) No Election of Remedies. CCT may institute claims against the Escrow Shares and in satisfaction thereof may retake Escrow Shares, after any notice to the Representative required hereunder, without making any other claims directly against UniCAD or the UniCAD Common Stockholders and without rescinding or attempting to rescind the transactions consummated pursuant to the Plan of Reorganization. The assertion of any single claim for indemnification hereunder will not bar CCT from asserting other claims hereunder. CCT need not exhaust any other remedies that may be available to it but may proceed directly in accordance with the provisions of this Escrow Agreement.

     6.   Limitation of Escrow Agent's Liability.
          --------------------------------------

          (a) The Escrow Agent will be indemnified and will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Escrow Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

          (b) In the event conflicting demands are made or conflicting notices served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) withhold and stop all further proceedings pursuant to, and performance under, this Escrow Agreement; or (ii) file a suit in interpleader and obtain an order from any court of competent jurisdiction an order requiring the parties to interplead and litigate in such court conflicting demands or claims. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and each discharged from all further obligations imposed upon it under this Escrow Agreement with respect to the Claim(s) that are the subject of such interpleader suit, and CCT and the UniCAD Common Stockholders will each pay (subject to reimbursement pursuant to Section 7 hereof) one-half of all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 6, the amount thereof to be fixed and a judgment therefor to be rendered by the court in such suit.

     7.   Expenses.  All fees and expenses of the Escrow Agent incurred in the
          --------
ordinary course of performing its responsibilities hereunder will be paid by CCT, upon receipt of a written invoice by Escrow Agent. Except as set forth in the last clause of Section 5(b)(iv) above, any extraordinary fees and expenses arising under this Escrow Agreement, including without limitation any fees or expenses related to arbitrators under Section 5 hereof or incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim, will be paid one-half (1/2) by CCT and one-half (1/2) by the UniCAD Stockholders, and the UniCAD Common Stockholders' liability therefor may be satisfied as an undisputed claim hereunder out of the Escrow Shares. CCT will advance the cash value of such shares and pay CCT's portion of the fees and expenses of the Escrow Agent upon receipt of a written invoice from the Escrow Agent. The Escrow Agent will, upon demand by CCT, transfer to CCT a number of Escrow Shares having an aggregate value equal to the portion of fees and expenses paid by CCT on behalf of the UniCAD Common Stockholders (with each such Escrow Share deemed to have a per-share value equal to the Per Share Price).

     8.  Successor Escrow Agent.  If the Escrow Agent becomes unavailable or
         ----------------------
unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice of resignation to the parties to this Escrow Agreement, specifying not less than sixty (60) days' prior notice of the date when such resignation will take effect. CCT shall designate a successor Escrow Agent prior to the expiration of such sixty-day period by giving written notice to the Escrow Agent and the Representative. CCT may appoint a successor Escrow Agent without the consent of the Representative so long as such successor is a bank with assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of the Representative, which will not be unreasonably withheld. Upon payment of its outstanding invoices for fees and expenses, Escrow Agent will promptly transfer the Escrow Shares to such designated successor.

     9.  Limitation of Responsibility; Notices.  Escrow Agent's duties are
         -------------------------------------
limited to those set forth in this Escrow Agreement and Escrow Agent may rely upon the written notices delivered to Escrow Agent hereunder.

    10.  Notices.  Any notice or other communication required or permitted to be
         -------
given under this Escrow Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by overnight courier or by telecopier, and will be deemed given upon delivery, if delivered personally, three days after deposit in the mails, if mailed, one business day after delivery to a national overnight courier service, or one business day after transmission by telecopier with confirmation of receipt (and a hard copy mailed by certified or regular mail), to the following addresses:


If to the Escrow Agent:    State Street Bank and Trust Company
                           Two International Place, 4th Floor
                           Boston, Massachusetts 02110
                           Attn:  Corporate Trust Department
                                 (Cooper & Chyan Technology, Inc. 1996 Escrow)

If to CCT:                 Cooper & Chyan Technology, Inc.
                           1601 S. De Anza Boulevard, Suite 255
                           Cupertino, California 95014
                           Attn:  Robert D. Selvi
                                  Chief Financial Officer

If to the Representative:  Richard Goodkin
                           366 Singletary Lane
                           Framingham, Massachusetts 01701

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 10.

    11.  General.
         -------

         (a) Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in San Mateo, Santa Clara or San Francisco County, California, The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.

         (b) Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (c) Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Escrow Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

         (d) Entire Agreement. This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         (e) Waivers.   The observance of any term of this Escrow Agreement may
be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.
The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         (f) Limitation on Indemnification Liability.  Except as set forth in
Article 11 of the Plan of Reorganization, the Escrow Shares and any other assets deposited in escrow pursuant to this Agreement shall be the sole recourse of CCT and other Indemnified Persons under Section 11.2.1 of the Plan of Reorganization.

    12.  Amendment.  This Agreement may be amended by the written agreement of
         ---------
CCT, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by CCT and the Representative, the Escrow Agent will resign and CCT will appoint a successor Escrow Agent in accordance with Section 8 above. No amendment of the Plan of Reorganization will increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

    IN WITNESS WHEREOF, this Escrow Agreement has been executed as of the date first set forth above.

COOPER & CHYAN TECHNOLOGY, INC.            STATE STREET BANK AND TRUST
                                           COMPANY, as Escrow Agent

By:                                        By:
   ----------------------------               -------------------------------
   Robert D. Selvi
   Chief Financial Officer                 Name:
                                                -----------------------------

                                           Title:
                                                 ----------------------------

REPRESENTATIVE OF UNICAD COMMON
STOCKHOLDERS


- -------------------------------
Richard Goodkin


Each of the undersigned holders of UniCAD Common Stock and/or UniCAD Options hereby consents to and approves the appointment of Richard Goodkin as their Representative and agrees to be bound by, and have all UniCAD securities owned by the undersigned subject to, all of the terms and conditions of this Escrow Agreement.



- ---------------------------------        ----------------------------------
Konrad Kristensen                        Stephen Hopf



- ---------------------------------        ----------------------------------
Richard Goodkin                          Scott McLellan



- ---------------------------------        ----------------------------------
Steven Lui                               Bryan Horton



- ---------------------------------        ----------------------------------
Eric Howarth                             Mark Cannon



- ---------------------------------        ----------------------------------
Jeffrey Holden                           Bruce Elmblad

                                                                       Exhibit F

                [LETTERHEAD OF FENWICK & WEST LLP APPEARS HERE]

                                August 28, 1996

UniCAD, Inc.
174 Littleton Road
Suite 103
Westford, Massachusetts  01886

Ladies and Gentlemen:

     We have acted as counsel to Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT") in connection with that certain Agreement and Plan of Reorganization dated as of July 22, 1996 (the "Plan of Reorganization") by and between CCT and UniCAD, Inc., a Massachusetts corporation ("UniCAD"), whereby CCT Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of CCT ("CCT Sub") is to be merged with and into UniCAD. This opinion is rendered to you pursuant to Section 8.6 of the Plan of Reorganization, and, unless otherwise defined herein, all capitalized terms used herein shall have the meanings that such terms have in the Plan of Reorganization.

     As to matters of fact for the purposes of this opinion, we have examined only the documents referred to below and have relied solely upon our actual knowledge, the information obtained from public officials and public records that is set forth below, and representations contained in the Plan of Reorganization and the other documents identified below or made by representatives of CCT and CCT Sub, including, without limitation, those representations set forth in the Management Certificate referred to below. The documents we have examined in rendering this opinion, and upon which we have relied, are the following:

     (a) The Certificate of Incorporation of CCT as filed with the Secretary of State of Delaware on August 9, 1995 and the Articles of Organization of CCT Sub as filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on July 23, 1996.

     (b) CCT's Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 24, 1995, and as amended by the CCT's Certificate of Elimination filed with the Secretary of State of the State of Delaware on November 6, 1995.

     (c) The Bylaws of CCT, as amended, certified to be true and correct by CCT on August 28, 1996 and the Bylaws of CCT Sub certified to be true and correct by the Clerk of CCT Sub on August 28, 1996.

     (d) The minutes of meetings and actions by written consent of the stockholders and Board of Directors of CCT, its predecessor, Cooper & Chyan Technology, Inc., a California corporation ("CCT California") and CCT Sub,
                                             --------------
contained as of the date of this opinion in the minute books of CCT, CCT California and CCT Sub in our possession.

UniCAD, Inc.
August 28, 1996
Page 2

     (e) The Agreement and Plan of Merger dated as of September 25, 1995 between CCT and CCT California.

     (f) A certificate of good standing regarding CCT from the Office of the Secretary of State of the State of Delaware dated as of August 23, 1996 and a certificate of legal existence and good standing regarding CCT Sub from the Secretary of the Commonwealth of the Commonwealth of Massachusetts dated as of August 27, 1996.

     (g) The Plan of Reorganization and the exhibits thereto.

     (h) The Agreement of Merger, the CCT Affiliates Agreements and the Escrow Agreement (collectively, together with the Plan of Reorganization, referred to herein as the "Transaction Documents").

     (i) CCT's Permit Application and the Permit dated August 21, 1996 issued by the California Commissioner of Corporations pursuant thereto.

     (j) The other certificates and documents delivered at the Closing.

     (k) A Management Certificate addressed to us executed by CCT and CCT Sub dated August 28, 1996, a copy of which has been delivered to your counsel.

     In our examination, we have assumed, and express no opinion as to, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents, the genuineness of certificates of public officials, the conformity to original documents of all documents submitted to us as copies thereof, the completeness of all documents submitted to us, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements or documents reviewed by us and (except with respect to the execution and delivery of the Transaction Documents by CCT, CCT Sub and the CCT stockholders who are parties thereto) the due and valid execution and delivery of all documents by all parties thereto where due execution and delivery are prerequisites to the effectiveness thereof. In rendering this opinion we have also assumed the legal competency and capacity of each natural person to make and enter into contracts, and for all other purposes.

     For the purposes of this opinion, we have also assumed that (a) UniCAD has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by UniCAD of the execution and delivery of the Transaction Documents and the performance by UniCAD of all its obligations thereunder, (b) UniCAD has fully performed all the obligations that UniCAD is to perform under the Transaction Documents at or before the Closing, and (c) the representations and warranties of UniCAD and CCT in the Plan of Reorganization, the Transaction Documents and the Permit Application are true and complete.

     A matter stated in this opinion to be "known to us," refers only to the knowledge of those attorneys currently within the firm who have furnished legal services to CCT in connection with the Plan of Reorganization and the transactions contemplated therein, and is so stated to reflect the fact that such attorneys have not been informed by CCT that the matter stated is factually inaccurate. We have made no independent factual investigation with respect to such matters other than as described above.

UniCAD, Inc.
August 28, 1996
Page 3

     This opinion is subject to, and we render no opinion as to, the limitations and exceptions applicable to the enforceability of contracts and obligations generally, including, without limitation, the following: (a) the effect of the laws of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect generally relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, (c) limitations imposed by reason of generally applicable public policies, (d) the availability of specific performance, injunctive relief and other equitable remedies, (e) the compliance or noncompliance with applicable antifraud statutes under the rules and regulations applicable to state and federal laws concerning the issuance of securities, (f) the effect of Section 1670.5 of the California Civil Code and of California court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing, and (g) compliance or noncompliance of the transactions contemplated by the Plan of Reorganization with any state or federal antitrust laws or laws of a similar nature.

     With respect to our opinion in paragraph 1 below, regarding the due organization, valid existence and corporate good standing of CCT, we have relied solely upon the certificates of good standing regarding CCT from the Delaware Secretary of State that is expressly referred to above. With respect to our opinion in paragraph 1 below, regarding the due organization, valid existence and corporate good standing of CCT Sub, we have relied solely upon the certificate of legal existence and good standing regarding CCT Sub from the Secretary of the Commonwealth of the Commonwealth of Massachusetts that is expressly referred to above.

     We are admitted to practice law in the State of California, and we express no opinion herein as to any laws other than the existing laws of the State of California, the General Corporation Law of the State of Delaware and the existing federal securities laws of the United States, and we express no opinion with respect to the application or effect of the laws of any other jurisdiction.

     In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters.

     We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth certain assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard for practice by lawyers in the State of California.

     Based upon and subject to the foregoing, and subject to the qualifications and exceptions contained herein, we are of the opinion that:

UniCAD, Inc.
August 28, 1996
Page 4

     1. CCT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Plan of Reorganization and perform its obligations thereunder. CCT Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into the Agreement of Merger and perform its obligations thereunder.

     2. The Transaction Documents have been duly authorized by all necessary corporate action on the part of CCT and have been duly executed and delivered by CCT. The Plan of Reorganization and the Agreement of Merger constitute legal, valid and binding obligations of CCT enforceable against it in accordance with their respective terms. The Agreement of Merger has been duly authorized by all necessary corporate action on the part of CCT Sub, has been duly executed and delivered by CCT Sub, and constitutes legal, valid and binding obligations of CCT Sub enforceable against it in accordance with its terms.

     3. The execution and delivery of the Plan of Reorganization and the Agreement of Merger, and the performance by CCT of its obligations thereunder, will not breach or result in a violation of CCT's Certificate of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which CCT is a party or is subject. The execution and delivery of the Agreement of Merger, and the performance by CCT Sub of its obligations thereunder, will not breach or result in a violation of CCT Sub's Articles of Organization or By-Laws, or any judgment, order or decree of any court or arbitrator, known to us, to which CCT Sub is a party or is subject.

     4. The shares of CCT Common Stock that are issuable in the Merger upon the conversion of the outstanding shares of UniCAD Common Stock (the "Shares") have been duly authorized, and will be validly issued, fully paid and nonassessable when issued in accordance with the terms of the Plan of Reorganization.

     5. The offer, sale and issuance of the Shares in accordance with the terms of the Plan of Reorganization constitute transactions exempt from the registration requirements of the 1933 Act by reason of Section 3(a)(10) of the 1933 Act.

     6. The CCT Affiliates Agreements constitute legal, valid and binding obligations of the CCT stockholders who are parties thereto, enforceable against them in accordance with their respective terms.

     This opinion is intended solely for the benefit of UniCAD for the purpose of Section 8.6 of the Plan of Reorganization and is not to be used by UniCAD or any of its stockholders for any other purpose or made available to or be relied upon by any other person, firm or entity, without our prior written consent. We disclaim any duty to update or advise UniCAD or any of its

UniCAD, Inc.
August 28, 1996
Page 5

stockholders of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention even if they may affect or modify the opinions expressed herein.

                                         Very truly yours,

                                         FENWICK & WEST LLP


                                         By:
                                            ------------------------------------

                  [LETTERHEAD OF TESTA, HURWITZ & THIBEAULT]

                                                                       Exhibit G

                                August 28, 1996




Cooper & Chyan Technology, Inc.
1601 Saratoga-Sunnyvale Road
Suite 255
Cupertino, CA 95014

Ladies and Gentlemen:

     We have acted as counsel to UniCAD, Inc., a Massachusetts corporation ("UniCAD"), in connection with the Agreement and Plan of Reorganization dated as
  ------
of July 22, 1996 (the "Merger Agreement") by and among UniCAD and Cooper & Chyan
                       ----------------
Technology, Inc., a Delaware corporation ("CCT").  This opinion is furnished to
                                           ---
you pursuant to Section 9.7 of the Merger Agreement. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of UniCAD contained in the Merger Agreement and the statements set forth in certificates of public officials and officers of UniCAD, without making any independent investigation or inquiry with respect to the completeness and accuracy of such statements, other than a review of the articles of incorporation, by-laws and relevant minute books of UniCAD. In rendering the opinions set forth in paragraph (1) below as to the due incorporation, valid existence and good standing of UniCAD, we have relied solely upon a certificate of legal existence and good standing issued by the Secretary of the Commonwealth of the Commonwealth of Massachusetts. In rendering the opinions set forth in paragraphs (4) and (6) below, we have not searched the dockets of any courts or governmental authorities. Any reference herein to "our knowledge" or to matters "known to us" or "of which we have knowledge," or any variation thereof, shall mean the knowledge of attorneys in our firm who perform services for UniCAD without any independent investigation, except for inquiry of officers of UniCAD.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not. For purposes of this opinion, we have assumed that the Merger Agreement, the Escrow Agreement, the UniCAD Affiliate Agreements, the Agreement of Merger and the Employment Agreements (collectively, the "Transaction Agreements") have been
                                              ----------------------
duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, each of the parties thereto other than UniCAD and stockholders of UniCAD who are parties or signatories thereto, as the case may be, and that all natural persons who are signatories to any documents are competent.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that: (a) the availability of equitable remedies, including specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and (b) the enforceability of certain terms provided in the Transaction Agreements may be limited by (i) applicable bankruptcy, reorganization, arrangements, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

     In addition, we express no opinion as to (i) waivers or provisions relating to delay or omission of enforcement of remedies, (ii) provisions dealing with the effect of invalidity or unenforceability of any provisions of the Transaction Agreements on the validity or enforceability of any other provision thereof, (iii) the effect of the rules of law governing specific performance, injunctive relief or other equitable remedies, (iv) compliance with applicable anti-fraud provisions of federal or state securities laws, (v) compliance with applicable anti-trust provisions of federal or state securities laws or (vi) provisions that may be deemed or construed to waive any right of UniCAD that may not lawfully be waived.

     We are members only of the bar of the Commonwealth of Massachusetts and therefore do not hold ourselves out as experts in, and express no opinion as to, the laws of any state or jurisdiction other than the United States and the Commonwealth of Massachusetts. For purposes of the Merger Agreement and Agreement of Merger, we have assumed, with your consent, that California law is the same as Massachusetts law. To the extent our opinions are based upon matters of Canadian law, we have relied solely upon the opinion of Gordon C. McKechnie, Barrister and Solicitor.

     Based upon and subject to the foregoing, we are of the opinion that:

          (1) UniCAD is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. UniCAD has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Merger Agreement and perform its obligations thereunder. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. The Subsidiary has the corporate power and authority to own its properties and assets, and to carry on its business as presently conducted.

          (2) The authorized capital stock of UniCAD consists of 1,250,000 shares of Common Stock, $0.01 par value. To our knowledge, based solely on our examination of the corporate minute books, stock purchase agreements and the stock records of UniCAD provided to us, 782,716 shares of Common Stock are issued, outstanding, and owned of record by those persons listed on Schedule 3.3 of the Disclosure Letter. All presently outstanding shares of UniCAD's capital stock have been duly authorized and validly issued, and based solely on a certificate of the Treasurer of UniCAD, are fully paid and nonassessable. The shares of capital stock of UniCAD held of record by Konrad Kristensen, Stephen Hopf and Richard Goodkin were issued in compliance with applicable federal and Massachusetts securities laws regarding registration or qualification of such securities. Except as disclosed in or contemplated by the Merger Agreement and the Disclosure Letter, there are, to our actual knowledge,
     (a) no options, warrants, calls, rights, commitments, convertible securities or other agreements or arrangements under which either UniCAD or the Subsidiary is or may be obliged to issue shares of its capital stock, and (b) no preemptive rights to subscribe for or to purchase capital stock of UniCAD or the Subsidiary.

          (3) The Transaction Agreements have been duly authorized by all necessary corporate action on the part of UniCAD, its Board of Directors and stockholders, and have been duly executed and delivered by UniCAD. Each of the Merger Agreement and Agreement of Merger constitutes legal, valid and binding obligations of UniCAD enforceable against it in accordance with its terms.

          (4) The execution and delivery of the Merger Agreement and the Agreement of Merger, and the performance by UniCAD of its obligations thereunder will not breach or result in a violation of UniCAD's articles of organization or by-laws or the Subsidiary's charter documents, or any judgment, order or decree of any court or arbitrator, known to us, to which UniCAD or the Subsidiary is a party or is subject.

          (5) To our knowledge, no consent, approval or authorization of, or designation, declaration or [filling] with, any governmental authority is required in connection with the valid execution, delivery and performance by UniCAD of the Merger Agreement, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof.

          (6) Except as disclosed in the Merger Agreement, the Agreement of Merger and the Disclosure Letter, there is, to our actual knowledge, no action, suit or proceeding pending against UniCAD or the Subsidiary in any court or before any governmental authority or agency, or arbitration board of tribunal.

          (7) Upon the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts in accordance with Massachusetts law, the Merger will become effective in accordance with Massachusetts law.

          (8)   The Escrow Agreement and the indemnification provisions of
     Section 11 of the Merger Agreement constitute legal, valid and binding obligations of the UniCAD stockholders who are signatories to the Escrow Agreement, enforceable against them in accordance with their respective terms.

          (9) The UniCAD Affiliate Agreements constitute legal, valid and binding obligations of the UniCAD stockholders who are parties thereto, enforceable against them in accordance with their respective terms.

     This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Merger Agreement, and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Merger Agreement by or to any other person.

                              Very truly yours,



                              TESTA, HURWITZ & THIBEAULT, LLP

                      [LETTERHEAD OF GORDON C. MCKECHNIE]

                                                                       Exhibit G

VIA TELECOPIER AND FEDERAL EXPRESS

File No. 93-113



August 28, 1966

Cooper & Chyan Technology, Inc.
and Testa, Hurwitz & Thibeault, LLP
Attorneys at Law
c/o Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts, 02110
U.S.A.

Re: UniCAD, Inc. - Cooper & Chyan Technology, Inc. Proposed Merger Legal Opinion with respect to UniCAD Canada Ltd.

I am a member in good standing of the Law Society of Upper Canada and I act as the corporate lawyer for UniCAD Canada Ltd. (the "Corporation").

The opinions expressed in this letter are subject to the qualifications noted below.

In my opinion the Corporation has been incorporated, duly organized, is validly existing and is in good standing under the laws of the Province of Ontario its jurisdiction of incorporation.

The Corporation has the corporate power and authority to own its properties and assets and to carry on business as presently conducted in the Province of Ontario. This authority and power extends to jurisdictions outside of the Province of Ontario subject to compliance with the applicable laws in those jurisdictions.

Except as disclosed in or contemplated by the Plan of Reorganization and Disclosure Letter, there are no options, warrants, calls, rights, commitments, convertible securities or other agreements or arrangements under which the Corporation is or may be obliged to issue shares of its capital stock nor are there any preemptive rights to subscribe for or to purchase capital stock of the Corporation.

The execution and delivery of the Plan of Reorganization and the Agreement of Merger and the performance by UniCAD, Inc. of its obligations thereunder will not breach or result in any violation of the charter documents or any judgement, order or decree of any court or arbitrator to which the Corporation is a party or is subject.

The foregoing opinions may only be relied upon subject to the following qualifications:

1. Attachment to this letter as appendix A of a Certificate of Status issued under the seal of the Minister of Consumer and Commercial Relations of the Province of Ontario confirming that the Corporation has not been dissolved.

2. The opinions expressed are based upon an examination of the minute book for the Corporation, other corporate records in my possession and written confirmation by the President of the Corporation that to the best of his knowledge and belief, the opinions expressed in this letter are true. No other investigation or examination of business or court records has been undertaken and none has been requested of me.

3. No opinion is expressed on compliance of the Corporation with the laws of any jurisdiction other that the laws of the Province of Ontario and the federal laws of Canada applicable therein.

I trust this letter is sufficient for your purposes.

Yours very truly



Gordon C. McKechnie
GCM:cm

c.c.  Ms. Lynne Baird
      UniCAD Canada Ltd.

                                                                       Exhibit H

                                    WAIVER


     Reference is made to a certain Teaming Agreement dated as of September 17, 1993 (the "Teaming Agreement"), by and among Viewlogic Systems, Inc., a Delaware corporation ("Viewlogic"), UniCAD, Inc., a Massachusetts corporation ("UNICAD") and Richard Goodkin, Stephen Hopf and Konrad Kristensen (individually, a "Shareholder," collectively, the "Shareholders").

     Viewlogic hereby acknowledges receipt of the letter dated June 19, 1996, from UniCAD notifying Viewlogic of each Shareholder's desire to sell all of his shares of Common Stock of UniCAD, $.01 par value per share (such shares being the "interest"), to Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), in connection with a proposed merger transaction (the "Merger") and Viewlogic hereby:

     (i) waives its option to purchase all or any part of the Interest on the terms set forth in Section 10.3 of the Teaming Agreement and to waive the remaining term of the notice period stated therein, provided that such waiver shall apply only in the case of the proposed Merger; and

     (ii) agrees to keep the existence and the proposed terms of the Merger strictly confidential until such time as a public announcement of the Merger shall have been made by UniCAD or CCT.

     IN WITNESS WHEREOF, the undersigned has executed this Waiver as of the 1st day of July 1996.


                                 VIEWLOGIC SYSTEMS, INC.


                                 --------------------------------
                                 Name:
                                 Title:

                                                                       Exhibit I

                             CBDS LICENSE AGREEMENT
                             ----------------------

THIS MEMORANDUM OF AGREEMENT is made and entered into this 22nd day of July, 1996, and is effective as of the Effective Date (hereinafter called the "CBDS License Agreement");


BY AND AMONG:

     NORTHERN TELECOM LIMITED, a corporation duly incorporated under the laws of Canada with its head office located at 2920 Matheson Boulevard East, Mississauga, Ontario, Canada L4W 4M7 (hereinafter called "Nortel"), on behalf of itself and all Nortel Companies;

AND:

     UNICAD, INC., a corporation duly incorporated under the laws of Massachusetts, having offices at 174 Littleton Road, Suite 103, Westford, Massachusetts, 01886, U.S.A. (hereinafter called "UniCAD"), on behalf of itself and all UniCAD Companies;

AND:

     COOPER & CHYAN TECHNOLOGY, INC., a corporation duly incorporated under the laws of Delaware, having offices at 1601 Saratoga-Sunnyvale Road, Cupertino, California, 95014, U.S.A. (hereinafter called "CCT"), on behalf of itself and all UniCAD Companies.

WHEREAS Nortel, Viewlogic Systems, Inc. (hereinafter called "Viewlogic") and UniCAD entered into an agreement effective October 15, 1993, which agreement was subsequently amended by agreements effective May 18, 1994, September 7, 1994, April 24, 1995, and October 13, 1995 (hereinafter the "Prior Agreement").

WHEREAS in connection with the Prior Agreement, UniCAD, Viewlogic, and Richard Goodkin, Stephen Hopf and Konrad Kristensen entered into a Teaming Agreement dated September 17, 1993 (hereinafter the "Teaming Agreement").

WHEREAS CCT is negotiating with UniCAD to acquire all of the outstanding capital stock of the UniCAD.

WHEREAS among the various conditions that CCT requires be satisfied prior to CCT entering into any binding obligation to acquire UniCAD are (i) the entering into of this CBDS License Agreement, (ii) the termination of the Prior Agreement, and
(ii) the amendment of the Teaming Agreement.

WHEREAS no Viewlogic Derivative Works, as such term is defined in the Prior Agreement, have been created under the Prior Agreement.

WHEREAS Viewlogic has agreed to amend the Teaming Agreement such that the Prior Agreement will be terminated effective upon Closing.

NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

As used herein, unless otherwise defined:

(a) "Affiliate" shall mean with respect to a Party hereto, a corporation or entity which effectively controls, is controlled by, or is under common control with such Party, directly or indirectly, through the ownership or control of shares in or by such corporation or entity;

(b) "BS2DD" shall mean that set of translator software programs and associated documentation set out in Schedule F attached hereto;

(c)  "CAD" shall mean computer aided design;

(d)  "CAE" shall mean computer assisted engineering;

(e)  "CAM" shall mean computer aided manufacturing;

(f) "CBDS" shall mean that set of CAD software programs and associated documentation set out in Schedule A attached hereto, and shall

     (i)    include BS2DD,

     (ii) that set of CAD software programs and associated documentation known as "SyntheSolve"; and

     (iii) exclude that set of CAD software programs and associated documentation known as "Ground Bounce", "Thermsim II", and "MDO";

(g) "Closing" shall mean the moment at which CCT acquires all or substantially all of the capital stock of UniCAD;

(h)  "Contractor" shall mean a third party

     (i)    which performs work for, or on behalf of, Nortel or a Nortel
            Company; and

     (ii) performs a substantial component of its work on premises owned or occupied by Nortel or a Nortel Company, but shall not include any third party while it is performing work for, or on behalf of, itself or some party other than Nortel or a Nortel Company;

(i) "Derivative Work" shall mean any software program or documentation which, without the express written permission of the owner of an original work, would constitute a violation of the owner's copyright, patent, or other intellectual property right in respect of such original work;

(j) "Distributor" shall mean a person or entity with which a UniCAD Company has entered into a written agreement authorizing such person or entity to sublicense CBDS or UniCAD Derivative Works in accordance with the terms hereof;

(k) "EDA" shall mean Electronic Design Automation including, without limitation, CAD, CAM and CAE;

(l) "Effective Date" shall mean the date on which this CBDS License Agreement is executed, on which the Prior Agreement is terminated, or of Closing, which ever occurs last;

(m) "End-User" shall mean any person or entity, other than a UniCAD Company or a Nortel Company, which uses CBDS or Derivative Works thereof, obtained from either a UniCAD Company or a Distributor;

(n) "Improvements" shall mean any improvements, developments, inventions, changes or innovations directly related to CBDS which a UniCAD Company may develop or have developed, but shall exclude any improvements, developments, inventions, changes or innovations which form part of Derivative Works;

(o) "Joint Ventures" shall mean joint ventures, partnerships, corporations, or similar relationships between a Party, a Subsidiary of such Party, or an Affiliate of such Party, and a third party or third parties, in which such Party, Subsidiary, or Affiliate owns or controls, directly or indirectly, twenty percent (20%) or more of the shares or other mechanism of control;

(p) "Maintenance Derivative Work" shall mean any UniCAD Derivative Work developed to replace or upgrade either CBDS, or a UniCAD Derivative Work therefor which existed as of the Effective Date, which End-Users which have licensed CBDS or such UniCAD Derivative Work would be entitled to receive and use under the provisions of maintenance agreements (for CBDS or such UniCAD Derivative Works) they may have either a UniCAD Company or a Distributor without further charge to those End-Users in the form of either a new license fee or an upgrading fee, but shall not include any UniCAD Derivative Works that are New Product Derivative Works;

(q) "Manufacturing Licensee" shall mean a third party with whom a Party or any of its Subsidiaries, Affiliates, or Joint Ventures has entered into an agreement, now or in the future, permitting such third party to manufacture products based on those designed by, or for, and sold or leased by, such Party or its Affiliate, Subsidiary or Joint Venture;

(r)  "New Product Derivative Work" shall include

     (i) any UniCAD Derivative Work developed to replace or upgrade either CBDS, or a Derivative Work thereof which existed as of the Effective Date, which End-Users which have licensed CBDS or such Derivative Work would not be entitled to receive and use under the provisions of maintenance agreements they may have with either a UniCAD Company or a Distributor without further charge to those End-Users in the form of either a new license fee or an upgrading fee; and

     (ii) any of the following UniCAD Derivative Works and Derivative Works thereof developed to replace or upgrade such UniCAD Derivative Works:
          Detailed Emissions, AWE++, Design MockUp, DASU/PIE, and all translators with the exception of BS2DD.

     For the avoidance of doubt, New Product Derivative Work shall not include that set of software programs and associated documentation known as "SPECCTRA" and "IC Craftsman" regardless of whether such products become UniCAD Derivative Works after the Effective Date;

(s) "Nortel Company" shall mean Nortel or any of its Subsidiaries, Affiliates, Manufacturing Licensees, Contractors and Joint Ventures, and in the plural shall mean Nortel and all of its Subsidiaries, Affiliates, Manufacturing Licensees, Contractors and Joint Ventures;

(t)  "Party" shall mean any of Nortel, UniCAD or CCT;

(u) "Seat" shall mean a single CPU or X-terminal which can be used to access and use a single copy of CBDS or of a UniCAD Derivative Work on a central server;

(v) "Show Me" shall mean that portion or component of CBDS which is used to provide on-line help information for a program-user;

(w) "Subsidiary" shall mean a corporation or entity in which a Party effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares;

(x) "Third Party Components" shall mean those components of CBDS owned by third parties, as set out in Schedule B attached hereto, and for which Nortel has no rights other than those rights granted to it by such third parties;

(y) "UniCAD Company" shall mean UniCAD, CCT or any of their Subsidiaries, Affiliates and Joint Ventures, and in the plural shall mean UniCAD, CCT and all of their Subsidiaries, Affiliates and Joint Ventures;

(z) "UniCAD Derivative Work" shall mean a Derivative Work of CBDS developed by a UniCAD Company;

(aa) "Unisolve Products" shall mean the UniCAD Derivative Work known as "Unisolve", as it existed as of the Effective Date, and only those Derivative Works thereof which perform primarily stand-alone engineering analysis functions and which are licensed as products that do not include layout, routing or placement functions in excess of those included in Unisolve as it existed as of the Effective Date, and, for the avoidance of doubt, shall exclude all other Derivative Works thereof, regardless of the amount of functionality of Unisolve that is incorporated in such other Derivative Works;

(ab) "Year 1" shall mean the twelve (12) month period commencing on the Effective Date, and "Year 2", "Year 3", "Year 4", and "Year 5" shall mean, respectively, each subsequent twelve (12) month period thereafter; and

(ac) "$" and "Dollar" shall mean the United States of America dollar.


                                   ARTICLE 2

                                   LICENSES

Nortel, to the extent of its legal right to do so, and subject to the terms and conditions of this CBDS License Agreement, hereby grants to UniCAD Companies;

(a) a personal, perpetual, indivisible, non-exclusive, worldwide, non-assignable (subject to Article 18 hereof) right to develop UniCAD Derivative Works; and

(b) a personal, perpetual, indivisible, non-exclusive, worldwide, non-assignable (subject to Article 18 hereof) right to sublicense to End-Users and Distributors (including the right for Distributors to sublicense to End-Users) the right to use CBDS and UniCAD Derivative Works, subject to the payment by UniCAD to Nortel of fees and royalties thereupon as contemplated under Article 7 hereof.

Notwithstanding the non-exclusive nature of the above grants made by Nortel, and with the exception of BS2DD, Nortel Companies shall not grant any such rights to CBDS or any Derivative Works thereof to any party other than a UniCAD Company during the currency of this CBDS License Agreement. Nortel has, prior to October 15, 1993, granted non-exclusive rights in CBDS to third parties, including rights to sublicense to end-users. No such grant provides any such third party with any rights to Derivative Works of CBDS developed after the date of such grant (other than Derivative Works developed by or for such third party). UniCAD Companies acknowledge such preexisting rights and agree that this CBDS License Agreement does not restrict nor derogate the rights that Nortel may have granted to such third parties.

Notwithstanding the foregoing, each Nortel Company is entitled to use CBDS, to develop Derivative Works thereof, and to use Derivative Works of CBDS developed by itself or any other Nortel Company. Further, each Nortel Company may grant to third parties rights to use Show Me and the UniCAD Derivative Work known as "UniHelp" to develop Derivative Works thereof, and to sublicense to end-users and distributors (including the right for distributors to sublicense to end-users) the right to use Show Me, UniHelp and Derivative Works thereof, provided that such grants to third parties do not include any rights to use, or to grant sublicenses to use, Show Me, UniHelp or Derivative Works thereof in any EDA capacity whatsoever, and do not include any rights to use, or to grant sublicenses to use, Derivative Works which include components of CBDS other than Show Me or UniHelp. Each Nortel Company may grant to third parties rights to develop Derivative Works of CBDS and to sublicense to end-users and distributors (including the right for distributors to sublicense to end-users) the right to use Derivative Works of CBDS, provide that

(a) such grants to third parties do not include any rights to use, or to grant sublicenses to use, such Derivative Works in any EDA capacity whatsoever, and, where such Derivative Works contain a significant component of CBDS, the Nortel Company has given CCT at least thirty (30) days prior written notice of its intention to grant such rights; or

(b) such Derivative Works do not contain a significant component of CBDS, and, where such grants to third parties include rights to use, or to grant sublicenses to use, such Derivative Works in an EDA capacity, the Nortel Company has given CCT at least thirty (30) days prior written notice of its intention to grant such rights and has first offered to license such Derivative Works to CCT on commercially reasonable terms.

For the purposes of this paragraph, a Derivative Work shall not be deemed to contain a "significant component" of CBDS simply because it shares a common development environment with CBDS including tools, libraries and widgets.

With respect to BS2DD, no term or provision of this CBDS License Agreement shall restrict the rights of Nortel Companies to use BS2DD in any manner whatsoever, including, but not limited to, licensing BS2DD to other parties or making, having made, using, selling or reproducing products which contain BS2DD.

No term or provision of this CBDS License Agreement shall be deemed to transfer, or to contemplate the transfer of, any rights in, to or under CBDS or Derivative Works thereof other than those rights specifically granted herein.

UniCAD Companies acknowledge that Third Party Components are not the property of Nortel. Nortel hereby represents that it has obtained from the owners of Third Party Components the legal right to issue the grants and licenses set out in this Article 2. UniCAD Companies hereby agree to accept and be bound by the terms and conditions set out in Nortel's license agreements with the owners of Third Party Components with respect to the use of Third Party Components by Nortel sublicensees.

The Parties hereto acknowledge that from time to time, by written amendments to this CBDS License Agreement agreed to and signed by each of the Parties, additional Nortel intellectual property may be added to the licenses granted hereunder together with additional maintenance, grantback and royalty obligations for UniCAD Companies as shall be specified and agreed to in such amendment.

                                   ARTICLE 3

                          INTELLECTUAL PROPERTY GRANT

Nortel Companies, to the extent of their legal rights to do so, hereby grants to UniCAD Companies, subject to the terms and conditions of this CBDS License Agreement, a personal, non-transferable, non-assignable (subject to Article 18 hereof), indivisible, non-exclusive, worldwide license to use any intellectual property of Nortel Companies which is incorporated in, or infringed through the use of, CBDS and which is reasonably required to fully exploit the licenses granted under Article 2 hereof for the period of time for which statutory protection is granted, or common law or equivalent protection is provided. Such intellectual property of Nortel Companies shall include only that existing as of October 15, 1993, including, but not limited to, source code, object code, documentation, patents, copyrights, trade secrets, product related trademarks, and, where applicable, applications therefor, and know-how (hereinafter collectively "Nortel Intellectual Property Rights"). The foregoing grant to use Nortel Intellectual Property Rights shall be limited to the purposes set out in
Article 2 of this CBDS License Agreement.

Notwithstanding anything set out herein to the contrary, the grants set out in Articles 2 and 3 hereof shall not apply to the software programs and associated documentation known as "Ground Bounce", "Thermsim II" and "MDO".


                                   ARTICLE 4

                               FURNISHING OF CBDS

The Parties acknowledge that Nortel has, prior to the Effective Date, to the extent of its legal rights to do so, furnished CBDS to UniCAD. Nortel shall not be obliged to develop CBDS any further to perform its obligations under this CBDS License Agreement. The grants set out in Articles 2 and 3 hereof with respect to CBDS shall apply to CBDS as it existed as of October 15, 1993. With the exception of those modifications of, and improvements to, CBDS made by Nortel after October 15, 1993 which Nortel elected to furnish to UniCAD prior to the Effective Date ("Optional Additional Nortel Software"), the grants set out in Articles 2 and 3 hereof with respect to CBDS shall not apply to any software programs, documentation, or other technology relating to CBDS developed by Nortel Companies after October 15, 1993 (hereafter "Subsequent Technology"), notwithstanding that any Subsequent Technology may comprise modifications of CBDS. Optional Additional Nortel Software shall not include any of those items listed in Schedule G attached hereto. For the purposes of this Agreement, Optional Additional Nortel Software shall be treated as though it had been included in the original delivery of CBDS as set out under the first sentence of this Article 4.

                                   ARTICLE 5

                                   GRANT BACK

Notwithstanding anything herein to the contrary, UniCAD Companies shall be the sole owners of all portions of UniCAD Derivative Works and Improvements. Should any Maintenance Derivative Work or any portion thereof be developed for a UniCAD Company by a third party, such UniCAD Company shall be obliged to either (i) acquire for UniCAD sole ownership of such Maintenance Derivative Work or portion thereof, and all Improvements developed by such third party, or (ii) acquire for UniCAD sufficient legal rights from such third party in order for UniCAD to grant Nortel Companies the rights set out in this Article 5.

Further to the immediately preceding paragraph, UniCAD Companies hereby warrant and represent that, with the exception of Third Party Components, CBDS components, and any other software UniCAD acquired under license from third parties as contemplated in the immediately preceding paragraph of this Article 5, UniCAD has acquired sole ownership of all UniCAD Derivative Works and Improvements developed by, or for, UniCAD prior to the Effective Date.

Subject to the terms and conditions of this CBDS License Agreement, UniCAD hereby grants to Nortel Companies a personal, perpetual, indivisible, non-exclusive, irrevocable, non-transferable, non-assignable (subject to Article 18 hereof), worldwide, free (subject to the obligation of Nortel to pay support and maintenance fees pursuant to Article 6 hereof) right to use source code and object code versions of CBDS and Maintenance Derivative Works for their own internal uses in the normal course of their businesses. In the event of an uncured material breach of UniCAD's support and maintenance obligations pursuant to Article 6, the foregoing rights shall include the right to grant to third parties the right to use both the source code and object code versions of Maintenance Derivative Works solely to provide maintenance and support services to Nortel Companies as contemplated in the first paragraph of Article 6. Nortel Companies shall exercise reasonable measures (in no event to be any less stringent than those Nortel Companies use for their own proprietary software of similar value) to ensure that the confidentiality of Maintenance Derivative Works and UniCAD's proprietary rights therein are protected and preserved.

UniCAD shall, at its own expense, deliver source and object code versions of Maintenance Derivative Works to Nortel at the same time as the first UniCAD Company or Distributor makes object code copies thereof available to End-Users.

UniCAD shall provide Improvements to Nortel Companies at no additional cost where such Improvements are provided by any UniCAD Company or Distributor at no additional cost to any End-User. Otherwise, UniCAD shall provide Improvements to Nortel Companies under the most favorable terms offered by any UniCAD Company or Distributor to any End-User within four (4) months of purchase by a Nortel Company.

Any Nortel Company shall be entitled to license rights to use any commercially available New Product Derivative Work from any UniCAD Company for a license fee or upgrading fee calculated in accordance with Schedule D which shall be no higher than the lowest license fee or upgrading fee which any UniCAD Company or Distributor charges its most favoured End-User for comparable volumes of such New Product Derivative Work. Any Nortel Company shall be entitled to obtain support and maintenance services from UniCAD for any New Product Derivative Work for a maintenance fee or charge calculated in accordance with Schedule D which shall be no higher that the lowest fee or charge which any UniCAD Company or Distributor charges its most favoured End-User of such New Product Derivative Work for comparable support and maintenance services.


                                   ARTICLE 6

                            SUPPORT AND MAINTENANCE

UniCAD shall provide Nortel Companies with support and maintenance services during Year 1, Year 2, Year 3, Year 4 and Year 5 as set out in Schedule C attached hereto for Maintenance Derivative Works. Failure of UniCAD at any time to achieve the standards and levels of support and maintenance service set forth in Schedule C shall constitute a material breach of this CBDS License Agreement by CCT and all other UniCAD Companies. CCT, UniCAD and their Subsidiaries hereby guarantee and warrant the performance by UniCAD and its subcontractors of all of UniCAD's support and maintenance obligations hereunder.

For the provision of the aforesaid support and maintenance services, UniCAD shall be paid in accordance with the payment schedule set out in Schedule D attached hereto.

In the event UniCAD fails, in any material respect, to maintain the standards or levels of support and maintenance services set out in Schedule C, Nortel shall, thirty (30) days after Nortel provides UniCAD and CCT with written notice of such failure, be entitled to suspend all payments to UniCAD with respect to support and maintenance services until the required standard or level of service is resumed, without derogation or diminution of Nortel's rights elsewhere within this CBDS License Agreement. If payments to UniCAD for support and maintenance services are so suspended, the total amount paid to UniCAD for support and maintenance services for the period during which UniCAD fails to maintain the required standard or level of service shall be equitably adjusted downwards to reflect the decreased standard or level of service provided by UniCAD. Nortel may acquire the support and maintenance services from another source (hereinafter "Third Party Support") for the period during which UniCAD fails to maintain the required standard or level of service. Should the price paid for Third Party Support exceed the amount by which payments to UniCAD for support and maintenance services have been reduced, Nortel shall be entitled to further deduct such excess amount from support and maintenance fees otherwise payable to UniCAD.

In the event UniCAD or CCT fails to resume the standard or level of support and maintenance services set out in Schedule C ninety (90) days after Nortel has provided UniCAD and CCT with written notice of such failure as contemplated in the immediately preceding paragraph,

Nortel may, upon further written notice to UniCAD and CCT, and subject to
Article 7 hereof, release UniCAD and CCT of their support and maintenance obligations hereunder. Upon such further notice,

(a)  UniCAD shall pay to Nortel the sum of [**               ] as liquidated
     damages in compensation for all damages, including direct, indirect, special, incidental and consequential damages, suffered by Nortel Companies as a consequence of UniCAD's failure to maintain the standard or level of support and maintenance services set out herein; and

(b) the provisions restricting Nortel's ability to grant rights in CBDS and Derivative Works thereof to third parties contained in the second paragraph of Articles 2 shall immediately cease to be binding upon Nortel.

The Parties hereby acknowledge that the sum of [**               ] constitutes
an accurate estimate of the damages that would be suffered by Nortel Companies as a singular consequence of UniCAD's failure to maintain the standard or level of support and maintenance services set out herein. CCT hereby guarantees the obligation of UniCAD to pay Nortel liquidated damages for UniCAD's failure to maintain the standard or level of support and maintenance services set out herein.

The three (3) preceding paragraphs shall constitute Nortel Companies' sole remedies for a failure of UniCAD to meet its obligation to provide support and maintenance services set forth herein, and shall be in lieu of any other remedies or damages for such failure.

CCT hereby guarantees UniCAD's obligation to provide support and maintenance services to Nortel Companies pursuant to this CBDS License Agreement. In the event that UniCAD is in material breach of its obligation to provide support and maintenance services, CCT reserves the right to appoint a replacement subcontractor (or a number of subcontractors) to discharge such support and service obligation, subject to Nortel's consent, which shall not be unreasonably withheld.

UniCAD shall sign, and shall cause any UniCAD employees or employees of other UniCAD Companies working on Nortel Companies' premises to sign, before entering Nortel Companies' premises, confidentiality and security agreements with, and in a form mutually acceptable to, Nortel and UniCAD.

From the amounts due hereunder, Nortel may deduct or withhold whatever amounts are so prescribed by law to Revenue Canada, and Nortel shall provide to UniCAD, within sixty (60) days of calendar year end, proof, reasonably satisfactory to UniCAD, and reasonably available to Nortel, that it has paid such amounts. Nortel and UniCAD shall cooperate in seeking a waiver from Revenue Canada with respect to any obligation on the part of Nortel to withhold Canadian

**Confidential Treatment has been requested for certain portions of this document.

tax on the amounts due hereunder. If the amounts due hereunder are subject to the Goods and Services Tax or any other local, provincial, or federal sales taxes, Nortel shall pay such additional amounts as may be necessary to defray such taxes, except to the extent that any such taxes are based on income of UniCAD.

No term of this CBDS License Agreement shall in any manner oblige UniCAD to provide any support and maintenance to either Nortel or Nortel sublicensees in respect of their use of the UniHelp or any CBDS component where such use is not any EDA capacity whatsoever.

For so long as Nortel continues to pay UniCAD a support and maintenance fee
equal to or greater than [**               ] per year with respect to its
support and maintenance services rendered under this CBDS License Agreement, UniCAD shall

(i) maintain in its employ a minimum of three (3) development engineers tasked with CBDS layout, schematic and CAM, to fix bugs and to develop enhancements and features in addition to the support and maintenance obligations described elsewhere in this CBDS License Agreement, and

(ii) maintain in its employ a minimum of ten (10) development engineers located in the Regional Municipality of Ottawa-Carleton, Canada, and

(iii) continue to add enhancements and features to CBDS and Derivative Works thereof on commercially reasonable terms to be agreed to between UniCAD and Nortel. Notwithstanding anything herein to the contrary, UniCAD shall not be required to develop enhancements or features if such development would necessarily require UniCAD to obtain a license to any third party software in connection with the development of such enhancement or feature.


                                   ARTICLE 7

                                 CONSIDERATION

In consideration of the rights granted UniCAD Companies hereunder to market CBDS and UniCAD Derivative Works (excluding Unisolve Products), UniCAD shall make
aggregate royalty payments to Nortel in the amount of [**               ],
payable in installments of [**            ] at the end of each of the first six
(6) calendar quarters following the Effective Date, and installments of
[**           ] at the end of each of the next fourteen (14) calendar quarters thereafter. The first such installment shall be due and payable on the last day of the first three (3) full calendar months following the Effective Date.

UniCAD may, at any time and in UniCAD's sole discretion, pay all or any portion of the above payments in advance. Upon payment in full by UniCAD of all the above payments (whether paid in advance or otherwise),

**Confidential treatment has been requested for certain portions of this document.

(i) Nortel shall not be entitled to suspend or terminate the licenses granted to UniCAD Companies pursuant to this CBDS License Agreement, and

(ii) all licenses granted to UniCAD Companies pursuant to this CBDS License Agreement (excluding licenses to Unisolve Products) with respect to the software set out in Schedule A shall be fully paid, in each case notwithstanding any other provision of this CBDS License Agreement and notwithstanding any termination of this CBDS License Agreement.

With respect to all sublicensing after the Effective Date of Unisolve Products to End-Users by UniCAD Companies or Distributors, UniCAD shall pay Nortel a
royalty of [**               ] of the license fee (excluding support and
maintenance fees, sales taxes and shipping charges), either paid-up or periodic, that a UniCAD Company receives from either the End-User or a Distributor, as
applicable.  Such [**               ] royalty shall be payable on all such
sublicenses granted within five (5) years following the Effective Date. Commencing five (5) years following the Effective Date, all licenses granted herein with respect to Unisolve Products shall be fully paid, notwithstanding any other provision, or termination, of this CBDS License Agreement, and Nortel shall not be entitled to suspend or terminate such licenses. Nortel Companies
expressly acknowledge that such [**               ] royalty shall not be payable
with respect to sublicenses of Derivative Works of Unisolve that are not Unisolve Products, and that the only compensation payable to Nortel Companies with respect to such sublicenses is the fixed amount royalty described in the first paragraph of this Article 7.

UniCAD Companies and Distributors shall structure their license fees and support costs for Unisolve Products in conformance with EDA industry standard pricing practices vis-a-vis the relative amounts charged End-Users for, on the one hand, the right to use a Unisolve Product (hereinafter the "License Fee") and, on the other hand, support and maintenance services for such Unisolve Product (hereinafter the "Support Charges"). Furthermore, in making any offers to potential End-Users or Distributors to discount a UniCAD Company's catalog prices for License Fees and Support Charges, such discounts shall be made in conformance with EDA industry standard discounting practices vis-a-vis the relative price reductions for License Fees and Support Charges. Royalty payments with respect to Unisolve Products shall be made on either a per-Seat or a paid-up corporate license fee basis.

Notwithstanding any term or provision of this Article 7 or any other term or provision of this CBDS License Agreement, UniCAD shall not be obliged to pay royalties to Nortel with respect to the licensing by UniCAD Companies or Distributors of BS2DD and translator software programs which are Derivative Works thereof.

CCT hereby guarantees and warrants the payment by UniCAD of all the fees and royalties payable by UniCAD to Nortel under the terms of this Article 7.


**Confidential treatment has been requested for certain portions of this document.

                                   ARTICLE 8

                       RECORDS, REMITTANCES, AND PAYMENTS

UniCAD Companies shall keep, and shall require Distributors to keep, clear and accurate records with respect to the sublicensing of Unisolve Products.

Nortel shall have the right, through its internal auditing experts or Chartered Accountants retained for the purpose, to examine and audit, during normal business hours, annually (or at less frequent intervals) all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalties payable to it for sublicensing of Unisolve Products under this CBDS License Agreement. Prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit, nor the right to receive such adjustments, shall be affected by statements to the contrary appearing on cheques or otherwise, unless any such right is expressly waived in writing by the Party having such right. UniCAD Companies shall furnish, and shall require all Distributors to furnish, whatever additional information Nortel may reasonably request from time to time to enable Nortel to ascertain amounts payable hereunder.

Within sixty (60) days following the end of each fiscal quarter for as long as royalty payments are due to Nortel, UniCAD shall furnish to Nortel a statement, in a form acceptable to Nortel, certified by an authorized official of UniCAD, recording all sublicenses of Unisolve Products to End-Users hereunder, and all royalties payable thereon. If no such sublicenses have been signed, that fact shall be shown on such statement. Within the same sixty (60) day period, UniCAD shall, irrespective of terms granted or collections made on account of any such sublicenses subject to royalties, remit to Nortel the royalties payable hereunder for such fiscal quarter.

All payments to be made by UniCAD to Nortel shall be made in U.S. dollars delivered to Nortel's address as shown in Article 17 hereof, or to such other payee as Nortel may specify by written notice.

From the amounts due hereunder, UniCAD shall deduct or withhold whatever amounts are so prescribed by law to the U.S. Internal Revenue Service. Notwithstanding such deduction or withholding, Nortel and UniCAD shall cooperate in seeking a waiver from the Government of the United States of America with respect to any obligation on the part of UniCAD to withhold United States tax on the amounts due hereunder. If the amounts due hereunder are subject to any other local, state or federal sales taxes, UniCAD shall pay such additional amounts as may be necessary to defray such taxes, except to the extent that any such taxes are based on income of Nortel.

Payments when provided for in this CBDS License Agreement shall, when overdue, bear interest at a rate of two percent (2%) over the Canadian prime rate as quoted by the Royal Bank of Canada at Toronto, Canada computed on a daily basis.


                                   ARTICLE 9

                                  SUBLICENSING

In exercising their right to grant sublicenses as set forth in Article 2 of this CBDS License Agreement, UniCAD Companies shall, and shall oblige all Distributors to, enter into sublicense agreements with End-Users which shall contain provisions to the following effect:

(a) End-User shall acquire no right, title or interest in, to or under the CBDS or Derivative Works thereof other than the right to use CBDS or Derivative Works thereof;

(b) End-User shall hold CBDS and Derivative Works thereof in confidence and shall not at any time use or reproduce CBDS and Derivative Works thereof except as expressly permitted under the terms of their sublicense and shall not disclose CBDS and Derivative Works thereof to any person other than employees of End-User with a need to know without the prior written consent of UniCAD or CCT; and

(c) End-User's right to use CBDS and Derivative Works thereof shall be in accordance with the laws applicable in End-User's country of residence but so as not to affect, but to preserve, the proprietary and confidential nature of CBDS and Derivative Works thereof and any patent, copyright or other intellectual property right of Nortel and UniCAD Companies applicable to CBDS and Derivative Works thereof.

UniCAD Companies shall, and shall require Distributors to, negotiate, execute, administer and monitor each of the sublicenses of CBDS and Derivative Works thereof to ensure compliance with all the relevant provisions of this CBDS License Agreement.

UniCAD Companies shall require Distributors to notify UniCAD promptly if it becomes aware that an End-User is in default with respect to the above described provisions of its sublicense agreement. In the event that a UniCAD Company becomes aware that an End-User is in default with respect to such provisions of its sublicense agreement, it shall so advise Nortel promptly in writing, and, to the extent reasonably necessary to preserve the proprietary and confidential nature of the CBDS and Derivative Works thereof and any patent, copyright or other intellectual property right of Nortel, exercise as soon as reasonably possible, such rights and recourses as it may have in the circumstances.


                                   ARTICLE 10

                                   MARKETING

UniCAD Companies shall for the duration of this CBDS License Agreement use reasonable efforts to develop, supply, support and maintain a market for Unisolve Products.


                                   ARTICLE 11

                            CONFIDENTIAL INFORMATION

The Parties acknowledge that the material set forth in Schedule A attached hereto is confidential information and constitutes a trade secret of the Nortel Companies and constitutes "Confidential Information" for the purposes of this Agreement. The Parties further acknowledge that UniCAD Derivative Works licensed hereunder are confidential information and constitute trade secrets of UniCAD and CCT and constitute "Confidential Information" for the purposes of this Agreement. A Party receiving Confidential Information shall hold it in confidence and only make use of, or disclose, such Confidential Information as permitted by this CBDS License Agreement. Except as expressly provided for herein, no Party is granted any rights whatsoever in the Confidential Information.

A Party receiving Confidential Information shall, during the full currency of this CBDS License Agreement and for five (5) years thereafter hold secret and not disclose, to any person (except to such of their employees and contractors as are required to use the Confidential Information, and then only under obligations of confidence on terms at least as restrictive as those contained herein binding upon such employees and contractors) any of the Confidential Information, except to Distributors and End-Users pursuant to Article 2 of this CBDS License Agreement, provided such persons agree to obligations of confidence on terms at least as restrictive as those contained herein.

The receiving Party shall not be bound by obligations of confidence with respect to Confidential Information it receives, or any part thereof, which

(i) was known by the receiving Party prior to its disclosure by the disclosing Party, as evidenced by its records;

(ii) was independently developed by the receiving Party, as evidenced by its records;

(iii) was lawfully in the public domain at the time of its disclosure by the disclosing Party, or thereafter becomes publicly available otherwise than through a breach of the obligations of confidence described herein;

(iv) was disclosed to the receiving Party by a third party provided such third party, or any other party from whom such third party received the Confidential Information, is not in breach of any obligations of confidence with respect of such Confidential Information; or

(v) is disclosed in response to a valid order or direction of a court or other governmental body or any political subdivision thereof, but only to the extent and for the purpose of such order or direction and only if the receiving Party, to the extent possible, first notifies the disclosing Party of such order and permits and reasonably assists the disclosing Party in seeking an appropriate protective order.

The receiving Party shall not make or have made or permit to be made, any copies of the Confidential Information other than those copies which are permitted hereunder, and all such copies shall, upon reproduction by the receiving Party or Distributor and whether or not in the same form or format as the Confidential Information, contain the same proprietary and confidentiality notices or legends which appear on the Confidential Information provided pursuant hereto.

In the case of a violation of this Article 11, the receiving Party shall immediately take all reasonable steps requested by the disclosing Party to prevent or remedy any such violations, with particular emphasis on preserving the proprietary and confidential nature of the Confidential Information and any patent, trade secret, copyright or other intellectual property right of the Parties.

Notwithstanding the foregoing obligations to protect the Confidential Information, the disclosing Party may immediately, upon learning of any possible unauthorized use or disclosure thereof, seek injunctive relief against the receiving Party or any third party, and provided that the disclosing Party establishes that a breach of this Article 11 by the receiving Party has occurred, such other Party hereby unequivocally consents to the granting of a temporary restraining order or other injunctive relief to the extent reasonably necessary to protect the disclosing Party's rights in the Confidential Information, and such other Party shall fully cooperate with the disclosing Party to protect its interests in such Confidential Information.


                                   ARTICLE 12

                             FREEDOM OF DEVELOPMENT

Nothing in this CBDS License Agreement shall prevent Nortel Companies from continuing to develop modifications to CBDS or Derivative Works thereof or to develop other EDA software tools which may be similar to, complement, or replace CBDS or Derivative Works thereof.

It is understood by all the Parties that each is entitled to develop products incorporating functionality similar to that of CBDS and Derivative Works thereof. Such products may be developed using any residual information, concepts or ideas retained in a non-tangible form by employees of any Party without need for further reference to the information received from the other Party, whether written, stored in magnetic, electronic, or physical form, or otherwise fixed, provided in so doing that no Party shall violate any intellectual property rights of the others or their suppliers. The foregoing rights to freely develop other products shall not diminish the restrictions placed on Nortel in Article 2 hereof.


                                   ARTICLE 13

                          REPRESENTATIONS & LIABILITY

Nortel warrants and represents to UniCAD and CCT that as of the Effective Date it has the authority and capacity to enter into this CBDS License Agreement and to undertake the obligations, and acquire the rights, set out in this CBDS License Agreement on behalf of all Nortel Companies. UniCAD and CCT each warrant and represent to Nortel that as of the Effective Date it has the authority and capacity to enter into this CBDS License Agreement and to undertake the obligations, and acquire the rights, set out in this CBDS License Agreement on behalf of all UniCAD Companies.

Except as provided herein, Nortel makes no representations in respect to, and does not warrant, CBDS or any other material furnished to UniCAD pursuant hereto, but shall furnish such in good faith to the best of its knowledge and ability. WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, NORTEL MAKES NO REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (EXCEPT AS SET FORTH BELOW) AS TO WHETHER OR NOT CBDS OR ANY OTHER MATERIAL FURNISHED TO UniCAD PURSUANT HERETO, OR THE USE OF CBDS OR ANY SUCH MATERIAL, MAY INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY OTHER PERSON.

Notwithstanding the foregoing, Nortel represents and warrants to UniCAD that:

(i) to the best of Nortel's knowledge as it existed as of October 15, 1993, as of October 15, 1993 CBDS did not infringe any patent or copyright or misappropriate any trade secret of a third party;

(ii) no claims alleging any such infringement have been made against Nortel prior to the Closing; and

(iii)  Nortel is not aware of any basis for any such claims.

Nortel represents that to the best of its knowledge there is no conflicting claim related to the rights granted hereunder.

Except for

(i) claims arising from a Party's breach of its obligations of confidence as described herein;

(ii) claims arising from a Party's infringement of the intellectual property rights of another Party or its Affiliate;

(iii)  claims for bodily injury or tangible property damage[; and

(iv) claims arising from UniCAD's failure to maintain the standard or level of support and maintenance services set out herein,

the total collective liability of each Party and its Affiliates to the other Parties and their Affiliates for damages arising under this CBDS License Agreement (whether in contract, tort or otherwise) shall not exceed the cumulative aggregate amount payable or actually paid hereunder by Nortel to UniCAD.

WITH THE EXCEPTIONS OF DAMAGES ARISING FROM THE BREACH OF OBLIGATIONS OF CONFIDENCE DESCRIBED HEREIN AND FROM THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A PARTY OR ITS

AFFILIATE AND FROM UNICAD'S FAILURE TO MAINTAIN THE STANDARD OR LEVEL OF SUPPORT AND MAINTENANCE SERVICES SET OUT HEREIN, NO PARTY TO THIS CBDS LICENSE AGREEMENT SHALL BE LIABLE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT ANY SUCH DAMAGES ARE CONSTRUED AS ARISING FROM A BREACH OF A CONDITION OF THIS CBDS LICENSE AGREEMENT OR A FUNDAMENTAL TERM.

                                   ARTICLE 14

                                  INDEMNITIES

UniCAD hereby indemnifies and saves Nortel Companies harmless from and against all losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable legal fees and disbursements) suffered or incurred as a result of or in connection with any claim or demand made or action taken or any obligation or liability with respect to the termination by UniCAD of any UniCAD employees who were, prior to October 15, 1993, employees of a Nortel Company.


                                   ARTICLE 15

                                 FORCE MAJEURE

No Party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with terms of this CBDS License Agreement due to any causes beyond its reasonable control, which causes include but are not limited to Acts of God or the public enemy, riots and insurrections, war, accidents, fire, strikes and other labour difficulties (whether or not the Party is in a position to concede to such demands), embargoes, judicial action, lack of or inability to obtain export permits or approvals, necessary labour, materials, energy, components or machinery, acts of civil or military authorities.


                                   ARTICLE 16

                              TERM AND TERMINATION

This CBDS License Agreement shall become effective upon the Effective Date and shall continue in full force and effect until terminated as set forth herein. Prior to Closing, this CBDS License Agreement shall have no force or effect. Upon Closing, the Prior Agreement shall be terminated and shall have no further force or effect, with the exception of those provisions continued therein which are specifically deemed to survive termination, and this CBDS License Agreement shall supersede and replace the Prior Agreement in its entirety.

In the event a UniCAD Company becomes insolvent or is the object of bankruptcy or insolvency proceedings (other than involuntary proceedings that are fully dismissed within forty-five (45) days from the commencement thereof), or makes an assignment for the benefit of its creditors, or is placed in receivership or liquidation, then its rights under this CBDS License Agreement shall immediately terminate.

Other than a breach by UniCAD under Article 6 hereof relating to the provision of support and maintenance services as set out in Schedule C, in the event any Party breaches this CBDS License Agreement or fails, in any material respect, to perform one or more of its material obligations hereunder, a non-breaching Party may by written notice require the breaching Party to remedy such breach or perform such obligation to the reasonable satisfaction of such non-breaching Party. If such breach has not been remedied or such obligation performed within sixty (60) days (or within thirty (30) days for breach of Article 11 obligation of confidence) of such notice, then such non-breaching Party may, by written notice, and subject to Article 7, forthwith terminate this CBDS License Agreement.

In the event this CBDS License Agreement is terminated by Nortel for any of the reasons set out herein above, UniCAD shall arrange for the immediate delivery of all then existing Maintenance Derivative Works which have not, as of the date of such expiration or termination, yet been delivered to Nortel.

Notwithstanding any termination hereunder, the provisions of Article 11 CONFIDENTIAL INFORMATION, and the provisions of Article 13 LIABILITY, shall survive the termination of this CBDS License Agreement.


                                   ARTICLE 17

                                    NOTICES

Except as otherwise provided herein, any notices or demands that are required by law or under the terms of this CBDS License Agreement shall be given or made by a Party in writing and shall be given by hand delivery, facsimile or similar communication, or by certified or registered mail, and addressed to the respective Parties set forth below. Such notices shall be deemed to have been given in the case of facsimile or similar communications when delivered, and in the case of certified or registered mail, five (5) days after the date when mailed postage prepaid.

To CCT:                  Cooper & Chyan Technology
                         1601 South DeAnza Boulevard, Suite 255
                         Cupertino, California
                         U.S.A. 95014

                         Attention:  Robert D. Selvi
                         Facsimile:  (408) 342-5650

        Copy to:         Fenwick & West LLP
                         Two Palo Alto Square
                         Palo Alto, California
                         U.S.A. 94306

                         Attention:  Richard L. Dickson
                         Facsimile:  (415) 494-1417

     To UniCAD:          UniCAD, Inc.
                         2745 Iris Street
                         6th Floor
                         Ottawa, Ontario
                         CANADA K2C 3V5

                         Attention:  Scott McLellan
                         Facsimile:  (613) 596-9028

     To Nortel:          Northern Telecom Limited
                         2920 Matheson Boulevard,
                         Mississauga, Ontario
                         Canada L4W 4M7

                         Attention:  Corporate Secretary
                         Facsimile:  (905) 238-7191

          Copy to:       Nortel Technology
                         3500 Carling Avenue
                         Nepean, Ontario
                         Canada K2H 8E9

                         Attention:  Counsel
                         Facsimile:  (613) 763-5920

The above addresses may be changed at any time by giving thirty (30) days prior written notice.

In the event of a generally-prevailing labour dispute or other situation which will delay or impede the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.


                                   ARTICLE 18

                               GENERAL PROVISIONS

This CBDS License Agreement shall not be assigned or transferred by any party except with the prior written consent of the other parties. Notwithstanding the foregoing:

(a) this CBDS License Agreement may be assigned by Nortel to any of Nortel's Subsidiaries or Affiliates upon notice to the other Parties; and

(b) the Parties may transfer or assign their rights and obligations under this CBDS License Agreement to a successor (not including a trustee in bankruptcy) to all or substantially all of its business or assets relating to this CBDS License Agreement whether by sale, merger, operation of law or otherwise.

The Parties recognize that the licensing or transfer of CBDS or the Derivative Works thereof into certain countries may be subject to the prior specific approval of the Governments of Canada or The United States of America, or various agencies thereof, and international control organizations in which the Governments of Canada or The United States of America participate, including in particular the Free World Coordinating Committee (sometimes known as "CoCom"). Accordingly, UniCAD Companies and Distributors shall not license, transfer or communicate Derivative Works of CBDS into any such country without receiving such applicable prior specific approvals.

Nothing in this CBDS License Agreement shall be construed as requiring Nortel to disclose CBDS, or to grant rights under licenses, which would violate any confidentiality undertakings which it or its Subsidiaries or Affiliates have towards third persons or which would violate any present or future law or decree of any government or governmental officer or agency.

Nothing contained in this CBDS License Agreement shall be construed as:

(i) requiring Nortel to file any patent application, to secure any patent or to maintain any patent in force;

(ii) constituting a warranty or representation by Nortel as to the validity or scope of any patent licensed hereunder;

(iii) constituting a warranty or representation that any development or licensing of CBDS by UniCAD Companies or Distributors hereunder will be free from infringement of patents other than those under which and to the extent to which licenses are granted hereunder;

(iv) constituting an agreement to bring or prosecute actions or suits against third parties for infringements;

(v) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof; or

(vi) conferring by implication, estoppel or otherwise upon any Party any license or other right under any patent, except the licenses and rights expressly granted hereunder.

The failure of any Party to give notice to any other Party of the breach or non-fulfillment of any term, clause, provision or condition of this CBDS License Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or non-fulfillment of any term, clause, provision or condition of this CBDS License Agreement constitute a waiver of any other breach or non-fulfillment of that or any other term, clause, provision or condition of this CBDS License Agreement.

This CBDS License Agreement sets forth the entire agreement and understanding between the Parties with respect to the licensing of CBDS and supersedes and cancels all previous negotiations, agreements, commitments, and writings in respect to CBDS. The attached Schedules A through D, as may be modified in accordance with the terms hereof, form part of this CBDS License Agreement. No Party hereto shall be bound by any term, clause, provision or condition save as expressly provided in this CBDS License Agreement or as duly set forth on or subsequent to the Effective Date in writing and signed by duly authorized officers of the Parties.

Nothing in this CBDS License Agreement shall be construed as establishing or implying any partnership between the Parties hereto, and, except where expressly indicated, nothing in this CBDS License Agreement shall be deemed to constitute any Party hereto as the agent of another Party hereto or authorize any Party hereto to incur any expenses on behalf of any other Party hereto or to commit any other Party hereto in any way whatsoever, without obtaining the other Party's prior written consent.

Terms, conditions and general terms of this CBDS License Agreement shall be held in confidence by the Parties and only disclosed as may be agreed to by all Parties or as may be required to meet securities disclosure or export permit requirements.

                                   Schedule A

     Listing of the Software Programs and Documentation that Comprise CBDS

                      This list was prepared July 7, 1993.



[**               ]



**Confidential treatment has been requested for certain portions of this document.

                                   Schedule B

                             Third Party Components

The plotter driver software packages supplied to BNR by Calcomp, Versatec, and HP.

EDIF Software, as available from University of California, Berkeley

                                   Schedule C

                             Core Support Services

Level Of Service Metrics

Hotline Response

 .    Calls to/from UniCAD with ESN; Messages can be left 24 hours/day 7 days/week. 8:00am to 6:00pm EST, 5 days/week excluding holidays and Christmas break, hotline will be covered by people;
 .    All current CBDS/DDS tools including supported AppMan packages. All non-
     simulation Viewlogic tools will be handled as best as possible (if no quick resolution, it will be passed off to Viewlogic hotline). Any issues related to migration will be covered.
 .    If call is answered by a person, that person must be knowledgeable (i.e.
     able to understand the area of concern).
 .    If message is left, call will be returned by a knowledgeable person within
     4 business hours.

Bug Resolution

     Severity 1
 .    No workaround; User is stopped dead in his task.
 .    UniCAD will work full-time until a workaround/patch is found. Target is for a patch to be delivered to BNK distribution group by the end of the next full business day.
 .    Fix will be delivered to all customers in the next release.

     Severity 2
 .    Impacts a major function.
 .    Target is for a workaround to be supplied to user by the end of the next full business day.
 .    Selected fixes will be delivered to all customers in the next release.

     Severity 3
 .    Annoyance; not critical to design flow.
 .    Response supplied to user within 5 business days.
 .    Selected fixes will be delivered to all customers in the next major release.

Maintenance Derivative Works

     Releases
 .    All severity 1 problems reported by BNR/NT users must be included in the next release. Any severity 1 problem reported between development cutoff and delivery date may be considered for the release.
 .    Selected severity 2 problems reported by BNR/NT users will be included in the next release.
 .    Selected severity 3 problems reported by BNR/NT users will be included in the next major release.
 .    At least 1 major release per year and 1 minor release will be given per year (not more than once per quarter).

     Major Releases
 .    Hotline support will be provided for the current release and the last minor release of the preceding major release.
 .    Development support (bug fixes) will be provided only for the current release.

Hardware/OS Level Support

 .    Windows NT                Q4 1996 Analysis related tools only
 .    SUN 4.1.3                 Current
 .    Solaris 2.3               Current
 .    HP700 9.03                Current
 .    New Plotters              Negotiable

UniCAD will support successive OS on these platforms at Nortel's request provided a significant faction of the Nortel community (>20%) requires that platform.

New Feature & Enhancement Introduction

 .    All enhancement requests should be responded to within 72 hours.
 .    UniCAD must supply BNR/NT liaison with a list of requested enhancements &
     features on a quarterly basis.
 .    BNR/NT liaison will prioritize the feature requests for BNR/NT.
 .    After every major release, UniCAD will review all outstanding enhancement requests and will issue a new response for each if there is any change in status.
 .    BNR/NT will participate as beta users during the Beta period of all major releases as long as beta plans are received by UniCAD. If the feature is requested by BNR/NT, the liaison must find BNR/NT beta sites for the feature.

Quality

 .    The target for GR software delivered to BNR/NT is 1 software/documentation problem per 1000 connect hours of BNR/NT usage. In the first 3 months after GR, there may be a slight increase BUT the target is again 1 software/documentation problem per 1000 connect hours 3 months after GR.
 .    UniCAD will make BNR/NT problem statistics available to BNR/NT liaison quarterly.

Support and maintenance of BS2DD Bridge Interface

         UniCAD must maintain the BS2DD component of CBDS to the same level of service metrics as applicable to all the other components of CBDS, and must also ensure that BS2DD remains compatible for use with all new versions of (and any replacements therefor) Board Station and CBDS.

                                   Schedule D

                               September 6, 1995

                             Support Services Fees

With respect to Year 1 through 5, Nortel's obligation to pay UniCAD for Support Services set out in Schedule C shall be determined as follows:

(i)     The minimum Support Payment to UniCAD shall be [**               ] (US)
        per year.
(ii) The Support Payment for a given year shall be determined via Table 1 & 2 below no later than September 15 of the preceding year.
(iii) A Gross Level of Business shall be derived by adding the Gross Level of Maintenance to the Gross Level of New Purchases.
(iv) The Gross Level of Maintenance shall be derived by adding the products of the volume of each tool group desired by Nortel and its corresponding Maintenance Baseline. The Maintenance Baseline for a tool group shall be the value indicated in Table 1, or the current maintenance list price, which ever is the least.
(v) The Gross Level of New Purchases shall be derived by adding together the list price of each additional New Product Derivative Work committed to be purchased by Nortel.
(vi) The Support Payment for a given year shall be derived by reducing the Gross Level of Maintenance by the Maintenance Discount corresponding to the Gross Level of Business (see Table 2).
(vii) License fees for each additional New Product Derivative Work shall be derived by reducing the list price by the Purchase Discount corresponding to the Gross Level of Business (see Table 2).
(viii) Where a UniCAD Company typically offers its customers free maintenance services for a period of time following the licensing of a New Product Derivative Work, UniCAD shall provide Nortel with free maintenance services for the same period of time following Nortel's licensing of such New Product Derivative Work. Annual Support Payments for additional New Product Derivative Works licensed by Nortel shall be derived by prorating the current maintenance list price for such additional New Product Derivative Works over the period of the year during which Nortel is not entitled to free maintenance services and then reducing the prorated amount by the Maintenance Discount corresponding to the Gross Level of Business (see Table 2).
(ix) Tool usage needs during a year above the levels committed to in September of the preceding year will use the same Maintenance Discount and Purchase Discount. Additional Support Payment(s) will be made as additional New Product Derivative Works are licensed.
(x) Payments of one quarter of the total annual Support Payment will be made January, April, July and November. The first payment due November 1996 for the period October 15, 1996 through December 31, 1996 will be
        [**               ] (US) for support on unlimited tool usage.

**Confidential treatment has been requested for certain portions of this document.

 Table 1:  Maintenance Baseline (in U.S. dollars)

              Tool Group                          Maintenance Baseline
             ---------------------------------------------------------------
              Comprehensive Seat                  [**        ]
              Schematic                           [**        ]
              UniRule                             [**        ]
              UniBuild                            [**        ]

              A Comprehensive Seat contains all UniCAD tools except Schematic and ShopView

 Table 2:  Discount Schedule (Gross Level of Business in thousands of U.S.
           dollars)

 Gross Level of Business      Maintenance Discount       Purchase Discount
 (non-discounted)
- --------------------------------------------------------------------------------
 1,000 - 1,499                [**        ]               [**        ]
 1,500 - 1,749                [**        ]               [**        ]
 1,750 - 1,999                [**        ]               [**        ]
 2,000 - 2,249                [**        ]               [**        ]
 2,250 - 2,499                [**        ]               [**        ]
 2,500 - 2,749                [**        ]               [**        ]
 >2,750                       [**        ]               [**        ]
 -

      Where the annual Support Payment is calculated as greater than [**       ]
      (US)), support for CBDS and New Product Derivative Works tools shall be on an Unlimited Usage Basis (i.e. Nortel's annual Support Payment for CBDS
      and New Product Derivative Works is capped at [**       ] (US))
      regardless of the number of seats in use).

The Gross Level of Business includes all maintenance of CBDS and New Product Derivative Works and all purchases of New Product Derivative Works (committed to by September 15 of the preceding year) or by the actual preceding year's Gross Level of Business, whichever is greater.

At Nortel's option, support for unlimited use of Schematic (FUNDES) tool
available for the cost of [**        ] per annum.

At Nortel's option, support for unlimited use of the ShopView and PDMView
components of UniCAD Derivative Works may be purchased at a cost of [**        ]
per annum.

All figures are in US Dollars.

All seats are considered network floating seats.

**Confidential treatment has been requested for certain portions of this document

                                   Schedule E

                           Extended Support Services

Training

 .     UniCAD will give a soft copy of the master training material to BNR/NT to be used solely for BNR/NT use. The UniCAD copyright notice must remain on the material.
 .     UniCAD will provide student evaluation forms for all courses taken by
      BNR/NT users.
 .     The BNR/NT liaison will help specify the contents of the evaluation forms.
 .     Results of the evaluation form will be forwarded to the BNR/NT liaison.
 .     UniCAD will train designated BNR/NT trainers in current course material as required.
 .     BNR/NT may alter the material for their own use. BNR/NT will supply UniCAD with a soft copy of all changes they make for training BNR/NT users and as a reference for the hotline.


Documentation

 .     Must be 100% on-line with hard copy for installation guides.
 .     Fixes/Enhancements must be documented and identified on-line in the release in which they appear.
 .     On-line release notice is required for each maintenance and major release.
 .     Significant errors/omissions will be treated depending on its severity to the user.
 .     Application notes, bulletins and/or newsletters soft copies will be delivered to BNR Operations group for distribution.

                                   Schedule F

                             BS2DD Bridge Interface

Source and object code listings of a program known as BS2DD, which enable the user thereof to move design files between Mentor Graphics' Board Station product and CBDS, and all design and user documentation therefor in the possession of BNR as of the BS2DD Effective Date.

A listing of the software programs and documentation that comprise BS2DD

SOFTWARE:
- --------

     Software to be furnished to Licensee hereunder shall be comprised of the following:

     (a)  Source code for the Board Station to design data translator

     (b)  Source code for Board Station netlist extractor

     (c)  Shell script(s) to control execution

     (d) Source code for supporting the translator (to include builds, configuration files)

DOCUMENTATION:
- -------------

     Documentation to be furnished to Licensee hereunder shall be comprised of the following:

     (a) a BS2DD User and Reference Guide. This will be an internal BNR document which will include the following:

          -    Description of control flow through the main script, bs2dd
               - A discussion of the sequence of execution including the applications used, such as LAYOUT and sprig, and why they are used
               - Assumptions and/or requirements for execution such as environmental variables
               -    Restrictions and/or limitations
               -    Files used and created

          - Description of the format of the files: bs2dd.layers & pin map file

          - Hi-level description of the netlist creation module, bs2cbdsnl, including:
               -    input files and parameters
               -    output files
               -    restrictions and/or limitations

          - Hi-level description of the dd creation module, bs2dd.out, including:
               -    input files and parameters
               -    configuration file bs2dd.config
               -    restrictions and/or limitations
               -    discussion of error messages
               - general description of what entities in Board Station translate into what in the dd file, with assumptions made

     (b) High-level roadmap and documentation of the following files including files used for storing major data structures:

          -    pcb-structs2.h general pcb structures, such as net & gates

          -    ag-intf.h structures created from the ASCII geometry file

          -    nf-intf.h structures created from the neutral file

          - bs2dd.h cross-reference data structures for linking a Board Station entity to a dd file index

Note: File format descriptions will be limited to the files specifically cited above. The description of standard Board Station files is supplied with Board Station documentation. The description of the dd file is supplied with UniCAD CDS documentation.

                                   Schedule G

            Items Excluded from Optional Additional Nortel Software

The following items may have been furnished by Nortel to UniCAD prior to the Effective Date. These items do not constitute Optional Additional Nortel Software as defined in Article 4 hereof. This Agreement does not convey any rights whatsoever in the following items.

     1.0  Optimized Placement Tool (a.k.a. MDO)
          1.1  MDO Base Technology
               1.1.1  Placement Perturbation Algorithm
               1.1.2  Artificial Intelligence Framework
                      (Simulated Annealing based)
          1.2  Cost Functions# (analysis engines)
               1.2.1  Routing Density Analysis
               1.2.2  Logic Length Minimization
               1.2.3  Manufacturing Clearance
               1.2.4  Interconnect Delay
               1.2.5  Ground Bounce Analysis (see 2.0)
               1.2.6  Clique function

     2.0  Simultaneous Switching Noise - SSN (a.k.a. Ground Bounce)
          2.1  Component Level
               2.1.1  SSN Estimation
               2.1.2 Optimization of signal to pin mapping & SSN estimation. Optimization engine same as with 1.1.2.
          2.2  Board Level
               2.2.1  SSN Estimation
               2.2.2  Cost function within placement optimizer (see 1.2 above)

     3.0  RLGCcalc Tool
          3.1 Generation of non-linear RLGC matrix for TLM analysis of multiple, non-planar transmission lines.
          3.2 Tool resides outside of UniCAD framework. Tool written in C and TCL/TK (platform independent).

This CBDS License Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the Parties hereto have signed and executive this CBDS License Agreement on the date first above mentioned.

Northern Telecom Limited                UniCAD, Inc.

By:                                     By:
   ------------------------------          ------------------------------
            G.A. Sakus

Title:  Senior Vice-President           Title:
                                              ---------------------------

Date:                                   Date:
     ----------------------------            ----------------------------

By:                                     Cooper & Chyan Technology, Inc.
   ------------------------------
            R.A. Brait

Title:  Assistant General Counsel,      By:
                                           ------------------------------
        Technology Law and Licensing

Date:                                   Title:
     ----------------------------             ---------------------------

                                        Date:
                                             ----------------------------

                                                                       Exhibit J
                             TERMINATION AGREEMENT
                             ---------------------

     TERMINATION AGREEMENT dated as of July 19, 1996, by and between ________________ and UniCAD, Inc., a Massachusetts corporation, and UniCAD Canada, Ltd., a corporation organized under the laws of Ontario, Canada (collectively "UniCAD").

     WHEREAS, _____________ and UniCAD entered into an Agreement dated as of July 25, 1994 whereby _____________ terminated his relationship with UniCAD as an employee and officer of UniCAD and _____________ was entitled to certain severance payments (the "Severance Agreement");

     WHEREAS, UniCAD and Cooper & Chyan Technology, Inc., a California corporation ("CCT"), have entered into an Agreement and Plan of Reorganization dated as of July 22, 1996 whereby a wholly-owned subsidiary of CCT ("Newco") will merge with and into UniCAD in a reverse triangular merger with UniCAD to be the surviving corporation and whereby all outstanding common stock of UniCAD will be converted into common stock of CCT, and CCT will assume all outstanding options to purchase shares of common stock of UniCAD (the "Merger");

     WHEREAS, it is a condition of the Merger that this Agreement be executed and the parties hereto agree that it is in their respective best interests that the Severance Agreement be terminated effective as of the closing date of the Merger;

     NOW, THEREFORE in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     1.  Termination and Waiver of Agreement.  The parties acknowledge and agree
         -----------------------------------
that the Severance Agreement and each of the agreements, if any, attached as an exhibit to the Severance Agreement, are hereby terminated and of no further force and effect, and that all obligations of UniCAD under the Severance Agreement are hereby terminated and canceled, provided that the Release executed by _____________ and the resignation(s) executed by _____________ shall continue in full force and effect.

     2.  Further Assurances.  Each of the parties agree that they shall at any
         ------------------
time and from time to time as may reasonably be requested by the other parties hereto, execute and deliver such further documents and instruments and take such further actions as may be requested to effectuate the intent and purpose of this Agreement.

     3.  Effectiveness.  This Agreement shall only be effective upon, and
         -------------
subject to, the closing of the Merger as described in the recital above.

     4.  Miscellaneous.
         -------------

         a.  Applicable Law.  This Agreement shall be construed, governed,
             --------------
interpreted and applied in accordance with the internal laws of the Commonwealth of Massachusetts.

          b.  Entire Agreement.  The parties hereto acknowledge that this
              ----------------
Agreement sets forth the entire agreement and understanding of the parities hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

          c.  Waiver of or Modification to the Agreement.  The failure of either
              ------------------------------------------
party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

          d.  Counterpart Signatures.  This Agreement may be executed in any
              ----------------------
number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                       UniCAD, Inc.

                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                       UniCAD Canada Ltd.

                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------



                                       -----------------------------------
                                       Print Name



                                       -----------------------------------
                                       Signature

                                                                    Exhibit 2.7A

                            CERTIFICATE OF OFFICERS
                       OF COOPER & CHYAN TECHNOLOGY, INC.
                                      AND
                             CCT ACQUISITION CORP.

     The undersigned officers of Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT") and its wholly-owned subsidiary, CCT Acquisition Corp., a Massachusetts corporation ("CCT Sub"), on behalf of the respective managements of CCT and CCT Sub, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, in connection with the proposed merger of CCT Sub with and into UniCAD, Inc., a Massachusetts corporation ("UniCAD") in a statutory merger and related transactions (the "Merger") pursuant to that certain Agreement and Plan of Reorganization by and between CCT and UniCAD dated as of July 22, 1996, (the "Plan of Reorganization"), and Exhibits thereto including, but not limited to, the Agreement of Merger, with UniCAD surviving the Merger, hereby represent that as of the time this certificate is executed, the following facts are now true and will continue to be true as of the Effective Time and Closing of the Merger and thereafter where relevant:

          1. CCT Sub will be merged with and into UniCAD in accordance with the relevant statutory merger provisions of Massachusetts corporate law, and in the transaction the stockholders of UniCAD will receive solely voting Common Stock of CCT (except for cash paid to UniCAD stockholders perfecting appraisal rights as required by the Massachusetts Business Corporation Law or cash received in lieu of fractional shares) in exchange for UniCAD's outstanding Common Stock ("UniCAD Stock"). Thus, except as set forth in the preceding sentence, CCT intends that no consideration other than CCT voting Common Stock be paid or received (directly or indirectly, actually or constructively) for UniCAD Stock.

          2. The payment of cash by CCT in lieu of issuing fractional shares of CCT voting Common Stock is solely for the purpose of avoiding the expense and inconvenience to CCT of issuing fractional shares and does not represent separately bargained-for consideration. The CCT fractional share interests to which each UniCAD stockholder may be entitled in the Merger will be aggregated so that no UniCAD stockholder will receive cash in an amount which would equal or exceed, in the aggregate, the value of one whole share of CCT voting Common Stock.

          3. The total fair market value of all consideration other than CCT voting Common Stock received by UniCAD stockholders in exchange for their UniCAD Stock in the Merger (including, without limitation, cash paid to UniCAD stockholders perfecting appraisal rights and cash paid in lieu of fractional shares) will be less than ten percent (10%) of the aggregate fair market value of UniCAD Stock outstanding immediately prior to the Merger.

          4. On the Effective Date of the Merger, the fair market value of the CCT voting Common Stock and other consideration received by each UniCAD stockholder will be approximately equal to the aggregate fair market value of the UniCAD Stock surrendered in exchange therefor.

          5. There is no intercorporate indebtedness existing between CCT and UniCAD or between CCT Sub and UniCAD that was issued or acquired, or will be settled, at a discount.

          6. None of the payments designated as compensation to be received by any stockholder of UniCAD will be separate consideration for, or allocable to, any of their shares of UniCAD Stock; the compensation which might be paid to any stockholder of UniCAD will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; and none of the shares of CCT voting Common Stock to be received by any stockholder of UniCAD will be separate consideration for, or allocable to, any employment agreement, consulting agreement or any covenants not to compete or otherwise for the performance of services.

          7. Neither CCT nor CCT Sub owns, directly or indirectly, nor have they owned during the past five years, directly or indirectly, any stock of UniCAD.

          8. Prior to the transaction, CCT will control CCT Sub within the meaning of (S) 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

          9. Neither CCT nor CCT Sub has disposed of any assets or declared a special dividend as part of the Merger.

          10. Following the Merger, UniCAD will continue its historic business or it will use a significant portion of such assets in a business.

          11. CCT has no present plan or intention to liquidate UniCAD, to merge UniCAD with or into another corporation, to sell or otherwise dispose of any of the stock of UniCAD, or to cause UniCAD to sell or otherwise dispose of any of its assets or any of the assets acquired from CCT Sub in the Merger, except for dispositions made in the ordinary course of business or transfers described in (S) 368(a)(2)(C) of the Code.

          12. CCT has no plan or intention to cause UniCAD to issue additional shares of its stock that would result in CCT losing control of UniCAD within the meaning of (S) 368(c) of the Code.

          13. CCT and CCT Sub will pay their respective expenses, if any, incurred in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the merger (or
- --------  -------
the "plan of reorganization" within the meaning of Treas. Reg. (S) 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

          14. Neither CCT nor CCT Sub is an "investment company" within the meaning of (S) 368(a)(2)(F) of the Code.

          15. Neither CCT nor CCT Sub have any current plans or intentions to reacquire any of the CCT voting Common Stock issued in the Merger.

          16. CCT and CCT Sub are authorized to make all of the representations set forth herein.

     The undersigned recognizes that stockholders of, counsel to and accountants for UniCAD and counsel to and auditors for CCT and CCT Sub will rely upon the foregoing representations in evaluating the tax consequences of the Merger. The undersigned understands that counsel to UniCAD has not acted as counsel to the undersigned with respect to any matter related to the Merger. The undersigned has not relied on UniCAD or its counsel with respect to any legal matter related to the Merger or its tax consequences including, without limitation, any U.S. or Canadian federal tax consequences.

                                             Very truly yours,

                                             COOPER & CHYAN TECHNOLOGY, INC.
                                             a Delaware corporation



                                             -----------------------------------
                                             Robert D. Selvi
                                             Cheif Financial Officer



                                             CCT ACQUISITION CORP.
                                             a Massachusetts corporation



                                             -----------------------------------
                                             Robert D. Selvi
                                             President, Treasurer and Clerk

                                                                    Exhibit 2.7B

                             CERTIFICATE OF OFFICER
                                OF UNICAD, INC.

     The undersigned officer of UniCAD, Inc., a Massachusetts corporation ("UniCAD"), on behalf of the management of UniCAD, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, in connection with the proposed merger of a wholly-owned subsidiary ("Newco") of Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), with and into UniCAD, in a statutory merger and related transactions (the "Merger") pursuant to that certain Agreement and Plan of Reorganization by and between CCT and UniCAD dated as of July 22, 1996, (the "Plan of Reorganization"), and Exhibits thereto including, but not limited to, the Agreement of Merger, with UniCAD surviving the Merger, hereby represents that as of the time this certificate is executed, the following facts are now true and will continue to be true as of the Effective Time and Closing of the Merger and thereafter where relevant:

          1. UniCAD's principal reasons for participating in the Merger are bona fide business reasons.

          2. Immediately following the Merger, UniCAD will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by UniCAD immediately prior to the Merger. For the purpose of determining the percentage of the net and gross assets held by UniCAD immediately following the Merger for purposes of this representation, the following assets will be treated as property held by UniCAD immediately prior to but not subsequent to the Merger:
(i) assets disposed of by UniCAD prior to the Merger and in contemplation of the Merger (including without limitation any asset disposed of by UniCAD, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between UniCAD and CCT regarding the Merger (the "Pre-Merger Period")), (ii) assets used by UniCAD to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of UniCAD Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

          3. UniCAD has not disposed of any assets or declared a special dividend as part or in contemplation of the Merger.

          4. The total fair market value of all consideration other than CCT voting Common Stock received by UniCAD stockholders in exchange for their UniCAD Common Stock ("UniCAD Stock") in the Merger (including, without limitation, cash paid to UniCAD stockholders perfecting appraisal rights and cash paid in lieu of fractional shares) will be less than ten percent (10%) of the aggregate fair market value of UniCAD Stock outstanding immediately prior to the Merger.

          5. The liabilities of UniCAD and the liabilities to which the assets of UniCAD are subject were incurred by UniCAD in the ordinary course of its business.

          6. The fair market value of UniCAD's assets on the Effective Date which are transferred to CCT will exceed the aggregate liabilities of UniCAD plus the amount of liabilities, if any, to which such assets are subject.

          7.   UniCAD is not an "investment company" within the meaning of
(S)368(a)(2)(F) of the Internal Revenue Code of 1986, as amended, (the "Code").

          8. To the best of UniCAD's knowledge, there is no plan or intention on the part of any UniCAD stockholder (a "Plan") to engage in a sale, exchange, transfer, distribution (other than distributions by a partnership to its partners), pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of shares of CCT voting Common Stock to be issued to UniCAD stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Date of the Merger, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of UniCAD stock. For purposes of this representation, shares of UniCAD stock (or the portion thereof) (i) with respect to which a UniCAD stockholder receives consideration in the Merger other than CCT voting Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights and cash received in lieu of fractional shares) and/or (ii) with respect to which a sale occurs during the Pre-Merger Period, shall be considered shares of outstanding UniCAD Stock exchanged for CCT voting Common Stock in the Merger and then disposed of pursuant to a Plan.

          9. The payment of cash by CCT in lieu of issuing fractional shares of CCT voting Common Stock is solely for the purpose of avoiding the expense and inconvenience to CCT of issuing fractional shares and does not represent separately bargained-for consideration. The CCT fractional share interests to which each UniCAD stockholder may be entitled in the Merger will be aggregated so that no UniCAD stockholder will receive cash in an amount which would equal or exceed, in the aggregate, the value of one whole share of CCT voting Common Stock.

          10. Except with respect to (i) payments of cash to UniCAD stockholders perfecting appraisal rights; and (ii) payments of cash in lieu of fractional shares of CCT voting Common Stock, one hundred percent (100%) of the UniCAD Stock outstanding immediately prior to the Merger will be exchanged solely for CCT voting Common Stock. Thus, except as set forth in the preceding sentence, UniCAD intends that no consideration be paid or received (directly or indirectly, actually or constructively) for UniCAD Stock other than CCT voting Common Stock.

          11. On the Effective Date of the Merger, the fair market value of the CCT voting Common Stock and other consideration received by each UniCAD stockholder will be approximately equal to the aggregate fair market value of the UniCAD Stock surrendered in exchange therefor.

          12. Following the Merger, UniCAD will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in UniCAD that, if exercised or converted, would affect CCT's acquisition or retention of control of UniCAD within the meaning of (S) 368(c) of the Code.

          13. UniCAD and the stockholders of UniCAD will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided,
           --------
however, that to the extent any expenses relating to the Merger (or the "plan of
- -------
reorganization" within the meaning of Treasury Regulation (S) 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

          14. There is no intercorporate indebtedness existing between CCT and UniCAD or between Newco and UniCAD that was issued, acquired, or will be settled at a discount.

          15. None of the payments received by any stockholder of UniCAD from UniCAD which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of UniCAD Stock; the compensation paid by UniCAD to any stockholder of UniCAD is for services actually rendered and is commensurate with amounts paid to third parties bargaining at arm's length for similar services; none of the shares of CCT voting Common Stock to be received in the Merger by any stockholder of UniCAD is intended to be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of service.

          16. UniCAD is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of (S) 368(a)(3)(A) of the Code).

          17. UniCAD is authorized to make all of the representations set forth herein.

     The undersigned recognizes that stockholders of, counsel to and accountants for UniCAD and counsel to and auditors for CCT and Newco will rely upon the foregoing representations in evaluating the tax consequences of the Merger. The undersigned understands that counsel to CCT and Newco have not acted as counsel to the undersigned with respect to any matter related to the Merger. The undersigned has not relied on CCT, Newco or its counsel with respect to any legal matter related to the Merger or its tax consequences including, without limitation, any U.S. or Canadian federal tax consequences.

                         Very truly yours,

                         UniCAD, Inc.

                         a Massachusetts corporation



                         By:
                            ----------------------------------------------
                            Scott McLellan
                            President and Chief Executive Officer
                         Dated: August ___, 1996

                                      -3-